Filed Pursuant to Rule 424(b)(1)
1933 Act File No. 333-276455
1940 Act File No. 811-23758

1,240,000 Shares

EAGLE POINT INSTITUTIONAL INCOME FUND

PROSPECTUS

October 8, 2024

8.125% Series A Term Preferred Shares due 2029 Liquidation Preference $25.00 per share

600 Steamboat Road Suite 202 Greenwich, CT 06830 (844) 810-6501

Eagle Point Institutional Income Fund (the “Fund”) is a Delaware statutory trust registered under the Investment Company Act of 1940, as amended, as a non-diversified, closed-end management investment company. The Fund is managed by Eagle Point Credit Management LLC (the “Adviser”), which is registered as an investment adviser with the U.S. Securities and Exchange Commission (the “SEC”). The Fund has elected to be treated, and intends to qualify annually, as a regulated investment company (a “RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”).

The Fund’s primary investment objective is to generate high current income, with a secondary objective to generate capital appreciation.

Principal Investment Strategy. We seek to achieve our investment objectives by investing primarily in equity and junior debt tranches of collateralized loan obligations, or “CLOs,” that are collateralized by a portfolio consisting primarily of U.S. first lien, floating rate senior secured loans with a large number of distinct underlying borrowers across various industry sectors and ratings that are below investment grade. CLOs are pooled investment vehicles comprised primarily of senior secured loans. CLO equity is highly levered, volatile, and may suffer significant losses.

We may also invest in other related securities and instruments or other securities and investments that the Adviser believes are consistent with our investment objectives, including senior debt tranches of CLOs, loan accumulation facilities (“LAFs”), securities issued by other securitization vehicles (such as credit- linked notes, collateralized bond obligations (“CBOs”), and revolver CLOs), senior secured loans, corporate bonds and synthetic investments, such as significant risk transfer securities and credit risk transfer securities issued by banks or other financial institutions. The amount that we invest in other securities and instruments, which may include investments in debt and other securities issued by CLOs collateralized by non-U.S. loans and securities of other collective investment vehicles, will vary from time to time and, as such, may constitute a material part of our portfolio on any given date, all as based on our Adviser’s assessment of prevailing market conditions.

LAFs are short- to medium-term facilities often provided by the bank that will serve as the placement agent or arranger on a CLO transaction. LAFs typically incur leverage between four and six times prior to a CLO’s pricing.

The CLO securities in which we primarily seek to invest are unrated or rated below investment grade and considered speculative with respect to timely payment of interest and repayment of principal. Unrated and below investment grade securities are also sometimes referred to as “junk” securities. In addition, the CLO equity and junior debt securities in which we invest are highly leveraged (with CLO equity securities typically being leveraged approximately ten times), which significantly magnifies our risk of loss on such investments relative to senior debt tranches of CLOs. See “Risk Factors — Risks Related to Our Investments — Our investments in CLO securities and other structured finance securities involve certain risks.”

We may borrow funds to make investments. As a result, we would be exposed to the risk of borrowing (also known as leverage), which may be considered a speculative investment technique. Leverage increases the volatility of investments and magnifies the potential for loss on amounts invested, thereby increasing the risk associated with investing in our shares. See “Risk Factors — Risks Related to Our Investments — We may leverage our portfolio, which would magnify the potential for gain or loss on amounts invested and will increase the risk of investing in us.”

Our allocation to the foregoing categories of investments will vary over time. We may also invest in derivative instruments that are consistent with the foregoing investment objectives and strategy in the Adviser’s discretion.

We are offering 1,240,000 shares of our 8.125% Series A Term Preferred Shares due 2029, or the “Series A Term Preferred Shares” or “Shares.” We are required to redeem all outstanding Series A Term Preferred Shares on October 31, 2029, at a redemption price of $25.00 per share, or the “Liquidation Preference,” plus accumulated but unpaid dividends, if any, to, but excluding, the Mandatory Redemption Date (as defined below). At any time on or after October 17, 2026, we may, at our sole option, redeem the outstanding Series A Term Preferred Shares at a redemption price per share equal to the Liquidation Preference plus accumulated but unpaid dividends, if any, to, but excluding, the Redemption Date. In addition, if we fail to maintain asset coverage (as defined in Section 18(h) of the 1940 Act) of at least 200%, we will be required to redeem the number of preferred shares (which at our discretion may include any number or portion of the Series A Term Preferred Shares) that, when combined with any debt securities redeemed for failure to maintain the asset coverage required by the indenture governing such securities (if applicable), (1) results in us having asset coverage of at least 200%, or (2) if fewer, the maximum number of preferred shares that can be redeemed out of funds legally available for such redemption. In connection with any redemption for failure to maintain such asset coverage, we may, in our sole option, redeem such additional number of preferred shares that will result in asset coverage up to and including 285%. We intend to pay monthly dividends on the Series A Term Preferred Shares at an annual rate of 8.125% of the Liquidation Preference, or $2.03125 per share per year, beginning on November 29, 2024. The Series A Term Preferred Shares will rank senior in right of payment to our common shares of beneficial interest (“Common Shares”), will rank equally in right of payment with any preferred shares we may issue in the future and will be subordinated in right of payment to our existing and future indebtedness. Each holder of the Series A Term Preferred Shares will be entitled to one vote on each matter submitted to a vote of our shareholders, and the holders of all of our outstanding preferred shares and Common Shares will generally vote together as a single class. The holders of Series A Term Preferred Shares (together with any additional series of preferred shares we may issue in the future) are entitled as a class to elect two of our trustees and, if dividends on any outstanding preferred shares are in arrears by two years or more, to elect a majority of our trustees (and to continue to be so represented until all dividends in arrears have been paid or otherwise provided for).

We intend to list the Series A Term Preferred Shares on the New York Stock Exchange (“NYSE”) under the symbol “EIIA” so that trading will begin within 30 days after the date of this prospectus, subject to notice of issuance. The Series A Term Preferred Shares has no history of public trading. Even if Series A Term Preferred Shares are listed on an exchange as anticipated, such shares may be thinly traded and you may experience losses if you sell on the secondary market under these conditions. We may borrow funds to make investments. As a result, we would be exposed to the risk of borrowing (also known as leverage), which may be considered a speculative investment technique. Leverage increases the volatility of investments and magnifies the potential for loss on amounts invested thereby increasing the risk associated with investing in our Series A Term Preferred Shares.

Prior to the expected commencement of trading, the underwriters may, but are not obligated to, make a market in Series A Term Preferred Shares.

Investing in the Series A Term Preferred Shares involves a high degree of risk, including the risk of a substantial loss of investment. Before purchasing any Series A Term Preferred Shares, you should read the discussion of the principal risks of investing in the Series A Term Preferred Shares, which are summarized in “Prospectus Summary—Summary Risk Factors” beginning on page 9 and in “Risk Factors” beginning on page 26.

	Per Share	Total((1)
Public Offering Price	$25.00	$31,000,000
Sales Load (underwriting discounts and commissions)	$.78125	$968,750
Proceeds to the Fund Before Expenses(2)(3)	$24.21875	$30,031,250

(1)	We have granted the underwriters an option to purchase up to an additional 186,000 Shares at the public offering price, less the sales load payable by us, for 30 days after the date of this prospectus solely to cover overallotments, if any. If such option is exercised in full, the public offering price, sales load and proceeds to us before expenses will be $25.00, $1,114,062.50 and $34,535,937.50, respectively. See “Underwriting.”

(2)	Total offering expenses payable by us, excluding sales load, are estimated to be $500,000.

(3)	The proceeds to us before expenses will be reduced by the $0.242622 per share distribution on the Shares to be paid on November 29, 2024 for any Shares issued pursuant to the underwriters’ option to purchase additional Shares after the November 12, 2024 record date.

The underwriters expect to deliver the Shares on or about October 17, 2024.

Joint Book-Running Managers

Lucid Capital Markets	B. Riley Securities	Janney Montgomery Scott

Lead Managers

InspereX	Wedbush Securities	William Blair

This Prospectus concisely provides the information that a prospective investor should know about the Fund before investing. You are advised to read this Prospectus carefully and to retain it for future reference. Additional information about the Fund, including a statement of additional information (“SAI”) dated October 4, 2024, has been filed with the SEC. The SAI is incorporated by reference into, and is legally considered part of, this Prospectus. The Fund also produces both annual and semi-annual reports that contain important information about the Fund. The SAI and the annual and semi-annual reports, as well as additional information about the Fund are available upon request and without charge on our website, at www.epiif.com or by calling (203) 340-8500 or by email at EPIIF@eaglepointcredit.com. The SAI, and other information about the Fund, is also available on the SEC’s website (http://www.sec.gov). The address of the SEC’s Internet site is provided solely for the information of prospective investors and is not intended to be an active link.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined that this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Shares are not deposits or obligations of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and Shares are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

* * * * * *

You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition and results of operations may have changed since that date. We will notify holders of the Series A Term Preferred Shares promptly of any material change to this prospectus during the period in which we are required to deliver the prospectus.

PROSPECTUS SUMMARY

The following summary highlights some of the information contained in this prospectus. It is not complete and may not contain all the information that is important to a decision to invest in our securities. You should read carefully the more detailed information set forth under “Risk Factors” and the other information included in this prospectus and any applicable prospectus supplement. Except where the context suggests otherwise, the terms:

●	“Eagle Point Institutional Income Fund,” the “Fund,” “we,” “us” and “our” refer to Eagle Point Institutional Income Fund, a Delaware statutory trust and any consolidated subsidiaries;

●	“Eagle Point Credit Management” and “Adviser” refer to Eagle Point Credit Management LLC, a Delaware limited liability company; and

●	“Eagle Point Administration” and “Administrator” refer to Eagle Point Administration LLC, a Delaware limited liability company.

Eagle Point Institutional Income Fund

We are an externally managed, non-diversified closed-end management investment company that has registered as an investment company under the 1940 Act. We have elected to be treated, and intend to qualify annually, as a regulated investment company, or “RIC,” under Subchapter M of the Code.

Our primary investment objective is to generate high current income, with a secondary objective to generate capital appreciation. We seek to achieve our investment objectives by investing primarily in equity and junior debt tranches of CLOs that are collateralized by a portfolio consisting primarily of below investment grade U.S. senior secured loans with a large number of distinct underlying borrowers across various industry sectors. We may also invest in other related securities and instruments or other securities and instruments that the Adviser believes are consistent with our investment objectives, including senior debt tranches of CLOs, LAFs, securities issued by other securitization vehicles (such as credit-linked notes, CBOs, and revolver CLOs), senior secured loans, corporate bonds and synthetic investments, such as significant risk transfer securities and credit risk transfer securities issued by banks or other financial institutions. LAFs are short- to medium-term facilities often provided by the bank that will serve as the placement agent or arranger on a CLO transaction. LAFs typically incur leverage between four and six times prior to a CLO’s pricing. The amount that we will invest in other securities and instruments, which may include investments in debt and other securities issued by CLOs collateralized by non-U.S. loans and securities of other collective investment vehicles, will vary from time to time and, as such, may constitute a material part of our portfolio on any given date, all as based on the Adviser’s assessment of prevailing market conditions. Over the long term and under normal market conditions, management expects 60-80% of the Fund’s investment portfolio to be comprised of CLO equity investments and the balance to be comprised of CLO debt, corporate loans/bonds and other comparable investments consistent with our investment objectives. Such target allocations are subject to change without prior approval of or notice to shareholders. The CLO securities in which we primarily seek to invest are rated below investment grade or, in the case of CLO equity securities, are unrated, and are considered speculative with respect to timely payment of interest and repayment of principal. Unrated and below investment grade securities are also sometimes referred to as “junk” securities. In addition, the CLO equity and junior debt securities in which we invest are highly leveraged (with CLO equity securities typically being leveraged approximately ten times), which significantly magnifies our risk of loss on such investments.

The foregoing descriptions of our investment objectives and strategies do not reflect fundamental policies of ours and may be changed by our Board of Trustees without prior approval of our shareholders. See “Business.”

We seek to make investments in the primary and secondary markets. In the primary CLO market (i.e., acquiring securities at the inception of a CLO), we seek to invest in CLO securities that the Adviser believes have the potential to generate attractive risk-adjusted returns and to outperform other similar CLO securities issued within the respective vintage period. In the secondary CLO market (i.e., acquiring existing CLO securities), we seek to invest in CLO securities that the Adviser believes have the potential to generate attractive risk-adjusted returns.

The Adviser pursues a differentiated strategy within the CLO market focused on:

●	proactive and proprietary sourcing and identification of investment opportunities;

●	utilization of the Adviser’s methodical investment analysis and due diligence process;

●	active involvement at the CLO structuring and formation stage; and

●	taking, in many instances, significant stakes in CLO equity and junior debt tranches.

When we make a significant primary market investment in a particular CLO tranche, we generally expect to be able to influence the CLO’s key terms and conditions. In particular, the Adviser believes that the protective rights associated with holding a majority position in a CLO equity tranche (such as the ability to call the CLO after the non-call period, to refinance/reprice certain CLO debt tranches after a period of time and to influence potential amendments to the governing documents of the CLO) may reduce our risk in these investments and/or enhance an investment’s potential return. We may acquire a majority position in a CLO tranche directly, or we may benefit from the advantages of a majority position where both we and other accounts managed by the Adviser collectively hold a majority position, subject to any restrictions on our ability to invest alongside such other accounts. See “Business — Other Investment Techniques — Co-Investment with Affiliates.”

We seek to construct a portfolio of CLO securities that provides varied exposure across a number of key categories, including:

●	number and investment style of CLO collateral managers who we believe to be the top performers

●	CLO vintage period

●	number of borrowers underlying each CLO; and

●	industry type of a CLO’s underlying borrowers.

The Adviser has a track record of constructing diversified portfolios of aforementioned categories in other funds and accounts managed by the Adviser. The Adviser has a long-term investment horizon and invests primarily with a buy-and-hold mentality. However, on an ongoing basis, the Adviser actively monitors each investment and may sell positions if circumstances change from the time of investment or if the Adviser believes it is in our best interest to do so.

Eagle Point Credit Management

The Adviser manages our investments subject to the supervision of our Board of Trustees pursuant to an investment advisory agreement, or the “Investment Advisory Agreement.” An affiliate of the Adviser, Eagle Point Administration LLC, performs, or arranges for the performance of, our required administrative services. For a description of the fees and expenses that we pay to the Adviser and the Administrator, see “Management.”

The Adviser is registered as an investment adviser with the SEC. As of June 30, 2024, the Adviser, collectively, with certain of its affiliates, had approximately $10 billion of total assets under management (including capital commitments that were undrawn as of such date).

The Adviser was established in November 2012 by Thomas P. Majewski and Stone Point Capital LLC, or “Stone Point,” as investment manager of the Trident Funds and related investment vehicles, which we refer to collectively as the “Trident Funds.” The Adviser is wholly owned by Eagle Point Holdings LP (“EP Holdings”). EP Holdings, in turn is primarily owned by certain of the Trident Funds through intermediary holding companies. Additionally, the Adviser’s Investment Committee and certain other employees hold indirect ownership interests in the Adviser. The Adviser is ultimately governed through intermediary holding companies by a board of managers, or the “Adviser’s Board of Managers,” which includes Mr. Majewski and certain principals of Stone Point. See “Management” below and “Management of the Fund–Adviser’s Board of Managers” in the SAI.

The Adviser’s Investment Committee is ultimately responsible for our day-to-day investment management and the implementation of our investment strategy and process. All final investment decisions are made by the Investment Committee or, in some cases, other senior members of the Adviser’s investment team pursuant to delegated authority. The Investment Committee is led by Mr. Majewski, Managing Partner of the Adviser, and is also comprised of Daniel W. Ko, Senior Principal and Portfolio Manager, and Daniel M. Spinner, Senior Principal and Portfolio Manager. See “Management — Investment Committee” for additional information regarding the experience of the members of the Adviser’s Investment Committee.

In addition to managing our investments, the Adviser and its affiliates and the members of the Investment Committee manage investment accounts for other clients, including other closed-end management investment companies that are registered under the 1940 Act, privately offered pooled investment vehicles and institutional separate accounts. Many of these accounts pursue an investment strategy that substantially or partially overlaps with the strategy that we pursue.

Financing and Hedging Strategy

Leverage by the Fund.  We may use leverage as and to the extent permitted by the 1940 Act. We are permitted to obtain leverage using any form of financial leverage instruments, including funds borrowed from banks or other financial institutions, margin facilities, notes or preferred shares and leverage attributable to reverse repurchase agreements or similar transactions. Certain instruments that create leverage are considered to be senior securities under the 1940 Act. With respect to senior securities representing indebtedness (i.e., borrowing or deemed borrowing), other than temporary borrowings as defined under the 1940 Act, we are required under current law to have an asset coverage of at least 300%, as measured at the time of borrowing and calculated as the ratio of our total assets (less all liabilities and indebtedness not represented by senior securities) over the aggregate amount of our outstanding senior securities representing indebtedness. With respect to senior securities that are stocks (i.e. preferred shares, including the Series A Term Preferred Shares), we are required under current law to have an asset coverage of at least 200%, as measured at the time of the issuance of any such preferred shares and calculated as the ratio of our total assets (less all liabilities and indebtedness not represented by senior securities) over the aggregate amount of our outstanding senior securities representing indebtedness plus the aggregate liquidation preference of any outstanding preferred shares.

Over the long term, management expects us to operate under normal market conditions generally with leverage within a range of 25-35% of total assets, including through the issuance of preferred shares (such as the Series A Term Preferred Shares in this offering), although the actual amount of our leverage will vary from time to time. We expect that we will, or that we may need to, raise additional capital in the future to fund our continued growth, and we may do so by entering into a credit facility, issuing preferred shares or debt securities or through other leveraging instruments. Subject to the limitations under the 1940 Act, we may incur additional leverage opportunistically or not at all and may choose to increase or decrease our leverage. We may use different types or combinations of leveraging instruments at any time based on the Adviser’s assessment of market conditions and the investment environment, including forms of leverage other than preferred shares, debt securities and/or credit facilities. In addition, we may borrow for temporary, emergency or other purposes as permitted under the 1940 Act, which indebtedness would generally not be subject to the asset coverage requirements described above. By leveraging our investment portfolio, we may create an opportunity for increased net income and capital appreciation. However, the use of leverage also involves significant risks and expenses, which will be borne entirely by our shareholders, and our leverage strategy may not be successful. For example, the more leverage is employed, the more likely a substantial change will occur in our NAV per share of our Shares. See “Risk Factors — Risks Related to Our Investments — We may leverage our portfolio, which would magnify the potential for gain or loss on amounts invested and will increase the risk of investing in us.”

On June 28, 2024, we entered into a credit agreement with BNP Paribas, as lender, that established a revolving credit facility secured by certain of our assets, or the “BNP Credit Facility”. Pursuant to the terms of the BNP Credit Facility, we can borrow up to an aggregate principal balance of $25,000,000. Such borrowings under the BNP Credit Facility bear interest at Term SOFR plus a spread under the credit agreement. We are required to pay a commitment fee on the unused amount. The BNP Credit Facility contains certain covenants with which we need to comply. The BNP Credit Facility matures on the earlier of (i) the termination of the loan commitment in accordance with the terms of the credit agreement and (ii) the scheduled maturity date of June 28, 2025. As of September 30, 2024, $9.8 million was outstanding under the BNP Credit Facility.

In the event we fail to meet our applicable asset coverage ratio requirements, we may not be able to incur additional debt and/or issue preferred shares, and could be required by law or otherwise to sell a portion of our investments to repay some debt or redeem preferred shares (if any) when it is disadvantageous to do so, which could have a material adverse effect on our operations, and we may not be able to make certain distributions or pay dividends of an amount necessary to continue to qualify as a RIC for U.S. federal income tax purposes.

Derivative Transactions.  We may engage in “Derivative Transactions,” as described below, from time to time. To the extent we engage in Derivative Transactions, we expect to do so to hedge against interest rate, credit, currency and/or other risks risk, or for other investment or risk management purposes. We may use Derivative Transactions for investment purposes to the extent consistent with our investment objectives if the Adviser deems it appropriate to do so. We may purchase and sell a variety of derivative instruments, including exchange-listed and over-the-counter, or “OTC,” options, futures, options on futures, swaps and similar instruments, various interest rate transactions, such as swaps, caps, floors or collars, and credit transactions and credit default swaps. We also may purchase and sell derivative instruments that combine features of these instruments. Collectively, we refer to these financial management techniques as “Derivative Transactions.” Our use of Derivative Transactions, if any, will generally be deemed to create leverage for us and involves significant risks. No assurance can be given that our strategy and use of derivatives will be successful, and our investment performance could diminish compared with what it would have been if Derivative Transactions were not used. See “Risk Factors — Risks Related to Our Investments — We are subject to risks associated with any hedging or Derivative Transactions in which we participate.”

Temporary Defensive Position. We may take a temporary defensive position and invest all or a substantial portion of our Managed Assets in cash or cash equivalents, government securities or short-term fixed income securities during periods in which we believe that adverse market, economic, political or other conditions make it advisable to maintain a temporary defensive position. As the CLOs and LAFs in which we invest are generally illiquid in nature, we may not be able to dispose of such investments and take a defensive position. To the extent that we invest defensively, we likely will not achieve our investment objectives.

Operating and Regulatory Structure

We are an externally managed, non-diversified closed-end management investment company that has registered as an investment company under the 1940 Act. As a registered closed-end management investment company, we are required to meet certain regulatory tests. See “Regulation as a Closed-End Management Investment Company.” In addition, we have elected to be treated, and intend to qualify annually, as a RIC under Subchapter M of the Code.

Our investment activities are managed by the Adviser and supervised by our Board of Trustees. Under the Investment Advisory Agreement, we have agreed to pay the Adviser an annual base management fee based on our “Managed Assets” as well as an incentive fee based on our “Pre-Incentive Fee Net Investment Income.” “Managed Assets” means our total assets (including assets attributable to our use of leverage) minus the sum of our accrued liabilities (other than liabilities incurred for the purpose of creating leverage). See “Management.” We have also entered into an administration agreement, which we refer to as the “Administration Agreement,” under which we have agreed to reimburse the Administrator for our allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations under the Administration Agreement. See “Management.”

Conflicts of Interest

Our executive officers and Trustees, and the Adviser and certain of its affiliates and their officers and employees, including the members of the Investment Committee, have several conflicts of interest as a result of the other activities in which they engage. The Adviser and the Administrator are affiliated with other entities engaged in the financial services business. In particular, the Adviser and the Administrator are affiliated with other Eagle Point advisers and Stone Point, and certain members of the Adviser’s ultimate Board of Managers are principals of Stone Point. Pursuant to certain management agreements, Stone Point has received delegated authority to act as the investment adviser of the Trident Funds. The Adviser and the Administrator are primarily owned indirectly by certain of the Trident Funds through intermediary holding companies. The Trident Funds and other private equity funds managed by Stone Point invest in financial services companies. These relationships may cause the Adviser’s or the Administrator’s and certain of their affiliates’ interests, and the interests of their officers and employees, including the members of the Investment Committee, to diverge from our interests and may result in conflicts of interest that may not be foreseen or resolved in a manner that is always or exclusively in our best interest.

Our executive officers and Trustees, as well as other current and potential future affiliated persons, officers and employees of the Adviser and certain of its affiliates, may serve as officers, Trustees or principals of, or manage the accounts for, other entities with investment strategies that substantially or partially overlap with the strategy that we pursue. Accordingly, they may have obligations to investors in those entities, the fulfillment of which obligations may not be in the best interests of us or our shareholders.

In order to address such conflicts of interest, we have, among other things, adopted a code of ethics under Rule 17j-1 of the 1940 Act. Similarly, the Adviser has separately adopted the “Adviser Code of Ethics.” The Adviser Code of Ethics requires the officers and employees of the Adviser to act in the best interests of the Adviser and its client accounts (including us), act in good faith and in an ethical manner, avoid conflicts of interests with the client accounts to the extent reasonably possible and identify and manage conflicts of interest to the extent that they arise. Personnel subject to each code of ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the code’s requirements. Our Trustees and officers, and the officers and employees of the Adviser, are also required to comply with applicable provisions of the U.S. federal securities laws and make prompt reports to supervisory personnel of any actual or suspected violations of law.

Pursuant to written investment allocation policies and procedures, the Adviser and its affiliates seek to allocate investment opportunities among accounts in a manner that is fair and equitable over time. In addition, an account managed by the Adviser, such as us, is expected to be considered for the allocation of investment opportunities together with other accounts managed by certain affiliates of the Adviser. There is no assurance that such opportunities will be allocated to any particular account equitably in the short-term or that any such account, including us, will be able to participate in all investment opportunities that are suitable for it. See “Conflicts of Interest — Code of Ethics and Compliance Procedures.”

Co-Investment with Affiliates.  In certain instances, we co-invest on a concurrent basis with other accounts managed by certain of the Adviser’s affiliates, subject to compliance with applicable exemptive relief, regulations and regulatory guidance and the Adviser’s written allocation procedures. Exemptive relief granted by the SEC permits us to participate in certain negotiated co-investments alongside other accounts managed by certain of the Adviser’s affiliates, subject to certain conditions including (i) that a majority of our Trustees who have no financial interest in the transaction and a majority of our Trustees who are not “interested persons,” as defined in the 1940 Act, of us approve the co-investment and (ii) the price, terms and conditions of the co-investment are the same for each participant, subject to the terms of the applicable exemptive order. See “Conflicts of Interest — Co-Investments and Related Party Transactions.”

Summary Risk Factors

The value of our assets, as well as the net asset value of our securities, will fluctuate. An investment in our securities should be considered risky, and you may lose all or part of your investment in us. Investors should consider their financial situation and needs, other investments, investment goals, investment experience, time horizons, liquidity needs and risk tolerance before investing in our securities. An investment in our securities may be speculative in that it involves a high degree of risk and should not be considered a complete investment program. We are designed primarily as a long-term investment vehicle, and our securities are not an appropriate investment for a short-term trading strategy. We can offer no assurance that returns, if any, on our investments will be commensurate with the risk of investment in us, nor can we provide any assurance that enough appropriate investments that meet our investment criteria will be available.

The following is a summary of certain principal risks of an investment in our Series A Term Preferred Shares and us. See “Risk Factors” for a more complete discussion of the risks of investing in us and our Series A Term Preferred Shares, including certain risks not summarized below.

●	Fixed Interest Rate Risk. Prices of fixed income investments, such as our Series A Term Preferred Shares, vary inversely with changes in market yields.

●	Subordination to Senior Indebtedness Risk. The Series A Term Preferred Shares will be subordinated to any credit facility or other borrowings that we secure (including borrowings under the BNP Credit Facility) and any unsecured indebtedness that we may incur in the future. Therefore, dividends, distributions and other payments to holders of Series A Term Preferred Shares in liquidation or otherwise may be subject to prior payments.

●	Downgrade of Credit Rating Risk. A downgrade, suspension or withdrawal of the credit rating assigned by a rating agency to us or the Series A Term Preferred Shares, if any, or change in the debt markets could cause the liquidity or market value of the Series A Term Preferred Shares to decline significantly.

●	Early Redemption Risk. We may voluntarily redeem some or all of the outstanding Series A Term Preferred Shares on or after October 17, 2026 or to meet regulatory requirements and the asset coverage requirements of such Shares. Any such redemption may occur at a time that is unfavorable to holders of the Series A Term Preferred Shares.

●	Lack of Trading Market Risk. We intend to list the Series A Term Preferred Shares on the NYSE so that trading on the exchange will begin within 30 days. Prior to the expected commencement of trading, the underwriters may, but are not obligated to, make a market in the Series A Term Preferred Shares.

●	Risks of Investing in CLOs and Other Structured Debt Securities. CLOs and other structured finance securities are generally backed by a pool of credit-related assets that serve as collateral. Accordingly, CLO and structured finance securities present risks similar to those of other types of credit investments, including default (credit), interest rate and prepayment risks. In addition, CLOs and other structured finance securities are often governed by a complex series of legal documents and contracts, which increases the risk of dispute over the interpretation and enforceability of such documents relative to other types of investments. There is also a risk that the trustee of a CLO does not properly carry out its duties to the CLO, potentially resulting in loss to the CLO. CLOs are also inherently leveraged vehicles and are subject to leverage risk.

●	Subordinated Securities Risk. CLO equity and junior debt securities that we may acquire are subordinated to more senior tranches of CLO debt. CLO equity and junior debt securities are subject to increased risks of default relative to the holders of superior priority interests in the same CLO. In addition, at the time of issuance, CLO equity securities are under-collateralized in that the face amount of the CLO debt and CLO equity of a CLO at inception exceed its total assets. We will typically be in a first loss or subordinated position with respect to realized losses on the underlying assets held by the CLOs in which we are invested.

●	High Yield Investment Risk. The CLO equity and junior debt securities that we acquire are typically rated below investment grade, or in the case of CLO equity securities unrated, and are therefore considered “higher yield” or “junk” securities and are considered speculative with respect to timely payment of interest and repayment of principal. The senior secured loans and other credit-related assets underlying CLOs are also typically higher yield investments. Investing in CLO equity and junior debt securities and other high yield investments involves greater credit and liquidity risk than investment grade obligations, which may adversely impact our performance.

●	Leverage Risk. The use of leverage, whether directly or indirectly through investments such as CLO equity or junior debt securities that inherently involve leverage, may magnify our risk of loss. CLO equity or junior debt securities are very highly leveraged (with CLO equity securities typically being leveraged ten times), and therefore the CLO securities in which we invest are subject to a higher degree of risk of loss since the use of leverage magnifies losses.

●	Credit Risk. If (1) a CLO in which we invest, (2) an underlying asset of any such CLO or (3) any other type of credit investment in our portfolio declines in price or fails to pay interest or principal when due because the issuer or debtor, as the case may be, experiences a decline in its financial status, our income and/or NAV would be adversely impacted.

●	Limited Operating History. We are a non-diversified, closed-end management investment company with limited operating history as such. While the Adviser has a multi-year track record investing in CLO securities, prospective investors have a limited track record and history on which to base their investment decision in this Fund. We are subject to all of the business risks and uncertainties associated with any new business, including the risk that we will not achieve our investment objective, achieve our desired portfolio composition, or raise sufficient capital.

●	Key Personnel Risk. We are dependent upon the key personnel of the Adviser, including the members of the Investment Committee, for our future success.

●	Conflicts of Interest Risk. Our executive officers and Trustees, and the Adviser and certain of its affiliates and their officers and employees, including the Members of the Investment Committee, have several conflicts of interest as a result of the other activities in which they engage.

●	Prepayment Risk. The assets underlying the CLO securities in which we invest are subject to prepayment by the underlying corporate borrowers. In addition, the CLO securities and related investments in which we invest are subject to prepayment risk. If we or a CLO collateral manager are unable to reinvest prepaid amounts in a new investment with an expected rate of return at least equal to that of the investment repaid, our investment performance will be adversely impacted.

●	Liquidity Risk. Generally, there is no public market for the CLO investments we target. As such, we may not be able to sell such investments quickly, or at all. If we are able to sell such investments, the prices we receive may not reflect the Adviser’s assessment of their fair value or the amount paid for such investments by us.

●	Incentive Fee Risk. Our incentive fee structure and the formula for calculating the fee payable to the Adviser may incentivize the Adviser to pursue speculative investments and use leverage in a manner that adversely impacts our performance.

●	Fair Valuation of Our Portfolio Investments. Generally, there is no public market for the CLO investments we target. As a result, the Adviser values these securities at fair value in accordance with the requirements of the 1940 Act. The Adviser’s determinations of the fair value of our investments have a material impact on our net earnings through the recording of unrealized appreciation or depreciation of investments and may cause our NAV on a given date to understate or overstate, possibly materially, the value that we ultimately realize on one or more of our investments.

●	Limited Investment Opportunities Risk. The market for CLO securities is more limited than the market for other credit related investments. We can offer no assurances that sufficient investment opportunities for our capital will be available.

●	Non-Diversification Risk. We are a non-diversified investment company under the 1940 Act and expect to hold a narrower range of investments than a diversified fund under the 1940 Act.

●	Market Risk. Political, regulatory, economic and social developments, and developments that impact specific economic sectors, industries or segments of the market, can affect the value of our investments. A disruption or downturn in the capital markets and the credit markets could impair our ability to raise capital, reduce the availability of suitable investment opportunities for us or adversely and materially affect the value of our investments, any of which would negatively affect our business. These risks may be magnified if certain events or developments adversely interrupt the global supply chain, and could affect companies worldwide.

●	Loan Accumulation Facility Risk. We may invest in LAFs, which are short to medium term facilities often provided by the bank that will serve as placement agent or arranger on a CLO transaction and which acquire loans on an interim basis which are expected to form part of the portfolio of a future CLO. Investments in LAFs have risks similar to those applicable to investments in CLOs. Leverage is typically utilized in such a facility and as such the potential risk of loss will be increased for such facilities employing leverage. In the event a planned CLO is not consummated, or the loans are not eligible for purchase by the CLO, the Fund may be responsible for either holding or disposing of the loans. This could expose the Fund primarily to credit and/or mark-to-market losses, and other risks.

●	Synthetic Investments Risk. We may invest in synthetic investments, including significant risk transfer securities and credit risk transfer securities, which are fixed- or floating-rate unsecured general obligations issued by banks or other financial institutions, or acquire interests in lease agreements that have the general characteristics of loans and are treated as loans for withholding tax purposes. In addition to the credit risks associated with the applicable reference assets, we will usually have a contractual relationship only with the counterparty of such synthetic investment, and not with the reference obligor of the reference asset. Accordingly, we will generally have no right to directly enforce compliance by the reference obligor with the terms of the reference asset nor will it have any rights of setoff against the reference obligor or rights with respect to the reference asset. We will not directly benefit from the collateral supporting the reference asset and will not have the benefit of the remedies that would normally be available to a holder of such reference asset. In addition, in the event of the insolvency of the counterparty, we may be treated as a general creditor of such counterparty, and will not have any claim with respect to the reference asset.

●	Currency Risk. Although we primarily make investments denominated in U.S. dollars, we may make investments denominated in other currencies. Our investments denominated in currencies other than U.S. dollars will be subject to the risk that the value of such currency will decrease in relation to the U.S. dollar. We may or may not hedge currency risk.

●	Hedging Risk. Hedging transactions seeking to reduce risks may result in poorer overall performance than if we had not engaged in such hedging transactions. Additionally, such transactions may not fully hedge the relevant risks.

●	Reinvestment Risk. CLOs will typically generate cash from asset repayments and sales that may be reinvested in substitute assets, subject to compliance with applicable investment tests. If the CLO collateral manager causes the CLO to purchase substitute assets at a lower yield than those initially acquired (for example, during periods of loan compression or as may be required to satisfy a CLO’s covenants) or sale proceeds are maintained temporarily in cash, it would reduce the excess interest-related cash flow, thereby having a negative effect on the fair value of our assets and the market value of our securities and potentially limiting our ability to make payments on the Series A Term Preferred Shares and/or causing a reduction in the market price of the Series A Term Preferred Shares. In addition, the reinvestment period for a CLO may terminate early, which would cause the holders of the CLO’s securities to receive principal payments earlier than anticipated. There can be no assurance that we will be able to reinvest such amounts in an alternative investment that provides a comparable return relative to the credit risk assumed.

●	Interest Rate Risk. The price of certain of our investments may be significantly affected by changes in interest rates, including increases and decreases in interest rates caused by governmental actions and/or other factors.

●	Refinancing Risk. If we incur debt financing and subsequently refinance such debt, the replacement debt may be at a higher cost and on less favorable terms and conditions. If we fail to extend, refinance or replace such debt financings prior to their maturity on commercially reasonable terms, our liquidity will be lower than it would have been with the benefit of such financings, which would limit our ability to grow, and holders of our Shares would not benefit from the potential for increased returns on equity that incurring leverage creates.

●	Tax Risk. If we fail to qualify for tax treatment as a RIC under Subchapter M of the Code for any reason, or otherwise become subject to corporate income tax, the resulting corporate taxes could substantially reduce our net assets, the amount of income available for distributions to shareholders, including holders of the Series A Term Preferred Shares, and the amount of income available for payment of our other liabilities.

●	Derivatives Risk. Derivative instruments in which we may invest may be volatile and involve various risks different from, and in certain cases greater than, the risks presented by other instruments. The primary risks related to derivative transactions include counterparty, correlation, liquidity, leverage, volatility, OTC trading, operational and legal risks. In addition, a small investment in derivatives could have a large potential impact on our performance, effecting a form of investment leverage on our portfolio. In certain types of derivative transactions, we could lose the entire amount of our investment; in other types of derivative transactions the potential loss is theoretically unlimited.

●	Counterparty Risk. We may be exposed to counterparty risk, which could make it difficult for us or the CLOs in which we invest to collect on obligations, thereby resulting in potentially significant losses.

●	Global Economy Risk. Global economies and financial markets are highly interconnected, and conditions and events in one country, region or financial market may adversely impact issuers in a different country, region or financial market.

●	Price Risk. Investors who buy shares at different times will likely pay different prices.

●	Global Risks. Due to highly interconnected global economies and financial markets, the value of our securities and our underlying investments may go up or down in response to governmental actions and/or general economic conditions throughout the world. Events such as war, military conflict, acts of terrorism, social unrest, natural disasters, recessions, inflation, rapid interest rate changes, supply chain disruptions, sanctions, the spread of infectious illness or other public health threats could also significantly impact us and its investments.

●	Closed-end Fund; Liquidity Risks. The Fund is a non-diversified closed-end management investment company designed primarily for long-term investors and is not intended to be a trading vehicle. An investor should not invest in the Fund if the investor needs a liquid investment.

Our Corporate Information

Our offices are located at 600 Steamboat Road, Suite 202, Greenwich, CT 06830, and our telephone number is (203) 340-8500.

SUMMARY OF THE OFFERING

Issuer	Eagle Point Institutional Income Fund (the “Fund”) is a Delaware statutory trust registered under the Investment Company Act of 1940, as amended, as a non-diversified, closed-end management investment company.

Securities Offered by Us	The Fund is offering 1,240,000 Series A Term Preferred Shares. An additional 186,000 Series A Term Preferred Shares will be issuable pursuant to an option granted to the underwriters to purchase additional Series A Term Preferred Shares.

Use of Proceeds	We intend to use the net proceeds from the sale of the Series A Term Preferred Shares to acquire investments in accordance with our investment objectives and strategies described in this prospectus, to make distributions to our shareholders and for general working capital purposes, including, at our Board’s discretion, making offers to repurchase our Common Shares pursuant to written tenders. See “Use of Proceeds.”

Listing	We intend to list the Series A Term Preferred Shares on the NYSE under the symbol “EIIA.” Trading in Series A Term Preferred Shares on the NYSE is expected to begin within 30 days after the date of this prospectus. Prior to the expected commencement of trading, the underwriters may, but are not obligated to, make a market in Series A Term Preferred Shares.

Liquidation Preference	In the event of a liquidation, dissolution or winding up of our affairs, holders of Series A Term Preferred Shares will be entitled to receive a liquidation distribution equal to the Liquidation Preference of $25.00 per share, plus an amount equal to accumulated but unpaid dividends, if any, on such shares (whether or not earned or declared, but excluding interest on such dividends) to, but excluding, the payment date.

Dividends

We intend to pay monthly dividends on the Series A Term Preferred Shares at a fixed annual rate of 8.125% of the Liquidation Preference ($2.03125 per share per year), or the “Dividend Rate.” Our Board of Trustees may determine not to pay, or may be precluded from paying, such dividends if our Board of Trustees believes it is not in the best interest of our shareholders or if we fail to maintain the asset coverage required by the 1940 Act. If we fail to redeem the Series A Term Preferred Shares as required on the Mandatory Redemption Date (as defined below) or fail to pay any dividend on the payment date for such dividend, the Dividend Rate will increase by 2.0% per annum until we redeem the Series A Term Preferred Shares or pay the dividend, as applicable. See “Description of the Series A Term Preferred Shares - Dividends - Adjustment to Fixed Dividend Rate - Default Period.” The Dividend Rate will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Cumulative cash dividends on each Series A Term Preferred Share will be payable monthly, when, as and if declared, or under authority granted, by our Board of Trustees out of funds legally available for such payment. The first period for which dividends on the Series A Term Preferred Shares offered pursuant to this prospectus will be calculated (each such period, a “Dividend Period”) will commence upon the closing of the offering, or the “Date of Original Issue,” and will end on, but exclude, November 29, 2024. See “Description of the Series A Term Preferred Shares - Dividends - Dividend Periods.”

Ranking	The Series A Term Preferred Shares will be senior securities that constitute capital stock. The Series A Term Preferred Shares will rank:

●	senior to our Common Shares in priority of payment of distributions and dividends and as to the distribution of assets upon dissolution, liquidation or the winding-up of our affairs;

●	equal in priority with all other series of preferred shares we may issue in the future as to priority of payment of dividends and as to distributions of assets upon dissolution, liquidation or the winding-up of our affairs; and

●	subordinate in right of payment to the holders of our existing and future indebtedness (including any indebtedness under the BNP Credit Facility).

Subject to the asset coverage requirements of the 1940 Act, we may issue additional series of preferred shares (or additional Series A Term Preferred Shares), but we may not issue additional classes of capital stock that rank senior or junior to the Series A Term Preferred Shares as to priority of payment of dividends or as to the distribution of assets upon dissolution, liquidation or winding-up of our affairs.

Mandatory Term Redemption

We are required to redeem all outstanding Series A Term Preferred Shares on October 31, 2029, or the “Mandatory Redemption Date,” at a redemption price equal to the Liquidation Preference plus an amount equal to accumulated but unpaid dividends, if any, on such shares (whether or not earned or declared, but excluding interest on such dividends) to, but excluding, the Mandatory Redemption Date. See “Description of the Series A Term Preferred Shares - Redemption.”

We cannot effect any modification of or repeal our obligation to redeem the Series A Term Preferred Shares on the Mandatory Redemption Date without the prior unanimous approval of the holders of the Series A Term Preferred Shares.

Leverage

We may use leverage as and to the extent permitted by the 1940 Act. We are permitted to obtain leverage using any form of financial leverage instruments, including funds borrowed from banks or other financial institutions, margin facilities, preferred shares, or notes and leverage attributable to reverse repurchase agreements or similar transactions. We expect that we will, or that we may need to, raise additional capital in the future to fund our continued growth and may do so by further increasing our leverage through entry into a credit facility, issuance of additional preferred shares or debt securities or other leveraging instruments. In addition, the fact that the Management Fee is payable based upon our Managed Assets, which would include any borrowings for investment purposes, creates an incentive for the Adviser to cause the Fund to use leverage to make additional investments, including when it may not be appropriate to do so.

Certain instruments that create leverage are considered to be senior securities under the 1940 Act. With respect to senior securities that are stocks (i.e., preferred shares, including the Series A Term Preferred Shares), we are required to have an asset coverage of at least 200%, as measured at the time of the issuance of any such preferred shares and calculated as the ratio of our total assets (less all liabilities and indebtedness not represented by senior securities) over the aggregate amount of our outstanding senior securities representing indebtedness plus the aggregate liquidation preference of any outstanding preferred shares.

With respect to senior securities representing indebtedness (i.e., borrowing or deemed borrowing), other than temporary borrowings as defined under the 1940 Act, we are required to have an asset coverage of at least 300%, as measured at the time of borrowing and calculated as the ratio of our total assets (less all liabilities and indebtedness not represented by senior securities) over the aggregate amount of our outstanding senior securities representing indebtedness.

Over the long term, management expects us to operate under normal market conditions generally with leverage within a range of 25-35% of total assets, including through borrowings under the BNP Credit Facility and the issuance of preferred shares (such as the Series A Term Preferred Shares in this offering), although the actual amount of our leverage will vary from time to time.

In addition, while any senior securities remain outstanding, we generally must make provisions to prohibit any distribution to our shareholders or the repurchase of such securities or shares unless we meet the applicable asset coverage ratio at the time of the distribution or repurchase.

The Fund’s underlying investments may also utilize leverage. For example, the CLO equity and junior debt securities in which we invest are highly leveraged (with CLO equity securities typically being leveraged approximately ten times), which significantly magnifies our risk of loss on such investments. See “Risk Factors – Risks Related to Our Investments.”

Mandatory Redemption for Asset Coverage

If we fail to maintain asset coverage (as defined in Section 18(h) of the 1940 Act) of at least 200% as of the close of business on the last business day of any calendar quarter and such failure is not cured by the close of business on the date that is 30 calendar days following the filing date of our Annual Report on Form N-CSR, Semiannual Report on Form N-CSRS or Reports on Form N-PORT, as applicable, for that quarter, or the “Asset Coverage Cure Date,” then we will be required to redeem, within 90 calendar days of the Asset Coverage Cure Date, the number of preferred shares (which at our discretion may include any number or portion of the Series A Term Preferred Shares), that, when combined with any debt securities redeemed for failure to maintain the asset coverage required by the indenture governing such securities (if applicable), (1) results in us having asset coverage of at least 200%, or (2) if fewer, the maximum number of preferred shares that can be redeemed out of funds legally available for such redemption. In connection with any redemption for failure to maintain such asset coverage, we may, in our sole option, redeem such additional number of preferred shares that will result in asset coverage up to and including 285%.

If Series A Term Preferred Shares are to be redeemed for failure to maintain asset coverage of at least 200%, such shares will be redeemed at a redemption price equal to the Liquidation Preference plus accumulated but unpaid dividends, if any, on such shares (whether or not declared, but excluding interest on accumulated but unpaid dividends, if any) to, but excluding, the date fixed for such redemption. See “Description of the Series A Term Preferred Shares - Redemption - Redemption for Failure to Maintain Asset Coverage.”

Optional Redemption	At any time on or after October 17, 2026, we may, in our sole option, redeem the outstanding Series A Term Preferred Shares in whole or, from time to time, in part, out of funds legally available for such redemption, at the Liquidation Preference plus an amount equal to accumulated but unpaid dividends, if any, on such shares (whether or not earned or declared, but excluding interest on such dividends) to, but excluding, the date fixed for such redemption. See “Description of the Series A Term Preferred Shares - Redemption - Optional Redemption.”

Voting Rights

Except as otherwise provided in our Declaration of Trust or as otherwise required by law, (1) each holder of Series A Term Preferred Shares will be entitled to one vote for each Series A Term Preferred Share held on each matter submitted to a vote of our shareholders and (2) the holders of all outstanding preferred shares, including the Series A Term Preferred Shares, and Common Shares will vote together as a single class; provided that holders of preferred shares (including the Series A Term Preferred Shares) voting separately as a class, will be entitled to elect two (2) of our Trustees, or the “Preferred Trustees,” and, if we fail to pay dividends on any outstanding preferred shares, including the Series A Term Preferred Shares, in an amount equal to two (2) full years of dividends, and continuing until such failure is cured, will be entitled to elect a majority of our Trustees.

Holders of Series A Term Preferred Shares will also vote separately as a class on any matter that materially and adversely affects any preference, right or power of holders of the Series A Term Preferred Shares. See “Description of the Series A Term Preferred Shares - Voting Rights.”

Conversion Rights	The Series A Term Preferred Shares have no conversion rights.

Redemption and Paying Agent	We have entered into a Transfer Agency and Registrar Services Agreement with Equiniti Trust Company, LLC, or the “Redemption and Paying Agent.” Under this agreement, the Redemption and Paying Agent will serve as transfer agent and registrar, dividend disbursing agent and redemption and paying agent with respect to the Series A Term Preferred Shares.

U.S. Federal Income Taxes	We have elected to be treated, and intend to qualify annually, as a RIC under Subchapter M of the Code. For each taxable year that we so qualify, we will generally not be subject to U.S. federal income tax on our taxable income and gains that we distribute as dividends for U.S. federal income tax purposes to Fund shareholders. Prospective investors are urged to consult their own tax advisors regarding the tax implications associated with acquiring holding and disposing of an investment in the Series A Term Preferred Shares in light of their personal investment circumstances. See “U.S. Federal Income Tax Matters.”

Risk Factors	Investing in the Series A Term Preferred Shares involves risks. You should carefully consider the information set forth under the caption “Risk Factors” before deciding to invest in the Series A Term Preferred Shares.

Additional Information	We file annual and semi-annual reports and other information with the SEC. This information is available on the SEC’s website at www.sec.gov. This information is also available free of charge by contacting us at Eagle Point Institutional Income Fund, Attention: Investor Relations, by telephone at (203) 340-8500, or on our website at www.epiif.com.

Board of Trustees	The Fund has a Board of Trustees (each member a “Trustee” and, collectively, the “Board of Trustees”) that has overall responsibility for monitoring and overseeing the Fund’s investment program and its management and operations. A majority of the Trustees are not “interested persons” (as defined by the 1940 Act) of the Fund or the Adviser. See “Management.”

The Adviser

Eagle Point Credit Management LLC serves as the Fund’s investment adviser.

The Fund and the Adviser have entered into an investment advisory agreement (the “Investment Advisory Agreement”) that continues in effect from year to year if its continuation is approved annually by the Board of Trustees, including a majority of the independent Trustees. The Board, or the Fund’s shareholders, may terminate the Investment Advisory Agreement on 60 days’ prior written notice to the Adviser.

CONSOLIDATED FINANCIAL HIGHLIGHTS

The unaudited consolidated financial highlights contained in the Fund’s 2024 Semi-Annual Report are hereby incorporated by reference. No other parts of any Semi-Annual Report are incorporated by reference herein.

The audited consolidated financial highlights and related report of KPMG LLP, independent registered public accounting firm for the Fund, contained in the Fund’s 2023 Annual Report are hereby incorporated by reference. The audited consolidated financial highlights in the Fund’s Annual Report have been incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. No other parts of any Annual Report are incorporated by reference herein.

A copy of the Fund’s Annual Report and Semi-Annual Report may be obtained upon request and without charge by writing Eagle Point Institutional Income Fund, 600 Steamboat Road, Suite 202, Greenwich, CT 06830, visiting www.epiif.com, or by calling Eagle Point Institutional Income Fund, at (203) 340-8500 or be email at EPIIF@eaglepointcredit.com.

THE FUND

We are an externally managed, non-diversified closed-end management investment company that has registered as an investment company under the 1940 Act. As a registered closed-end management investment company, we are required to meet certain regulatory tests. See “Regulation as a Closed-End Management Investment Company.” In addition, we have elected to be treated, and intend to qualify annually, as a RIC under Subchapter M of the Code.

Our investment activities are managed by the Adviser and supervised by our Board of Trustees. Under the Investment Advisory Agreement, we have agreed to pay the Adviser an annual base management fee based on our Managed Assets as well as an incentive fee based on our “Pre-Incentive Fee Net Investment Income.” See “Management — Management Fee and Incentive Fee.” We have also entered into an administration agreement, which we refer to as the “Administration Agreement,” under which we have agreed to reimburse the Administrator for our allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations under the Administration Agreement. See “Management.”

USE OF PROCEEDS

The net proceeds of the offering will be approximately $29.5 million (or approximately $34.0 million if the underwriters exercise their option to purchase additional Series A Term Preferred Shares in full), after payment of the underwriting discounts and commissions and estimated offering costs.

Unless otherwise specified, we intend to use the net proceeds from the sale of our securities pursuant to this prospectus to acquire investments in accordance with our investment objectives and strategies described in this prospectus and for general working capital purposes, including, at our Board’s discretion, making offers to repurchase our Common Shares pursuant to written tenders. We cannot estimate the approximate amount intended to be used for each of these purposes. Such amounts will depend on our cash flow needs after closing of the offering, market conditions and other factors.

We currently anticipate that it will generally take approximately three to six months after the receipt of proceeds from the offering of securities to invest substantially all of the net proceeds of the offering in our targeted investments or otherwise utilize such proceeds, although such period may vary and depends on the size of the offering and the availability of appropriate investment opportunities consistent with our investment objectives and market conditions. We cannot assure you we will achieve our targeted investment pace, which may negatively impact our returns. Until appropriate investments or other uses can be found, we will invest in temporary investments, such as cash, cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less, which we expect will have returns substantially lower than the returns that we anticipate earning from investments in CLO securities and related investments, thereby reducing the amount of income available for distributions to the holders of the Series A Term Preferred Shares.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2024:

●	on an actual basis;

●	on a pro forma basis to give effect to (1) the payment of a distribution of $0.083 per Common Share on each of July 31, 2024 and August 30, 2024; (2) the issuance and sale of Common Shares from July 1, 2024 to August 31, 2024, yielding net proceeds to us of approximately $10.8 million; and (3) the repurchase by us of Common Shares in July 2024 pursuant to a tender offer, at a total repurchase cost incurred by us of approximately $1.8 million; and

●	on a pro forma (as adjusted) basis to give effect to (1) the adjustments described above; and (2) the issuance and sale of 1,240,000 Series A Term Preferred Shares in this offering (assuming no exercise of the underwriters’ option to purchase additional Series A Term Preferred Shares) at a public offering price of $25.00 per share, after deducting the assumed underwriting discounts and commissions payable by us and estimated offering expenses of approximately $500,000 payable by us.

	Actual	Pro Forma	Pro Forma (as adjusted)

	(Dollars in Thousands)
Assets:
Cash and cash equivalents	$2,879	$10,441	$39,972
Investments at fair value	79,063	79,063	79,063
Other assets	4,945	4,945	4,945
Total assets	$86,887	$94,449	$123,980
Liabilities:
8.125% Series A Term Preferred Stock Due 2029, par value $0.001 per share; unlimited shares authorized, 0 shares issued and outstanding, actual and pro forma, 1,240,000 shares issued and outstanding, pro forma as adjusted	$-	$-	$31,000
Other liabilities	9,027	9,027	9,027
Total liabilities	$9,027	$9,027	$40,027
Net Assets applicable to Common Shares; unlimited shares authorized, 7,813,240 shares issued and outstanding, actual; 8,714,119 shares issued and outstanding, pro forma and pro forma as adjusted	$77,860	$85,422	$83,953

Net Assets consist of:
Paid-in capital	$78,186	$87,155	$87,155
Aggregate distributable earnings (losses)	(326)	(1,733)	(3,202)

Total Net Assets	$77,860	$85,422	$83,953

SENIOR SECURITIES

We had no senior securities outstanding as of June 30, 2024.

BUSINESS

Eagle Point Institutional Income Fund was formed as a Delaware Statutory Trust on October 22, 2021, and is an externally managed, non-diversified closed-end management investment company registered under the 1940 Act.

Investment Objectives and Strategies

Our primary investment objective is to generate high current income, with a secondary objective to generate capital appreciation. We seek to achieve our investment objectives by investing primarily in equity and junior debt tranches of CLOs, that are collateralized by a portfolio consisting primarily of below investment grade U.S. senior secured loans with a large number of distinct underlying borrowers across various industry sectors. We may also invest in other related securities and instruments or other securities and instruments that the Adviser believes are consistent with our investment objectives, including senior debt tranches of CLOs, LAFs, securities issued by other securitization vehicles (such as credit-linked notes, CBOs, and revolver CLOs), senior secured loans, corporate bonds and synthetic investments, such as significant risk transfer securities and credit risk transfer securities issued by banks or other financial institutions. LAFs are short- to medium-term facilities often provided by the bank that will serve as the placement agent or arranger on a CLO transaction. LAFs typically incur leverage between four and six times prior to a CLO’s pricing. The amount that we will invest in other securities and instruments, which may include investments in debt and other securities issued by CLOs collateralized by non-U.S. loans and securities of other collective investment vehicles, will vary from time to time and, as such, may constitute a material part of our portfolio on any given date, all as based on the Adviser’s assessment of prevailing market conditions. Over the long term and under normal market conditions, management expects 60-80% of the Fund’s investment portfolio to be comprised of CLO equity investments and the balance to be comprised of CLO debt, corporate loans/bonds and other comparable investments consistent with our investment objectives. The CLO securities in which we primarily seek to invest are rated below investment grade or, in the case of CLO equity securities, are unrated, and are considered speculative with respect to timely payment of interest and repayment of principal. Unrated and below investment grade securities are also sometimes referred to as “junk” securities. In addition, the CLO equity and junior debt securities in which we invest are highly leveraged (with CLO equity securities typically being leveraged approximately ten times), which significantly magnifies our risk of loss on such investments.

Other Investment Techniques

Leverage. Over the long term, management expects us to operate under normal market conditions generally with leverage within a range of 25-35% of total assets, including through the issuance of preferred shares (such as the Series A Term Preferred Shares in this offering), although the actual amount of our leverage will vary from time to time. We expect that we will, or that we may need to, raise additional capital in the future to fund our continued growth, and we may do so by entering into a credit facility, issuing additional preferred shares or debt securities or through other leveraging instruments.

We may incur leverage, including through the offering of securities pursuant to this prospectus, as and to the extent permitted by the 1940 Act. We are permitted to obtain leverage using any form of financial leverage instruments, including funds borrowed from banks or other financial institutions, margin facilities, notes or preferred shares and leverage attributable to reverse repurchase agreements or similar transactions. We may further increase our leverage through entry into a credit facility or other leveraging instruments. Instruments that create leverage are generally considered to be senior securities under the 1940 Act. With respect to senior securities representing indebtedness (i.e., borrowing or deemed borrowing), other than temporary borrowings as defined under the 1940 Act and reverse repurchase agreements and similar financing transactions we elect to treat as Derivatives Transactions (as defined below), we are required under current law to have an asset coverage of at least 300%, as measured at the time of borrowing and calculated as the ratio of our total assets (less all liabilities and indebtedness not represented by senior securities) over the aggregate amount of our outstanding senior securities representing indebtedness. With respect to senior securities that are stocks (i.e., preferred shares, including the Series A Term Preferred Shares), we are required under current law to have an asset coverage of at least 200%, as measured at the time of the issuance of any such preferred shares and calculated as the ratio of our total assets (less all liabilities and indebtedness not represented by senior securities) over the aggregate amount of our outstanding senior securities representing indebtedness plus the aggregate liquidation preference of any outstanding preferred shares. See “Description of Capital Structure — Preferred Shares and Other Securities.”

Subject to the limitations under the 1940 Act, we may incur additional leverage opportunistically or not at all and may choose to increase or decrease our leverage. We may use different types or combinations of leveraging instruments at any time based on the Adviser’s assessment of market conditions and the investment environment. In addition, we may borrow for temporary or other purposes as permitted under the 1940 Act, which indebtedness would be in addition to the asset coverage requirements described above. By leveraging our investment portfolio, we may create an opportunity for increased net income and capital appreciation. However, the use of leverage also involves significant risks and expenses, and our leverage strategy may not be successful. Any event that adversely affects the value of an investment would be magnified to the extent leverage is utilized. Accordingly, the more leverage is employed, the more likely a substantial change will occur in the NAV per share of our Shares. See “Risk Factors — Risks Related to Our Investments — We may leverage our portfolio, which would magnify the potential for gain or loss on amounts invested and will increase the risk of investing in us.” The Adviser intends to leverage our portfolio only when it believes that the potential return on the additional investments acquired through the use of leverage is likely to exceed the costs incurred in connection with the use of leverage.

To the extent the income derived from investments purchased with funds received from leverage exceeds the cost of leverage, our return will be greater than if leverage had not been used. Conversely, if the income from the securities purchased with such funds is not sufficient to cover the cost of leverage or if we incur capital losses, our return will be less than if leverage had not been used, and therefore the amount available for distribution to holders of our capital stock as dividends and other distributions will be reduced or potentially eliminated. The Adviser may determine to maintain our leveraged position if it expects that the long-term benefits of maintaining the leveraged position will outweigh the current reduced return. We may be required to maintain minimum average balances in connection with borrowings or to pay a commitment or other fee to maintain a line of credit. Either of these requirements will increase the cost of borrowing over the stated interest rate. In addition, capital raised through the issuance of preferred shares, such as the Series A Term Preferred Shares, or borrowing will be subject to dividend payments or interest costs that may or may not exceed the income and appreciation on the assets purchased.

In connection with any credit facility, the lender may impose specific restrictions as a condition to borrowing. The credit facility fees may include up front structuring fees and ongoing commitment fees (including fees on amounts undrawn on the facility) in addition to the traditional interest expense on amounts borrowed. The credit facility may involve a lien on our assets. Similarly, to the extent we issue preferred shares or notes, we may be subject to fees, covenants and investment restrictions required by a national securities rating agency, as a result. Such covenants and restrictions imposed by a rating agency or lender may include asset coverage or portfolio composition requirements that are more stringent than those imposed on us by the 1940 Act. While it is not anticipated that these covenants or restrictions will significantly impede the Adviser in managing our portfolio in accordance with our investment objectives and policies, if these covenants or guidelines are more restrictive than those imposed by the 1940 Act, we would not be able to utilize as much leverage as we otherwise could have, which could reduce our investment returns. In addition, we expect that any notes we issue or credit facility we enter into would contain covenants that may impose geographic exposure limitations, credit quality minimums, liquidity minimums, concentration limitations and currency hedging requirements on us. These covenants would also likely limit our ability to pay distributions in certain circumstances, incur additional debt, change fundamental investment policies and engage in certain transactions, including mergers and consolidations. Such restrictions could cause the Adviser to make different investment decisions than if there were no such restrictions and could limit the ability of the Board of Trustees and our shareholders to change fundamental investment policies.

Our willingness to utilize leverage, and the amount of leverage we incur, will depend on many factors, the most important of which are investment outlook, market conditions and interest rates. Successful use of a leveraging strategy may depend on our ability to predict correctly interest rates and market movements, and there is no assurance that a leveraging strategy will be successful during any period in which it is employed. Any leveraging cannot be achieved until the proceeds resulting from the use of leverage have been invested in accordance with our investment objectives and policies. See “Risk Factors — Risks Related to Our Investments — We may leverage our portfolio, which would magnify the potential for gain or loss on amounts invested and will increase the risk of investing in us.”

Derivative Transactions.  We may engage in Derivative Transactions from time to time. To the extent we engage in Derivative Transactions, we expect to do so primarily to hedge against credit risks. In particular, we anticipate that the Fund would implement such hedging strategy by purchasing exchange-traded swaps or options on indices comprised of credit default swaps (e.g., the CDX High Yield Index). We may also use Derivative Transactions to hedge against other forms of risk, including interest rate risk, or for other investment or risk management purposes. We may use Derivative Transactions for investment purposes to the extent consistent with our investment objectives if the Adviser deems it appropriate to do so. We may purchase and sell a variety of derivative instruments, including exchange-listed and OTC options, futures, options on futures, swaps and similar instruments, various interest rate transactions, such as swaps, caps, floors or collars, and credit transactions and credit default swaps. We also may purchase and sell derivative instruments that combine features of these instruments. Our use of Derivative Transactions, if any, will generally be deemed to create leverage for us and involves significant risks. No assurance can be given that our strategy and use of derivatives will be successful, and our investment performance could diminish compared with what it would have been if Derivative Transactions were not used.

The Adviser has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (“CEA”) pursuant to Commodity Futures Trading Commission (“CFTC”) Regulation 4.5 under the CEA promulgated by the CFTC with respect to us, and we currently operate in a manner that would permit the Adviser to continue to claim such exclusion. See “Risk Factors — Risks Relating to Our Business and Structure — We are subject to the risk of legislative and regulatory changes impacting our business or the markets in which we invest” and “Risk Factors — Risks Related to Our Investments — We are subject to risks associated with any hedging or Derivative Transactions in which we participate.”

Rule 18f-4 under the 1940 Act permits us to enter into derivatives and other transactions that create future payment or delivery obligations, including short sales, notwithstanding the senior security provisions of the 1940 Act if we comply with certain VaR leverage limits, implement a derivatives risk management program and are subject to board oversight and reporting requirements, or otherwise comply with a “limited derivatives users” exception. We have elected to rely on the limited derivatives users exception. We may change this election and comply with the other provisions of Rule 18f-4 related to Derivatives Transactions at any time and without notice. To satisfy the limited derivatives users exception, we have adopted and implemented written policies and procedures reasonably designed to manage derivatives risk and limit derivatives exposure in accordance with Rule 18f-4. Rule 18f-4 also permits us to enter into reverse repurchase agreements or similar financing transactions notwithstanding the senior security provisions of the 1940 Act if we aggregate the amount of indebtedness associated with reverse repurchase agreements or similar financing transactions with the aggregate amount of any other senior securities representing indebtedness when calculating our asset coverage ratios as discussed above or treat all such transactions as Derivatives Transactions for all purposes under Rule 18f-4.

Illiquid Transactions.  Generally, investments will be purchased or sold by us in private markets, including securities that are not publicly traded or that are otherwise illiquid and securities acquired directly from the issuer.

Co-Investment with Affiliates.  In certain instances, we co-invest on a concurrent basis with other accounts managed by certain of the Adviser’s affiliates, subject to compliance with applicable exemptive relief, regulations and regulatory guidance and the Adviser’s written allocation procedures. Exemptive relief granted by the SEC permits us to participate in certain negotiated co-investments alongside other accounts managed by certain of the Adviser’s affiliates, subject to certain conditions including (i) that a majority of our Trustees who have no financial interest in the transaction and a majority of our Trustees who are not “interested persons,” as defined in the 1940 Act, of us approve the co-investment and (ii) the price, terms and conditions of the co-investment are the same for each participant, subject to the terms of the applicable exemptive order. A copy of the Adviser’s application for exemptive relief, including all of the conditions, and the related order are available on the SEC’s website at www.sec.gov.

RISK FACTORS

Investing in our securities involves a number of significant risks. In addition to the other information contained in this prospectus, you should consider carefully the following information before making an investment in the Series A Term Preferred Shares. The risks set out below are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us might also impair our operations and performance and the value of our securities. If any of the following events occur, our business, financial condition and results of operations could be materially adversely affected and the value of the Series A Term Preferred Shares may be impaired. In such case, the price of the Series A Term Preferred Shares could decline, and you may lose all or part of your investment.

Risks Relating to an Investment in the Series A Term Preferred Shares

Market yields may increase, which would result in a decline in the price of our Series A Term Preferred Shares.

The prices of fixed income investments, such as our Series A Term Preferred Shares, vary inversely with changes in market yields. The market yields on securities comparable to our preferred shares may increase, which would result in a decline in the secondary market price of our preferred shares prior to the redemption date of such Series A Term Preferred Shares. Our future debt securities, if any, would be expected to be subject to similar risks.

Prior to this offering, there has been no public market for the Series A Term Preferred Shares, and we cannot assure you that the market price of the Series A Term Preferred Shares will not decline following the offering.

We intend to list the Series A Term Preferred Shares on the NYSE so that trading on the exchange will begin within 30 days from the date of this prospectus, subject to notice of issuance. During a period of up to 30 days from the date of this prospectus, the Series A Term Preferred Shares will not be listed on any securities exchange. Prior to the expected commencement of trading, the underwriters may, but are not obligated to, make a market in the Series A Term Preferred Shares. Consequently, an investment in the Series A Term Preferred Shares during this period will be illiquid, and the holders may not be able to sell such securities. If a secondary market does develop during this period, holders of the Series A Term Preferred Shares may be able to sell such shares only at substantial discounts from Liquidation Preference.

If we are unable to list the Series A Term Preferred Shares on a national securities exchange, the holders of such securities may be unable to sell them at all, or if they are able to, only at substantial discounts from the Liquidation Preference. Even if the Series A Term Preferred Shares are listed on the NYSE as anticipated, there is a risk that the market for such shares may be thinly traded and relatively illiquid compared to the market for other types of securities, with the spread between the bid and asked prices considerably greater than the spreads of other securities with comparable terms and features.

A downgrade, suspension or withdrawal of the credit rating assigned by a rating agency to us or the Series A Term Preferred Shares, if any, or change in the debt markets could cause the liquidity or market value of the Series A Term Preferred Shares to decline significantly.

Any credit rating is an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in any credit ratings will generally affect the market value of the Series A Term Preferred Shares. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the Series A Term Preferred Shares. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. Neither we nor any underwriter undertakes any obligation to obtain or maintain any credit ratings or to advise holders of Series A Term Preferred Shares of any changes in any credit ratings. There can be no assurance that any credit ratings will remain for any given period of time or that such credit ratings will not be lowered or withdrawn entirely by the rating agencies if in their judgment future circumstances relating to the basis of the credit ratings, such as adverse changes in the Fund, so warrant. The conditions of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the Series A Term Preferred Shares.

The Series A Term Preferred Shares will be subordinate to the rights of holders of senior indebtedness.

While the holders of Series A Term Preferred Shares will have equal liquidation and distribution rights to any other series of preferred shares that may be issued in the future, they will be subordinated to the rights of holders of our senior indebtedness (including indebtedness under the BNP Credit Facility). Therefore, dividends, distributions and other payments to holders of the Series A Term Preferred Shares in liquidation or otherwise may be subject to prior payments due to the holders of senior indebtedness. In addition, the 1940 Act may provide debt holders with voting rights that are superior to the voting rights of the Series A Term Preferred Shares.

Substantial Repurchases. Substantial requests for the Fund to repurchase Common Shares could require the Fund to liquidate certain of its investments more rapidly than otherwise desirable in order to raise cash to fund the repurchases and achieve a market position appropriately reflecting a smaller asset base. This could have a material adverse effect on the net asset value of the Fund. To the extent the Fund obtains repurchase proceeds by disposing of its interest in certain CLO securities, the Fund will thereafter hold a larger proportion of its assets in the remaining CLO securities, some of whose interests at times may be less liquid or illiquid. In addition, substantial repurchases of Common Shares could result in a sizeable decrease in the Fund’s net assets, resulting in an increase in the Fund’s total annual operating expense ratio.

To the extent that repurchases of our Common Shares have a material adverse effect on the net asset value of the Fund or reduce the Fund’s liquidity, holders of the Series A Term Preferred Shares will be subjected to an increased likelihood that we will be forced to redeem some or all of their Series A Term Preferred Shares in order to comply with the asset coverage requirements described elsewhere in this prospectus.

The Series A Term Preferred Shares will be subject to a risk of early redemption, and holders may not be able to reinvest their funds.

We may voluntarily redeem some or all of the outstanding Series A Term Preferred Shares on or after October 17, 2026. We also may be forced to redeem some or all of the outstanding Series A Term Preferred Shares to meet regulatory requirements and the asset coverage requirements of such shares. Any such redemption may occur at a time that is unfavorable to holders of the Series A Term Preferred Shares. We may have an incentive to redeem the Series A Term Preferred Shares voluntarily before the Mandatory Redemption Date if market conditions allow us to issue other preferred shares or debt securities at a rate that is lower than the dividend rate on the outstanding Series A Term Preferred Shares. If we redeem Series A Term Preferred Shares before the Mandatory Redemption Date, the holders of such redeemed shares face the risk that the return on an investment purchased with proceeds from such redemption may be lower than the return previously obtained from the investment in the Series A Term Preferred Shares.

Holders of the Series A Term Preferred Shares will bear dividend risk.

We may be unable to pay dividends on our Series A Term Preferred Shares under some circumstances. The terms of any future indebtedness we may incur could preclude the payment of dividends in respect of equity securities, including our Series A Term Preferred Shares, under certain conditions.

There is a risk of delay in our redemption of our Series A Term Preferred Shares, and we may fail to redeem such securities as required by their terms.

We generally make investments in CLO vehicles whose securities are not traded in any public market. Substantially all of the investments we presently hold and the investments we expect to acquire in the future are, and will be, subject to legal and other restrictions on resale and will otherwise be less liquid than publicly traded securities. The illiquidity of our investments may make it difficult for us to obtain cash equal to the value at which we record our investments quickly if a need arises. If we are unable to obtain sufficient liquidity prior to the Mandatory Redemption Date, we may be forced to engage in a partial redemption or to delay a required redemption. If such a partial redemption or delay were to occur, the market price of Series A Term Preferred Shares might be adversely affected.

To the extent that our distributions represent a return of capital for U.S. federal income tax purposes, holders of the Series A Term Preferred Shares may recognize an increased gain or a reduced loss upon subsequent sales (including cash redemptions) of their preferred shares.

The dividends payable by us on the Series A Term Preferred Shares may exceed our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. If that were to occur, it would result in the amount of distributions that exceed our earnings and profits being treated first as a return of capital to the extent of a holder’s adjusted tax basis in the holder’s Series A Term Preferred Shares and then, to the extent of any excess over the holder’s adjusted tax basis in the holder’s Series A Term Preferred Shares, as capital gain. Any distribution that is treated as a return of capital will reduce the holder’s adjusted tax basis in the holder’s Series A Term Preferred Shares, and subsequent sales (including cash redemptions) of such holder’s Series A Term Preferred Shares will result in recognition of an increased taxable gain or reduced taxable loss due to the reduction in such adjusted tax basis. See “U.S. Federal Income Tax Matters - Taxation of Securityholders - Taxation of U.S. Resident Holders of Our Stock.”

Risks Related to the Offering

Management will have broad discretion as to the use of the proceeds, if any, from this offering and may not use the proceeds effectively.

We cannot specify with certainty all of the particular uses of the net proceeds, if any, of this offering. Our management will have significant flexibility in applying the net proceeds from this offering, and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Investors may not agree with our decisions, and our use of the proceeds may not yield any return on your investment. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management may use the net proceeds for purposes that may not improve our financial condition or market value. Our failure to apply the net proceeds of this offering effectively could impair our ability to pursue our growth strategy or could require us to raise additional capital. Pending their use, we intend to invest the net proceeds from the offering in temporary investments, such as cash, cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less. These investments may not yield a favorable return to our shareholders.

Risks Related to Our Investments

We have limited operating history as a closed-end investment company.

We are a non-diversified, closed-end management investment company with limited operating history. As a result, we do not have significant financial information on which you can evaluate an investment in us or our prior performance. We are subject to all of the business risks and uncertainties associated with any new business, including the risk that we will not achieve our investment objectives, achieve its desired portfolio composition, or raise sufficient capital and that the value of your investment could decline substantially or become worthless. The Fund currently anticipates investing proceeds from the sale of its Shares within three to six months of the receipt of such proceeds, depending on the availability of appropriate investment opportunities consistent with our investment objectives and market conditions. During this period, we will invest in temporary investments, such as cash, cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less. We expect will have returns substantially lower than the returns that we anticipate earning from investments in CLO securities and related investments.

Investing in senior secured loans indirectly through CLO securities involves particular risks.

We obtain exposure to underlying senior secured loans through our investments in CLOs but may obtain such exposure directly or indirectly through other means from time to time. Such loans may become nonperforming or impaired for a variety of reasons. Nonperforming or impaired loans may require substantial workout negotiations or restructuring that may entail a substantial reduction in the interest rate and/or a substantial write-down of the principal of the loan. In addition, because of the unique and customized nature of a loan agreement and the private syndication of a loan, certain loans may not be purchased or sold as easily as publicly traded securities, and, historically, the trading volume in the loan market has been small relative to other markets. Loans may encounter trading delays due to their unique and customized nature, and transfers may require the consent of an agent bank and/or borrower. Risks associated with senior secured loans include the fact that prepayments generally may occur at any time without premium or penalty.

In addition, the portfolios of certain CLOs in which we invest may contain middle market loans. Loans to middle market companies may carry more inherent risks than loans to larger, publicly traded entities. These companies generally have more limited access to capital and higher funding costs, may be in a weaker financial position, may need more capital to expand or compete, and may be unable to obtain financing from public capital markets or from traditional sources, such as commercial banks. Middle market companies typically have narrower product lines and smaller market shares than large companies. Therefore, they tend to be more vulnerable to competitors’ actions and market conditions, as well as general economic downturns. These companies may also experience substantial variations in operating results. The success of a middle market business may also depend on the management talents and efforts of one or two persons or a small group of persons. The death, disability or resignation of one or more of these persons could have a material adverse impact on the obligor. Accordingly, loans made to middle market companies may involve higher risks than loans made to companies that have greater financial resources or are otherwise able to access traditional credit sources. Middle market loans are less liquid and have a smaller trading market than the market for broadly syndicated loans and may have default rates or recovery rates that differ (and may be better or worse) than has been the case for broadly syndicated loans or investment grade securities. There can be no assurance as to the levels of defaults and/or recoveries that may be experienced with respect to middle market loans in any CLO in which we may invest. As a consequence of the forgoing factors, the securities issued by CLOs that primarily invest in middle market loans (or hold significant portions thereof) are generally considered to be a riskier investment than securities issued by CLOs that primarily invest in broadly syndicated loans.

Covenant-lite loans may comprise a significant portion of the senior secured loans underlying the CLOs in which we invest. Over the past decade, the senior secured loan market has evolved from one in which covenant-lite loans represented a minority of the market to one in which such loans represent a significant majority of the market. Generally, covenant-lite loans provide borrower companies more freedom to negatively impact lenders because their covenants are incurrence-based, which means they are only tested and can only be breached following an affirmative action of the borrower, rather than by a deterioration in the borrower’s financial condition. Accordingly, to the extent that the CLOs that we invest in hold covenant-lite loans, our CLOs may have fewer rights against a borrower and may have a greater risk of loss on such investments as compared to investments in or exposure to loans with financial maintenance covenants.

Our investments in CLO securities and other structured finance securities involve certain risks.

Our investments consist primarily of CLO securities, and we may invest in other related structured finance securities. CLOs and structured finance securities are generally backed by an asset or a pool of assets (typically senior secured loans and other credit-related assets in the case of a CLO) that serve as collateral. We and other investors in CLO and related structured finance securities ultimately bear the credit risk of the underlying collateral. In most CLOs, the structured finance securities are issued in multiple tranches, offering investors various maturity and credit risk characteristics, often categorized as senior, mezzanine and subordinated/equity according to their degree of risk. If there are defaults or the relevant collateral otherwise underperforms, scheduled payments to senior tranches of such securities take precedence over those of junior tranches which are the focus of our investment strategy, and scheduled payments to junior tranches have a priority in right of payment to subordinated/equity tranches.

CLO and other structured finance securities may present risks similar to those of the other types of debt obligations and, in fact, such risks may be of greater significance in the case of CLO and other structured finance securities. For example, investments in structured vehicles, including CBOs and equity and junior debt securities issued by CLOs, involve risks, including credit risk and market risk. Changes in interest rates and credit quality may cause significant price fluctuations. A CBO is a trust which is often backed by a diversified pool of high risk, below investment grade fixed income securities. The collateral can be from many different types of fixed income securities, such as high yield debt, residential privately issued mortgage-related securities, commercial privately issued mortgage related securities, trust preferred securities and emerging market debt. The pool of high yield securities underlying CBOs is typically separated into tranches representing different degrees of credit quality. The higher quality tranches have greater degrees of protection and pay lower interest rates, whereas the lower tranches, with greater risk, pay higher interest rates.

In addition to the general risks associated with investing in debt securities, CLO securities carry additional risks, including: (1) the possibility that distributions from collateral assets will not be adequate to make interest or other payments; (2) the quality of the collateral may decline in value or default; (3) our investments in CLO equity and junior debt tranches will likely be subordinate in right of payment to other senior classes of CLO debt; and (4) the complex structure of a particular security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results. Changes in the collateral held by a CLO may cause payments on the instruments we hold to be reduced, either temporarily or permanently. Structured investments, particularly the subordinated interests in which we invest, are less liquid than many other types of securities and may be more volatile than the assets underlying the CLOs we may target. In addition, CLO and other structured finance securities may be subject to prepayment risk. Further, the performance of a CLO or other structured finance security may be adversely affected by a variety of factors, including the security’s priority in the capital structure of the issuer thereof, the availability of any credit enhancement, the level and timing of payments and recoveries on and the characteristics of the underlying receivables, loans or other assets that are being securitized, remoteness of those assets from the originator or transferor, the adequacy of and ability to realize upon any related collateral and the capability of the servicer of the securitized assets. There are also the risks that the trustee of a CLO does not properly carry out its duties to the CLO, potentially resulting in loss to the CLO. In addition, the complex structure of the security may produce unexpected investment results, especially during times of market stress or volatility. Investments in structured finance securities may also be subject to liquidity risk.

The Adviser has wide discretion over our choice of investments.

We invest primarily in equity and junior debt tranches of CLOs and other related investments. Investments in these different categories of securities subject us to related but distinct risks, as described herein. The Adviser has wide discretion to determine our allocation of funds to the foregoing categories of investments so long as the investments are consistent with the Fund's investment objectives. We expect that such allocations will vary over time, as will our exposure to the related risks. Accordingly, our exposure to any particular investment category may or may not constitute a material part of our portfolio on any given date.

Our investments in the primary CLO market involve certain additional risks.

Between the pricing date and the effective date of a CLO, the CLO collateral manager will generally expect to purchase additional collateral obligations for the CLO. During this period, the price and availability of these collateral obligations may be adversely affected by a number of market factors, including price volatility and availability of investments suitable for the CLO, which could hamper the ability of the collateral manager to acquire a portfolio of collateral obligations that will satisfy specified concentration limitations and allow the CLO to reach the target initial par amount of collateral prior to the effective date. An inability or delay in reaching the target initial par amount of collateral may adversely affect the timing and amount of interest or principal payments received by the holders of the CLO debt securities and distributions on the CLO equity securities and could result in early redemptions which may cause CLO equity and debt investors to receive less than face value of their investment.

Our portfolio of investments may lack diversification among CLO securities which may subject us to a risk of significant loss if one or more of these CLO securities experience a high level of defaults on collateral.

Our portfolio may hold investments in a limited number of CLO securities. Beyond the asset diversification requirements associated with our qualification as a RIC under the Code, we do not have fixed guidelines for diversification, we do not have any limitations on the ability to invest in any one CLO, and our investments may be concentrated in relatively few CLO securities. As our portfolio may be less diversified than the portfolios of some larger funds, we are more susceptible to risk of loss if one or more of the CLOs in which we are invested experiences a high level of defaults on its collateral. Similarly, the aggregate returns we realize may be significantly adversely affected if a small number of investments perform poorly or if we need to write down the value of any one investment. We may also invest in multiple CLOs managed by the same CLO collateral manager, thereby increasing our risk of loss in the event the CLO collateral manager were to fail, experience the loss of key portfolio management employees or sell its business.

Failure to maintain a broad range of underlying obligors across the CLOs in which we invest would make us more vulnerable to defaults.

We may be subject to concentration risk since CLO portfolios tend to have a certain amount of overlap across underlying obligors. This trend is generally exacerbated when demand for bank loans by CLO issuers outpaces supply. Market analysts have noted that the overlap of obligor names among CLO issuers has increased recently, and is particularly evident across CLOs of the same year of origination, as well as with CLOs managed by the same asset manager. To the extent we invest in CLOs which have a high percentage of overlap, this may increase the likelihood of defaults on our CLO investments occurring together.

Our portfolio is focused on CLO securities, and the CLO securities in which we invest may hold loans that are concentrated in a limited number of industries.

Our portfolio is focused on securities issued by CLOs and related investments, and the CLOs in which we invest may hold loans that are concentrated in a limited number of industries. As a result, a downturn in the CLO industry or in any particular industry that the CLOs in which we invest are concentrated could significantly impact the aggregate returns we realize.

Failure by a CLO in which we are invested to satisfy certain tests will harm our operating results.

The failure by a CLO in which we invest to satisfy financial covenants, including with respect to adequate collateralization and/or interest coverage tests, would lead to a reduction in its payments to us. In the event that a CLO fails certain tests, holders of CLO senior debt would be entitled to additional payments that would, in turn, reduce the payments we, as a holder of junior debt or equity tranches, would otherwise be entitled to receive. Separately, we may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms, which may include the waiver of certain financial covenants, with a defaulting CLO or any other investment we may make. If any of these occur, it could materially and adversely affect our operating results and cash flows.

Negative loan ratings migration may also place pressure on the performance of certain of our investments.

Per the terms of a CLO’s indenture, assets rated “CCC+” or lower or their equivalent in excess of applicable limits typically do not receive full par credit for purposes of calculation of the CLO’s overcollateralization tests. As a result, negative rating migration could cause a CLO to be out of compliance with its overcollateralization tests. This could cause a diversion of cash flows away from the CLO equity and junior debt tranches in favor of the more senior CLO debt tranches until the relevant overcollateralization test breaches are cured. This could have a negative impact on our NAV and cash flows.

Our investments in CLOs and other investment vehicles result in additional expenses to us.

We invest in CLO securities and may invest, to the extent permitted by law, in the securities and other instruments of other investment companies, including private funds, and, to the extent we so invest, will bear our ratable share of a CLO’s or any such investment vehicle’s expenses, including management and performance fees. In addition to the management and performance fees borne by our investments in CLOs, we also remain obligated to pay management and incentive fees to the Adviser with respect to the assets invested in the securities and other instruments of other investment vehicles, including CLOs. With respect to each of these investments, each holder of our Shares bears his or her share of the management and incentive fee of the Adviser as well as indirectly bearing the management and performance fees charged by the underlying advisor and other expenses of any investment vehicles in which we invest.

In the course of our investing activities, we pay management and incentive fees to the Adviser and reimburse the Adviser for certain expenses it incurs. As a result, investors in our securities invest on a “gross” basis and receive distributions on a “net” basis after expenses, potentially resulting in a lower rate of return than an investor might achieve through direct investments.

Our investments in CLO securities may be less transparent to us and our shareholders than direct investments in the collateral.

We invest primarily in equity and junior debt tranches of CLOs and other related investments. Generally, there may be less information available to us regarding the collateral held by such CLOs than if we had invested directly in the debt of the underlying obligors. As a result, our shareholders do not know the details of the collateral of the CLOs in which we invest or receive the reports issued with respect to such CLO. In addition, none of the information contained in certain monthly reports nor any other financial information furnished to us as a noteholder in a CLO is audited and reported upon, nor is an opinion expressed, by an independent public accountant. Our CLO investments are also subject to the risk of leverage associated with the debt issued by such CLOs and the repayment priority of senior debt holders in such CLOs.

CLO investments involve complex documentation and accounting considerations.

CLOs and other structured finance securities in which we invest are often governed by a complex series of legal documents and contracts. As a result, the risk of dispute over interpretation or enforceability of the documentation may be higher relative to other types of investments.

The accounting and tax implications of the CLO investments that we make are complicated. In particular, reported earnings from CLO equity securities are recorded under U.S. generally accepted accounting principles, or “GAAP,” based upon an effective yield calculation. Current taxable earnings on certain of these investments, however, will generally not be determinable until after the end of the fiscal year of each individual CLO that ends within our fiscal year, even though the investments are generating cash flow throughout the fiscal year. The tax treatment of certain of these investments may result in higher distributable earnings in the early years and a capital loss at maturity, while for reporting purposes the totality of cash flows is reflected in a constant yield to maturity.

We are dependent on the collateral managers of the CLOs in which we invest, and those CLOs are generally not registered under the 1940 Act.

We rely on CLO collateral managers to administer and review the portfolios of collateral they manage. The actions of the CLO collateral managers may significantly affect the return on our investments; however, we, as investors of the CLO, typically do not have any direct contractual relationship with the collateral managers of the CLOs in which we invest. The ability of each CLO collateral manager to identify and report on issues affecting its securitization portfolio on a timely basis could also affect the return on our investments, as we may not be provided with information on a timely basis in order to take appropriate measures to manage our risks. We will also rely on CLO collateral managers to act in the best interests of a CLO it manages; however, such CLO collateral managers are subject to fiduciary duties owed to other classes of notes besides those in which we invest; therefore, there can be no assurance that the collateral managers will always act in the best interest of the class or classes of notes in which we are invested. If any CLO collateral manager were to act in a manner that was not in the best interest of the CLOs (e.g., gross negligence, with reckless disregard or in bad faith), this could adversely impact the overall performance of our investments. Furthermore, since the underlying CLO issuer often provides an indemnity to its CLO collateral manager, we may not be incentivized to pursue actions against the collateral manager since any such action, if successful, may ultimately be borne by the underlying CLO issuer and payable from its assets, which could create losses to us as investors in the CLO. In addition, to the extent we invest in CLO equity, liabilities incurred by the CLO manger to third parties may be borne by us to the extent the CLO is required to indemnify its collateral manager for such liabilities.

In addition, the CLOs in which we invest are generally not registered as investment companies under the 1940 Act. As investors in these CLOs, we are not afforded the protections that shareholders in an investment company registered under the 1940 Act would have.

The collateral managers of the CLOs in which we invest may not continue to manage such CLOs.

Given that we invest in CLO securities issued by CLOs which are managed by unaffiliated collateral managers, we are dependent on the skill and expertise of such managers. We believe our Adviser’s ability to analyze and diligence potential CLO managers differentiates our approach to investing in CLO securities. However, we cannot assure you that, for any CLO we invest in, the collateral manager in place when we invest in such CLO securities will continue to manage such CLO through the life of our investment. Collateral managers are subject to removal or replacement by other holders of CLO securities without our consent, and may also voluntarily resign as collateral manager or assign their role as collateral manager to another entity. There can be no assurance that any removal, replacement, resignation or assignment of any particular CLO manager’s role will not adversely affect the returns on the CLO securities in which we invest.

Our investments in CLO securities may be subject to special anti-deferral provisions that could result in us incurring tax or recognizing income prior to receiving cash distributions related to such income.

Some of the CLOs in which we invest may constitute “passive foreign investment companies,” or “PFICs.” If we acquire interests treated as equity for U.S. federal income tax purposes in PFICs (including equity tranche investments and certain debt tranche investments in CLOs that are PFICs), we may be subject to federal income tax on a portion of any “excess distribution” or gain from the disposition of such shares even if such income is distributed as a taxable dividend by us to our shareholders. Certain elections may be available to mitigate or eliminate such tax on excess distributions, but such elections (if available) will generally require us to recognize our share of the PFIC’s income for each tax year regardless of whether we receive any distributions from such PFIC. We must nonetheless distribute such income to maintain our status as a RIC. Treasury regulations generally treat our income inclusion with respect to a PFIC with respect to which we have made a qualified electing fund, or “QEF,” election, as qualifying income for purposes of determining our ability to be subject to tax as a RIC if (i) there is a current distribution out of the earnings and profits of the PFIC that are attributable to such income inclusion or (ii) such inclusion is derived with respect to our business of investing in stock, securities, or currencies. As such, we may be restricted in our ability to make QEF elections with respect to our holdings in issuers that could be treated as PFICs in order to ensure our continued qualification as a RIC and/or maximize our after-tax return from these investments.

If we hold 10% or more of the interests treated as equity (by vote or value) for U.S. federal income tax purposes in a foreign corporation that is treated as a controlled foreign corporation, or “CFC” (including equity tranche investments and certain debt tranche investments in a CLO treated as a CFC), we may be treated as receiving a deemed distribution (taxable as ordinary income) each tax year from such foreign corporation in an amount equal to our pro rata share of the corporation’s income for the tax year (including both ordinary earnings and capital gains). If we are required to include such deemed distributions from a CFC in our income, we will be required to distribute such income to maintain our RIC status regardless of whether or not the CFC makes an actual distribution during such tax year. Treasury regulations that generally treat our income inclusion with respect to a CFC as qualifying income for purposes of determining our ability to be subject to tax as a RIC either if (i) there is a current distribution out of the earnings and profits of the CFC that are attributable to such income inclusion or (ii) such inclusion is derived with respect to our business of investing in stock, securities, or currencies. As such, we may limit and/or manage our holdings in issuers that could be treated as CFCs in order to ensure our continued qualification as a RIC and/or maximize our after-tax return from these investments.

If we are required to include amounts from CLO securities in income prior to receiving the cash distributions representing such income, we may have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. If we are not able to obtain cash from other sources, we may fail to qualify for RIC tax treatment and thus become subject to corporate-level income tax.

If a CLO in which we invest is treated as engaged in a U.S. trade or business for U.S. federal income tax purposes, such CLO could be subject to U.S. federal income tax on a net basis, which could affect our operating results and cash flows.

Each CLO in which we invest will generally operate pursuant to investment guidelines intended to ensure the CLO is not treated as engaged in a U.S. trade or business for U.S. federal income tax purposes. Each CLO will generally receive an opinion of counsel, subject to certain assumptions (including compliance with the investment guidelines) and limitations, that the CLO will not be engaged in a U.S. trade or business for U.S. federal income tax purposes. If a CLO fails to comply with the investment guidelines or the Internal Revenue Service, or the “IRS,” otherwise successfully asserts that the CLO should be treated as engaged in a U.S. trade or business for U.S. federal income tax purposes, such CLO could be subject to U.S. federal income tax on a net basis, which could reduce the amount available to distribute to junior debt and equity holders in such CLO, including the Fund.

If a CLO in which we invest fails to comply with certain U.S. tax disclosure requirements, such CLO may be subject to withholding requirements that could materially and adversely affect our operating results and cash flows.

The U.S. Foreign Account Tax Compliance Act provisions of the Code, or “FATCA” imposes a withholding tax of 30% on U.S. source periodic payments, including interest and dividends to certain non-U.S. entities, including certain non-U.S. financial institutions and investment funds, unless such non-U.S. entity complies with certain reporting requirements regarding its U.S. account holders and its U.S. owners. Most CLOs in which we invest will be treated as non-U.S. financial entities for this purpose, and therefore will be required to comply with these reporting requirements to avoid the 30% withholding. If a CLO in which we invest fails to properly comply with these reporting requirements, it could reduce the amount available to distribute to equity and junior debt holders in such CLO, which could materially and adversely affect the fair value of the CLO’s securities, our operating results and cash flows.

Increased competition in the market or a decrease in new CLO issuances may result in increased price volatility or a shortage of investment opportunities.

In recent years there has been a marked increase in the number of, and flow of capital into, investment vehicles established to pursue investments in CLO securities whereas the size of this market is relatively limited. While we cannot determine the precise effect of such competition, such increase may result in greater competition for investment opportunities, which may result in an increase in the price of such investments relative to the risk taken on by holders of such investments. Such competition may also result under certain circumstances in increased price volatility or decreased liquidity with respect to certain positions.

In addition, the volume of new CLO issuances and CLO refinancings varies over time as a result of a variety of factors including new regulations, changes in interest rates, and other market forces. As a result of increased competition and uncertainty regarding the volume of new CLO issuances and CLO refinancings, we can offer no assurances that we will deploy all of our capital in a timely manner or at all. Prospective investors should understand that we may compete with other investment vehicles, as well as investment and commercial banking firms, which have substantially greater resources, in terms of financial wherewithal and research staffs, than may be available to us.

We are subject to risks associated with our wholly-owned subsidiaries.

We invest indirectly through wholly-owned subsidiaries to invest in securities of U.S. and non-U.S. issuers that are issued in private offerings without registration with the SEC pursuant to Regulation S under the Securities Act of 1933, as amended (“Securities Act”) or for other general corporate purposes. Such wholly-owned subsidiaries are not separately registered under the 1940 Act and are not subject to all the investor protections of the 1940 Act. In addition, changes in the laws of the Cayman Islands could result in the inability of a subsidiary to operate as anticipated.

We and our investments are subject to interest rate risk.

Since we may incur leverage (including through preferred shares and/or debt securities) to make investments, our net investment income depends, in part, upon the difference between the rate at which we borrow funds and the rate at which we invest those funds.

Interest rates may increase or decrease due to governmental actions, among other factors. In a rising interest rate environment, any additional leverage that we incur may bear a higher interest rate than our current leverage. There may not, however, be a corresponding increase in our investment income. Any reduction in the level of rate of return on new investments relative to the rate of return on our current investments, and any reduction in the rate of return on our current investments, could adversely impact our net investment income, reducing our ability to service the interest obligations on, and to repay the principal of, our indebtedness, as well as our capacity to pay distributions to our shareholders. See “— Benchmark Floor Risk.”

The fair value of certain of our investments may be significantly affected by changes in interest rates. Although senior secured loans are generally floating rate instruments, our investments in senior secured loans through investments in junior equity and debt tranches of CLOs are sensitive to interest rate levels and volatility. For example, because CLO debt securities are floating rate securities, a reduction in interest rates would generally result in a reduction in the coupon payment and cash flow we receive on our CLO debt investments. Further, there may be some difference between the timing of interest rate resets on the assets and liabilities of a CLO. Such a mismatch in timing could have a negative effect on the amount of funds distributed to CLO equity investors. In addition, CLOs may not be able to enter into hedge agreements, even if it may otherwise be in the best interests of the CLO to hedge such interest rate risk. Furthermore, in the event of a significant rising interest rate environment and/or economic downturn, loan defaults may increase and result in credit losses that may adversely affect our cash flow, fair value of our assets and operating results. In the event that our interest expense were to increase relative to income, or sufficient financing became unavailable, our return on investments and cash available for distribution to shareholders or to make other payments on our securities would be reduced. In addition, future investments in different types of instruments may carry a greater exposure to interest rate risk.

Benchmark Floor Risk.  Because CLOs generally issue debt on a floating rate basis, an increase in the relevant benchmark will increase the financing costs of CLOs. Many of the senior secured loans held by these CLOs have benchmark floors such that, when the relevant benchmark is below the stated benchmark floor, the stated benchmark floor (rather than the benchmark itself) is used to determine the interest payable under the loans. Therefore, if the relevant benchmark increases but stays below the average benchmark floor rate of the senior secured loans held by a CLO, there would not be a corresponding increase in the investment income of such CLOs. The combination of increased financing costs without a corresponding increase in investment income in such a scenario could result in the CLO not having adequate cash to make interest or other payments on the securities which we hold.

LIBOR Risk.  LIBOR, the London Interbank Offered Rate, was a leading floating rate benchmark used in loans, notes, derivatives and other instruments or investments. As a result of benchmark reforms, publication of most LIBOR settings has ceased. Some LIBOR settings continue to be published but only on a temporary, synthetic and non-representative basis. Regulated entities have generally ceased entering into new LIBOR contracts in connection with regulatory guidance or prohibitions. Public and private sector actors have worked to establish new or alternative reference rates to be used in place of LIBOR. Certain equity and debt securities in which we invest earn may have earned interest at (or, some limited circumstances, continue to earn interest at) a floating rate based on LIBOR (or which was previously based on LIBOR) or the relevant benchmark replacement.

Replacement rates that have been identified include the Secured Overnight Financing Rate (SOFR, which is intended to replace U.S. dollar LIBOR and measures the cost of overnight borrowings through repurchase agreement transactions collateralized with U.S. Treasury securities) and the Sterling Overnight Index Average Rate (SONIA, which is intended to replace GBP LIBOR and measures the overnight interest rate paid by banks for unsecured transactions in the sterling market), although other replacement rates could be adopted by market participants. On April 3, 2018, the New York Federal Reserve Bank began publishing its alternative rate, the Secured Overnight Financing Rate (“SOFR”). The Bank of England followed suit on April 23, 2018 by publishing its proposed alternative rate, the Sterling Overnight Index Average (“SONIA”). Each of SOFR and SONIA significantly differ from LIBOR, both in the actual rate and how it is calculated, and therefore it is unclear whether and when markets will adopt either of these rates as a widely accepted replacement for LIBOR. On July 29, 2021, the Alternative Reference Rates Committee (“ARRC”) announced that it recommended “Term SOFR,” a similar forward-looking term rate which will be based on SOFR, for business loans. CME Group currently publishes the Term SOFR Rate in one-month, three-month, six-month and twelve-month tenors. As of the date of this prospectus, it is unclear how the market will respond to ARRC’s formal recommendation. If no widely accepted conventions develop, it is uncertain what effect broadly divergent interest rate calculation methodologies in the markets will have on the price and liquidity of leverage loans or CLO securities and the ability for CLOs to effectively mitigate interest rate risks.

Alteration of the terms of a debt instrument or a modification of the terms of other types of contracts to replace LIBOR or another interbank offered rate (“IBOR”) with a new reference rate could result in a taxable exchange and the realization of income and gain/loss for U.S. federal income tax purposes. The IRS has issued regulations regarding the tax consequences of the transition from IBOR to a new reference rate in debt instruments and non-debt contracts. Under the regulations, alteration or modification of the terms of a debt instrument to replace an operative rate that uses a discontinued IBOR with a qualified rate (as defined in the regulations) including true up payments equalizing the fair market value of contracts before and after such IBOR transition, to add a qualified rate as a fallback rate to a contract whose operative rate uses a discontinued IBOR or to replace a fallback rate that uses a discontinued IBOR with a qualified rate would not be taxable. The IRS may provide additional guidance, with potential retroactive effect.

Potential Effects of Alternative Reference Rates.  For CLOs which issue debt based on Term SOFR, investors should be aware that such CLO debt may fluctuate from one interest accrual period to another in response to changes in Term SOFR. Term SOFR has a limited history of use as a benchmark rate and, as a risk-free rate, differs in material respects from LIBOR. Neither the historical performance of LIBOR nor Term SOFR should be taken as an indication of future performance of Term SOFR during the term of any CLO. Changes in the levels of Term SOFR will affect the amount of interest payable on the CLO debt securities, the distributions on the CLO equity and the trading price of the CLO securities, but it is impossible to predict whether such levels will rise or fall.

As LIBOR is currently published on a temporary, non-representative and synthetic basis and is expected to cease being published in September 2024. Investors should be aware that: (a) synthetic LIBOR is determined using Term SOFR settings and may perform different from how LIBOR previously performed and could be lower or more volatile than it would have otherwise been if LIBOR’s methodology had not changes; (b) if the applicable rate of interest on any CLO security is calculated with reference to a tenor which is discontinued, such rate of interest will then be determined by the provisions of the affected CLO security, which may include determination by the relevant calculation agent in its discretion; (c) the administrator of LIBOR will not have any involvement in the CLOs or loans and may take any actions in respect of LIBOR without regard to the effect of such actions on the CLOs or loans; and (d) the limited universe of instruments still utilizing LIBOR may adversely affect the liquidity of the investments in the secondary market and their market value. Any of the above could have a material adverse effect on the value of, and the amount payable under an investment.

Once LIBOR is eliminated as a benchmark rate, it is uncertain whether broad replacement conventions in the CLO and broader markets will develop and, if conventions develop, what those conventions will be and whether they will create adverse consequences. LIBOR is not being replaced entirely with any single alternative rate. It is uncertain what effect divergent interest rate calculation methodologies in the markets will have on the price and liquidity of an investment.

In addition, the effect of a phase out of LIBOR is currently unclear. As discussed above, to the extent that any replacement rate or credit spread adjustment utilized for senior secured loans differs from that utilized for a CLO or an issuer that holds those loans, the CLO or issuer would experience an interest rate mismatch between its assets and liabilities, which could have an adverse impact on our net investment income and portfolio returns.

Base Rate Mismatch.  Many underlying corporate borrowers can elect to pay interest based on a 1-month, 3-month and/or other term base rates in respect of the loans held by CLOs in which we are invested, in each case plus an applicable spread, whereas CLOs generally pay interest to holders of the CLO’s debt tranches based today on 3-month term plus a spread. The 3-month term rate may fluctuate in excess of other potential term rates, which may result in many underlying corporate borrowers electing to pay interest based on a shorter, but in any event lower, base rate. This mismatch in the rate at which CLOs earn interest and the rate at which they pay interest on their debt tranches negatively impacts the cash flows on a CLO’s equity tranche, which may in turn adversely affect our cash flows and results of operations. Unless spreads are adjusted to account for such increases, these negative impacts may worsen as the amount by which the 3-month term rate exceeds such other chosen term base rate.

To the extent that any LIBOR replacement rate utilized for senior secured loans differs from that utilized for debt of a CLO that holds those loans (including instances where the replacement rate is utilized for such loans prior to it being utilized by the CLO), for the duration of such mismatch, the CLO would experience an interest rate mismatch between its assets and liabilities, which could have an adverse impact on the cash flows distributed to CLO equity investors as well as our net investment income and portfolio returns until such mismatch is corrected or minimized, which would be expected to occur when both the underlying senior secured loans and the CLO debt securities utilize the same LIBOR replacement rate. As of the date hereof, certain senior secured loans have transitioned to utilizing SOFR based interest rates and certain CLO debt securities have also transitioned to SOFR.

Interest Rate Environment. The senior secured loans underlying the CLOs in which we invest typically have floating interest rates. A rising interest rate environment may increase loan defaults, resulting in losses for the CLOs in which we invest. In addition, increasing interest rates may lead to higher prepayment rates, as corporate borrowers look to avoid escalating interest payments or refinance floating rate loans. See “— Risks Related to Our Investments — Our investments are subject to prepayment risk.” Further, a general rise in interest rates will increase the financing costs of the CLOs. However, since many of the senior secured loans within these CLOs have benchmark floors, if the benchmark is below the applicable benchmark floor, there may not be corresponding increases in investment income which could result in the CLO not having adequate cash to make interest or other payments on the securities which we hold.

For detailed discussions of the risks associated with a rising interest rate environment, see “— Risks Related to Our Investments — We and our investments are subject to interest rate risk” and “— Risks Related to Our Investments — We and our investments are subject to risks associated with investing in high-yield and unrated, or “junk,” securities.”

Our investments are subject to credit risk.

If a CLO in which we invest, an underlying asset of any such CLO or any other type of credit investment in our portfolio declines in price or fails to pay interest or principal when due because the issuer or debtor, as the case may be, experiences a decline in its financial status either or both our income and NAV may be adversely impacted. Non-payment would result in a reduction of our income, a reduction in the value of the applicable CLO security or other credit investment experiencing non-payment and, potentially, a decrease in our NAV. With respect to our investments in CLO securities and credit investments that are secured, there can be no assurance that liquidation of collateral would satisfy the issuer’s obligation in the event of non-payment of scheduled dividend, interest or principal or that such collateral could be readily liquidated. In the event of bankruptcy of an issuer, we could experience delays or limitations with respect to its ability to realize the benefits of any collateral securing a CLO security or credit investment. To the extent that the credit rating assigned to a security in our portfolio is downgraded, the market price and liquidity of such security may be adversely affected. In addition, if a CLO in which we invest triggers an event of default as a result of failing to make payments when due or for other reasons, the CLO would be subject to the possibility of liquidation, which could result in full loss of value to the CLO equity and junior debt investors. CLO equity tranches are the most likely tranche to suffer a loss of all of their value in these circumstances. Heightened inflationary pressures could increase the risk of default by the Fund’s underlying obligors.

Our investments are subject to prepayment risk.

Although the Adviser’s valuations and projections take into account certain expected levels of prepayments, the collateral of a CLO may be prepaid more quickly than expected. Prepayment rates are influenced by changes in interest rates and a variety of factors beyond our control and consequently cannot be accurately predicted. Early prepayments give rise to increased reinvestment risk, as a CLO collateral manager might realize excess cash from prepayments earlier than expected. If a CLO collateral manager is unable to reinvest such cash in a new investment with an expected rate of return at least equal to that of the investment repaid, this may reduce our net income and the fair value of that asset.

In addition, in most CLO transactions, CLO debt investors, such as us, are subject to prepayment risk in that the holders of a majority of the equity tranche can direct a call or refinancing of a CLO, which would cause such CLO’s outstanding CLO debt securities to be repaid at par. Such prepayments of CLO debt securities held by us also give rise to reinvestment risk if we are unable to reinvest such cash in a new investment with an expected rate of return at least equal to that of the investment repaid.

We may leverage our portfolio, which would magnify the potential for gain or loss on amounts invested and will increase the risk of investing in us.

We may incur leverage, directly or indirectly, through one or more special purpose vehicles, indebtedness for borrowed money, as well as leverage in the form of Derivative Transactions, preferred shares (including the Series A Term Preferred Shares being sold in this offering), debt securities and other structures and instruments, in significant amounts and on terms that the Adviser and our Board of Trustees deem appropriate, subject to applicable limitations under the 1940 Act. Such leverage may be used for the acquisition and financing of our investments, to pay fees and expenses and for other purposes. Such leverage may be secured and/or unsecured. Any such leverage does not include leverage embedded or inherent in the CLO structures in which we invest or in derivative instruments in which we may invest. Accordingly, there is a layering of leverage in our overall structure.

The more leverage we employ, the more likely a substantial change will occur in our NAV. Accordingly, any event that adversely affects the value of an investment would be magnified to the extent leverage is utilized. For instance, any decrease in our income would cause net income to decline more sharply than it would have had we not borrowed. Such a decline could also negatively affect our ability to make distributions and other payments to our securityholders. Leverage is generally considered a speculative investment technique. Our ability to service any debt that we incur will depend largely on our financial performance and will be subject to prevailing economic conditions and competitive pressures. The cumulative effect of the use of leverage with respect to any investments in a market that moves adversely to such investments could result in a substantial loss that would be greater than if our investments were not leveraged.

As a registered closed-end management investment company, we are required to meet certain asset coverage requirements, as defined under the 1940 Act, with respect to any senior securities. With respect to senior securities representing indebtedness (i.e., borrowings or deemed borrowings), other than temporary borrowings as defined under the 1940 Act, we are required under current law to have an asset coverage of at least 300%, as measured at the time of borrowing and calculated as the ratio of our total assets (less all liabilities and indebtedness not represented by senior securities) over the aggregate amount of our outstanding senior securities representing indebtedness. With respect to senior securities that are stocks (i.e., preferred shares, including the Series A Term Preferred Shares), we are required under current law to have an asset coverage of at least 200%, as measured at the time of the issuance of any such preferred shares and calculated as the ratio of our total assets (less all liabilities and indebtedness not represented by senior securities) over the aggregate amount of our outstanding senior securities representing indebtedness plus the aggregate liquidation preference of any outstanding preferred shares. If legislation were passed that modifies this section of the 1940 Act and increases the amount of senior securities that we may incur, we may increase our leverage to the extent then permitted by the 1940 Act and the risks associated with an investment in us may increase.

If our asset coverage declines below 300% (or 200%, as applicable), we would not be able to incur additional debt or issue additional preferred shares, and could be required by law to sell a portion of our investments to repay some debt or redeem preferred shares when it is disadvantageous to do so, which could have a material adverse effect on our operations, and we may not be able to make certain distributions or pay dividends of an amount necessary to continue to be subject to tax as a RIC. The amount of leverage that we employ will depend on the Adviser’s and our Board of Trustees’ assessment of market and other factors at the time of any proposed borrowing. We cannot assure you that we will be able to obtain credit at all or on terms acceptable to us.

In addition, any debt facility into which we may enter would likely impose financial and operating covenants that restrict our business activities, including limitations that could hinder our ability to finance additional loans and investments or to make the distributions required to maintain our ability to be subject to tax as a RIC under Subchapter M of the Code.

Our investments may be highly subordinated and subject to leveraged securities risk.

Our portfolio includes equity and junior debt investments in CLOs, which involve a number of significant risks. CLOs are typically very highly levered (with CLO equity securities being leveraged approximately ten times), and therefore the junior equity and debt tranches in which we are currently invested and in which we invest will be subject to a higher degree of risk of total loss. In particular, investors in CLO securities indirectly bear risks of the collateral held by such CLOs. We generally have the right to receive payments only from the CLOs, and generally not have direct rights against the underlying borrowers or the entity that sponsored the CLO. While the CLOs we target generally enable an equity investor therein to acquire interests in a pool of senior secured loans without the expenses associated with directly holding the same investments, we generally pay a proportionate share of the CLOs’ administrative, management and other expenses, if we make a CLO equity investment. In addition, we may have the option in certain CLOs to contribute additional amounts to the CLO issuer for purposes of acquiring additional assets or curing coverage tests, thereby increasing our overall exposure and capital at risk to such CLO. Although it is difficult to predict whether the prices of assets underlying CLOs will rise or fall, these prices (and, therefore, the prices of the CLOs’ securities) are influenced by the same types of political and economic events that affect issuers of securities and capital markets generally. The interests we acquire in CLOs generally are thinly traded or have only a limited trading market. CLO securities are typically privately offered and sold, even in the secondary market. As a result, investments in CLO securities are illiquid.

We and our investments are subject to risks associated with investing in high-yield and unrated, or “junk,” securities.

We invest primarily in securities that are rated below investment grade or, in the case of CLO equity securities, are not rated by a nationally recognized statistical rating organization. The primary assets underlying our CLO security investments are senior secured loans, although these transactions may allow for limited exposure to other asset classes including unsecured loans, high yield bonds, emerging market loans or bonds and structured finance securities with underlying exposure to CBO and CDO tranches, residential mortgage-backed securities, commercial mortgage-backed securities, trust preferred securities and other types of securitizations. CLOs generally invest in lower-rated debt securities that are typically rated below Baa/BBB by Moody’s, S&P or Fitch. In addition, we may obtain direct exposure to such financial assets/instruments. Securities that are not rated or are rated lower than Baa by Moody’s or lower than BBB by S&P or Fitch are sometimes referred to as “high yield” or “junk.” High-yield debt securities have greater credit and liquidity risk than investment grade obligations. High-yield debt securities are generally unsecured and may be subordinated to certain other obligations of the issuer thereof. The lower rating of high-yield debt securities and below investment grade loans reflects a greater possibility that adverse changes in the financial condition of an issuer or in general economic conditions or both may impair the ability of the issuer thereof to make payments of principal or interest.

Risks of high-yield debt securities may include:

(1)	limited liquidity and secondary market support;

(2)	substantial marketplace volatility resulting from changes in prevailing interest rates;

(3)	subordination to the prior claims of banks and other senior lenders;

(4)	the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the CLO issuer to reinvest premature redemption proceeds in lower-yielding debt obligations;

(5)	the possibility that earnings of the high-yield debt security issuer may be insufficient to meet its debt service;

(6)	the declining creditworthiness and potential for insolvency of the issuer of such high-yield debt securities during periods of rising interest rates and/or economic downturn; and

(7)	greater susceptibility to losses and real or perceived adverse economic and competitive industry conditions than higher grade securities.

An economic downturn or an increase in interest rates could severely disrupt the market for high-yield debt securities and adversely affect the value of outstanding high-yield debt securities and the ability of the issuers thereof to repay principal and interest.

Issuers of high-yield debt securities may be highly leveraged and may not have available to them more traditional methods of financing. The risk associated with acquiring (directly or indirectly) the securities of such issuers generally is greater than is the case with highly rated securities. For example, during an economic downturn or a sustained period of rising interest rates, issuers of high-yield debt securities may be more likely to experience financial stress, especially if such issuers are highly leveraged. During such periods, timely service of debt obligations also may be adversely affected by specific issuer developments, or the issuer’s inability to meet specific projected business forecasts or the unavailability of additional financing. The risk of loss due to default by the issuer is significantly greater for the holders of high-yield debt securities because such securities may be unsecured and may be subordinated to obligations owed to other creditors of the issuer of such securities. In addition, the CLO issuer may incur additional expenses to the extent it (or any investment manager) is required to seek recovery upon a default on a high yield bond (or any other debt obligation) or participate in the restructuring of such obligation.

A portion of the loans held by CLOs in which we invest may consist of second lien loans. Second lien loans are secured by liens on the collateral securing the loan that are subordinated to the liens of at least one other class of obligations of the related obligor, and thus, the ability of the CLO issuer to exercise remedies after a second lien loan becomes a defaulted obligation is subordinated to, and limited by, the rights of the senior creditors holding such other classes of obligations. In many circumstances, the CLO issuer may be prevented from foreclosing on the collateral securing a second lien loan until the related first lien loan is paid in full. Moreover, any amounts that might be realized as a result of collection efforts or in connection with a bankruptcy or insolvency proceeding involving a second lien loan must generally be turned over to the first lien secured lender until the first lien secured lender has realized the full value of its own claims. In addition, certain of the second lien loans contain provisions requiring the CLO issuer’s interest in the collateral to be released in certain circumstances. These lien and payment obligation subordination provisions may materially and adversely affect the ability of the CLO issuer to realize value from second lien loans and adversely affect the fair value of and income from our investment in the CLO’s securities.

We are subject to risks associated with loan assignments and participations.

We, or the CLOs in which we invest, may acquire interests in loans either directly (by way of assignment, or “Assignments”) or indirectly (by way of participation, or “Participations”). The purchaser by an Assignment of a loan obligation typically succeeds to all the rights and obligations of the selling institution and becomes a lender under the loan or credit agreement with respect to the debt obligation. In contrast, Participations acquired by us or the CLOs in which we invest in a portion of a debt obligation held by a selling institution, or the “Selling Institution,” typically result in a contractual relationship only with such Selling Institution, not with the obligor. We or the CLOs in which we invest would have the right to receive payments of principal, interest and any fees to which we (or the CLOs in which we invest) are entitled under the Participation only from the Selling Institution and only upon receipt by the Selling Institution of such payments from the obligor. In purchasing a Participation, we or the CLOs in which we invest generally will have no right to enforce compliance by the obligor with the terms of the loan or credit agreement or other instrument evidencing such debt obligation, nor any rights of setoff against the obligor, and we or the CLOs in which we invest may not directly benefit from the collateral supporting the debt obligation in which it has purchased the Participation. As a result, we or the CLOs in which we invest would assume the credit risk of both the obligor and the Selling Institution. In the event of the insolvency of the Selling Institution, we or the CLOs in which we invest will be treated as a general creditor of the Selling Institution in respect of the Participation and may not benefit from any setoff between the Selling Institution and the obligor.

The holder of a Participation in a debt obligation may not have the right to vote to waive enforcement of any default by an obligor. Selling Institutions commonly reserve the right to administer the debt obligations sold by them as they see fit and to amend the documentation evidencing such debt obligations in all respects. However, most participation agreements with respect to senior secured loans provide that the Selling Institution may not vote in favor of any amendment, modification or waiver that (1) forgives principal, interest or fees, (2) reduces principal, interest or fees that are payable, (3) postpones any payment of principal (whether a scheduled payment or a mandatory prepayment), interest or fees or (4) releases any material guarantee or security without the consent of the participant (at least to the extent the participant would be affected by any such amendment, modification or waiver).

A Selling Institution voting in connection with a potential waiver of a default by an obligor may have interests different from ours, and the Selling Institution might not consider our interests in connection with its vote. In addition, many participation agreements with respect to senior secured loans that provide voting rights to the participant further provide that, if the participant does not vote in favor of amendments, modifications or waivers, the Selling Institution may repurchase such Participation at par. An investment by us in a synthetic security related to a loan involves many of the same considerations relevant to Participations.

The lack of liquidity in our investments may adversely affect our business.

High-yield investments, including subordinated CLO securities and collateral held by CLOs in which we invest, generally have limited liquidity. As a result, prices of high-yield investments have at times experienced significant and rapid decline when a substantial number of holders (or a few holders of a significantly large “block” of the securities) decided to sell. In addition, we (or the CLOs in which we invest) may have difficulty disposing of certain high-yield investments because there may be a thin trading market for such securities. To the extent that a secondary trading market for non-investment grade high-yield investments does exist, it would not be as liquid as the secondary market for highly rated investments. Reduced secondary market liquidity would have an adverse impact on the fair value of the securities and on our direct or indirect ability to dispose of particular securities in response to a specific economic event such as deterioration in the creditworthiness of the issuer of such securities.

As secondary market trading volumes increase, new loans frequently contain standardized documentation to facilitate loan trading that may improve market liquidity. There can be no assurance, however, that future levels of supply and demand in loan trading will provide an adequate degree of liquidity or that the current level of liquidity will continue. Because holders of such loans are offered confidential information relating to the borrower, the unique and customized nature of the loan agreement, and the private syndication of the loan, loans are not purchased or sold as easily as publicly traded securities are purchased or sold. Although a secondary market may exist, risks similar to those described above in connection with an investment in high-yield debt investments are also applicable to investments in lower rated loans.

The securities issued by CLOs generally offer less liquidity than other investment grade or high-yield corporate debt, and are subject to certain transfer restrictions that impose certain financial and other eligibility requirements on prospective transferees. Other investments that we may purchase in privately negotiated transactions may also be illiquid or subject to legal restrictions on their transfer. As a result of this illiquidity, our ability to sell certain investments quickly, or at all, in response to changes in economic and other conditions and to receive a fair price when selling such investments may be limited, which could prevent us from making sales to mitigate losses on such investments. In addition, CLOs are subject to the possibility of liquidation upon an event of default, which could result in full loss of value to the CLO equity and junior debt investors. CLO equity tranches are the most likely tranche to suffer a loss of all of their value in these circumstances.

We may be exposed to counterparty risk.

We may be exposed to counterparty risk, which could make it difficult for us or the CLOs in which we invest to collect on the obligations represented by investments and result in significant losses.

We may hold investments (including synthetic securities) that would expose us to the credit risk of our counterparties or the counterparties of the CLOs in which it invests. In the event of a bankruptcy or insolvency of such a counterparty, we or a CLO in which such an investment is held could suffer significant losses, including the loss of that part of our or the CLO’s portfolio financed through such a transaction, declines in the value of our investment, including declines that may occur during an applicable stay period, the inability to realize any gains on our investment during such period and fees and expenses incurred in enforcing our rights. If the CLO enters into or owns synthetic securities, the CLO may fall within the definition of “commodity pool” under CFTC rules, and the collateral manager of the CLO may be required to register as a commodity pool operator with the CFTC, which could increase costs for the CLO and reduce amounts available to pay to the residual tranche.

In addition, with respect to certain swaps and synthetic securities, neither a CLO nor we usually has a contractual relationship with the entities, referred to as “Reference Entities” whose payment obligations are the subject of the relevant swap agreement or security. Therefore, neither the CLOs nor we generally have a right to directly enforce compliance by the Reference Entity with the terms of this kind of underlying obligation, any rights of set-off against the Reference Entity or any voting rights with respect to the underlying obligation. Neither the CLOs nor we will directly benefit from the collateral supporting the underlying obligation and will not have the benefit of the remedies that would normally be available to a holder of such underlying obligation.

Furthermore, we may invest in unsecured notes which are linked to loans or other assets held by a bank or other financial institution on its balance sheet (so called “credit-linked notes”). Although the credit-linked notes are tied to the underlying performance of the assets held by the bank, such credit-linked notes are not secured by such assets, and we have no direct or indirect ownership of the underlying assets. Thus, as a holder of such credit-linked notes, we would be subject to counterparty risk of the bank which issues the credit-linked notes (in addition to the risk associated with the assets themselves). To the extent the relevant bank experiences an insolvency event or goes into receivership, we may not receive payments on the credit-linked notes, or such payments may be delayed.

We are subject to risks associated with defaults on an underlying asset held by a CLO.

A default and any resulting loss as well as other losses on an underlying asset held by a CLO may reduce the fair value of our corresponding CLO investment. A wide range of factors could adversely affect the ability of the borrower of an underlying asset to make interest or other payments on that asset. To the extent that actual defaults and losses on the collateral of an investment exceed the level of defaults and losses factored into its purchase price, the value of the anticipated return from the investment will be reduced. The more deeply subordinated the tranche of securities in which we invest, the greater the risk of loss upon a default. For example, CLO equity is the most subordinated tranche within a CLO and is therefore subject to the greatest risk of loss resulting from defaults on the CLO’s collateral, whether due to bankruptcy or otherwise. Any defaults and losses in excess of expected default rates and loss model inputs will have a negative impact on the fair value of our investments, will reduce the cash flows that we receive from our investments, adversely affect the fair value of our assets and could adversely impact our ability to pay dividends. Furthermore, the holders of the junior equity and debt tranches typically have limited rights with respect to decisions made with respect to collateral following an event of default on a CLO. In some cases, the senior most class of notes can elect to liquidate the collateral even if the expected proceeds are not expected to be able to pay in full all classes of notes. We could experience a complete loss of our investment in such a scenario.

In addition, the collateral of CLOs may require substantial workout negotiations or restructuring in the event of a default or liquidation. Any such workout or restructuring is likely to lead to a substantial reduction in the interest rate of such asset and/or a substantial write-down or write-off of all or a portion the principal of such asset. Any such reduction in interest rates or principal will negatively affect the fair value of our portfolio.

We are subject to risks associated with Loan Accumulation Facilities.

We may invest capital in LAFs, which are short- to medium-term facilities often provided by the bank that will serve as placement agent or arranger on a CLO transaction and which acquire loans on an interim basis which are expected to form part of the portfolio of a future CLO. Investments in LAFs have risks similar to those applicable to investments in CLOs. There typically will be no assurance that the future CLO will be consummated or that the loans held in such a loan accumulation facility are eligible for purchase by the CLO. In the event a planned CLO is not consummated, or the loans are not eligible for purchase by the CLO, the Fund may be responsible for either holding or disposing of the loans. This could expose the Fund primarily to credit and/or mark-to-market losses, and other risks. Leverage is typically utilized in such a facility and as such the potential risk of loss will be increased for such facilities employing leverage.

Furthermore, we likely will have no consent rights in respect of the loans to be acquired in such a facility and in the event we do have any consent rights, they will be limited. In the event a planned CLO is not consummated, or the loans are not eligible for purchase by the CLO, we may be responsible for either holding or disposing of the loans. This could expose us primarily to credit and/or mark-to-market losses, and other risks. LAFs typically incur leverage from four to six times prior to a CLO’s closing and as such the potential risk of loss will be increased for such facilities that employ leverage.

Our synthetic strategy involves certain additional risks.

We may invest in synthetic investments, such as significant risk transfer securities and credit risk transfer securities issued by banks or other financial institutions, or acquire interests in lease agreements that have the general characteristics of loans and are treated as loans for withholding tax purposes. In addition to the credit risks associated with directly or indirectly holding senior secured loans and high-yield debt securities, with respect to synthetic strategy, we will usually have a contractual relationship only with the counterparty of such synthetic investment, and not with the reference obligor of the reference asset. We generally will have no right to directly enforce compliance by the reference obligor with the terms of the reference asset nor will it have any rights of setoff against the reference obligor or rights with respect to the reference asset. We will not directly benefit from the collateral supporting the reference asset and will not have the benefit of the remedies that would normally be available to a holder of such reference asset. In addition, in the event of the insolvency of the counterparty, we may be treated as a general creditor of such counterparty, and will not have any claim with respect to the reference asset. Consequently, we will be subject to the credit risk of the counterparty as well as that of the reference obligor. As a result, concentrations of synthetic securities in any one counterparty subject us to an additional degree of risk with respect to defaults by such counterparty as well as by the reference obligor.

We are subject to risks associated with the bankruptcy or insolvency of an issuer or borrower of a loan that we hold or of an underlying asset held by a CLO in which we invest.

In the event of a bankruptcy or insolvency of an issuer or borrower of a loan that we hold or of an underlying asset held by a CLO or other vehicle in which we invest, a court or other governmental entity may determine that our claims or those of the relevant CLO are not valid or not entitled to the treatment we expected when making our initial investment decision.

Various laws enacted for the protection of debtors may apply to the underlying assets in our investment portfolio. The information in this and the following paragraph represents a brief summary of certain points only, is not intended to be an extensive summary of the relevant issues and is applicable with respect to U.S. issuers and borrowers only. The following is not intended to be a summary of all relevant risks. Similar avoidance provisions to those described below are sometimes available with respect to non-U.S. issuers or borrowers, and there is no assurance that this will be the case which may result in a much greater risk of partial or total loss of value in that underlying asset.

If a court in a lawsuit brought by an unpaid creditor or representative of creditors of an issuer or borrower of underlying assets, such as a trustee in bankruptcy, were to find that such issuer or borrower did not receive fair consideration or reasonably equivalent value for incurring the indebtedness constituting such underlying assets and, after giving effect to such indebtedness, the issuer or borrower (1) was insolvent; (2) was engaged in a business for which the remaining assets of such issuer or borrower constituted unreasonably small capital; or (3) intended to incur, or believed that it would incur, debts beyond our ability to pay such debts as they mature, such court could decide to invalidate, in whole or in part, the indebtedness constituting the underlying assets as a fraudulent conveyance, to subordinate such indebtedness to existing or future creditors of the issuer or borrower or to recover amounts previously paid by the issuer or borrower in satisfaction of such indebtedness. In addition, in the event of the insolvency of an issuer or borrower of underlying assets, payments made on such underlying assets could be subject to avoidance as a “preference” if made within a certain period of time (which may be as long as one year under U.S. Federal bankruptcy law or even longer under state laws) before insolvency.

Our underlying assets may be subject to various laws for the protection of debtors in other jurisdictions, including the jurisdiction of incorporation of the issuer or borrower of such underlying assets and, if different, the jurisdiction from which it conducts business and in which it holds assets, any of which may adversely affect such issuer’s or borrower’s ability to make, or a creditor’s ability to enforce, payment in full, on a timely basis or at all. These insolvency considerations will differ depending on the jurisdiction in which an issuer or borrower or the related underlying assets are located and may differ depending on the legal status of the issuer or borrower.

We are subject to risks associated with any hedging or Derivative Transactions in which we participate.

We may in the future purchase and sell a variety of derivative instruments. To the extent we engage in Derivative Transactions, we expect to do so primarily to hedge against credit risks. In particular, we anticipate that the Fund would implement such hedging strategy by purchasing exchange-traded swaps or options on indices comprised of credit default swaps (e.g., the CDX High Yield Index). We may also use Derivative Transactions to hedge against other forms of risk, including interest rate risk, or for other investment or risk management purposes. We may use Derivative Transactions for investment purposes to the extent consistent with our investment objectives if the Adviser deems it appropriate to do so. Derivative Transactions may be volatile and involve various risks different from, and in certain cases, greater than the risks presented by other instruments. The primary risks related to Derivative Transactions include counterparty, correlation, illiquidity, leverage, volatility, OTC trading, operational and legal risks. A small investment in derivatives could have a large potential impact on our performance, effecting a form of investment leverage on our portfolio. In certain types of Derivative Transactions, we could lose the entire amount of our investment. In other types of Derivative Transactions, the potential loss is theoretically unlimited.

The following is a more detailed discussion of primary risk considerations related to the use of Derivative Transactions that investors should understand before investing in our securities.

Counterparty risk.  Counterparty risk is the risk that a counterparty in a Derivative Transaction will be unable to honor its financial obligation to us, or the risk that the reference entity in a credit default swap or similar derivative will not be able to honor its financial obligations. Certain participants in the derivatives market, including larger financial institutions, have experienced significant financial hardship and deteriorating credit conditions. If our counterparty to a Derivative Transaction experiences a loss of capital, or is perceived to lack adequate capital or access to capital, it may experience margin calls or other regulatory requirements to increase equity. Under such circumstances, the risk that a counterparty will be unable to honor its obligations may increase substantially. If a counterparty becomes bankrupt, we may experience significant delays in obtaining recovery (if at all) under the derivative contract in bankruptcy or other reorganization proceeding; if our claim is unsecured, we will be treated as a general creditor of such prime broker or counterparty and will not have any claim with respect to the underlying security. We may obtain only a limited recovery or may obtain no recovery in such circumstances. The counterparty risk for cleared derivatives is generally lower than for uncleared OTC derivatives since generally a clearing organization becomes substituted for each counterparty to a cleared derivative and, in effect, guarantees the parties’ performance under the contract as each party to a trade looks only to the clearing house for performance of financial obligations. However, there can be no assurance that the clearing house, or its members, will satisfy its obligations to us.

Correlation risk.  When used for hedging purposes, an imperfect or variable degree of correlation between price movements of the derivative instrument and the underlying investment sought to be hedged may prevent us from achieving the intended hedging effect or expose us to the risk of loss. The imperfect correlation between the value of a derivative and our underlying assets may result in losses on the Derivative Transaction that are greater than the gain in the value of the underlying assets in our portfolio.

The Adviser may not hedge against a particular risk because it does not regard the probability of the risk occurring to be sufficiently high as to justify the cost of the hedge, or because it does not foresee the occurrence of the risk. These factors may have a significant negative effect on the fair value of our assets and the market value of our securities.

Liquidity risk.  Derivative Transactions, especially when traded in large amounts, may not be liquid in all circumstances, so that in volatile markets we would not be able to close out a position without incurring a loss. Although both OTC and exchange-traded derivatives markets may experience a lack of liquidity, OTC non-standardized derivative transactions are generally less liquid than exchange-traded instruments. The illiquidity of the derivatives markets may be due to various factors, including congestion, disorderly markets, limitations on deliverable supplies, the participation of speculators, government regulation and intervention, and technical and operational or system failures. In addition, daily limits on price fluctuations and speculative position limits on exchanges on which we may conduct transactions in derivative instruments may prevent prompt liquidation of positions, subjecting us to the potential of greater losses. As a result, we may need to liquidate other investments to meet margin and settlement payment obligations.

Leverage risk.  Trading in Derivative Transactions can result in significant leverage and risk of loss. Thus, the leverage offered by trading in derivative instruments will magnify the gains and losses we experience and could cause our NAV to be subject to wider fluctuations than would be the case if we did not use the leverage feature in derivative instruments.

Volatility risk.  The prices of many derivative instruments, including many options and swaps, are highly volatile. Price movements of options contracts and payments pursuant to swap agreements are influenced by, among other things, interest rates, changing supply and demand relationships, trade, fiscal, monetary and exchange control programs and policies of governments, and national and international political and economic events and policies. The value of options and swap agreements also depends upon the price of the securities or currencies underlying them. These factors may cause the Derivatives Transactions to experience adverse market movements.

OTC trading.  Derivative Transactions that may be purchased or sold may include instruments not traded on an organized market. The risk of non-performance by the counterparty to such Derivative Transaction may be greater and the ease with which we can dispose of or enter into closing transactions with respect to such an instrument may be less than in the case of an exchange traded instrument. In addition, significant disparities may exist between “bid” and “ask” prices for certain derivative instruments that are not traded on an exchange. Such instruments are often valued subjectively and may result in mispricings or improper valuations. Improper valuations can result in increased cash payment requirements to counterparties or a loss of value, or both. In contrast, cleared derivative transactions benefit from daily mark-to-market pricing and settlement, and segregation and minimum capital requirements applicable to intermediaries.

Operational and Legal risk. Derivatives are also subject to operational and legal risks. Operational risk generally refers to risk related to potential operational issues, including documentation issues, settlement issues, system failures, inadequate controls, and human errors. Legal risk generally refers to insufficient documentation, insufficient capacity or authority of counterparty, or legality or enforceability of a contract. Transactions entered into directly between two counterparties generally do not benefit from such protections; however, certain uncleared derivative transactions are subject to minimum margin requirements which may require us and our counterparties to exchange collateral based on daily marked-to-market pricing. OTC trading generally exposes us to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract (whether or not bona fide) or because of a credit or liquidity problem, thus causing us to suffer a loss. Such “counterparty risk” is accentuated for contracts with longer maturities where events may intervene to prevent settlement, or where we have concentrated our transactions with a single or small group of counterparties.

We may be subject to risks associated with investments in other investment companies.

We may invest in securities of other investment companies, including closed-end funds, BDCs, mutual funds, and ETFs, and may otherwise invest indirectly in securities consistent with our investment objectives subject to statutory limitations prescribed by the 1940 Act. These limitations include in certain circumstances a prohibition on us acquiring more than 3% of the voting shares of any other investment company, and a prohibition on investing more than 5% of our total assets in securities of any one investment company or more than 10% of our total assets in securities of all investment companies. Subject to applicable law and/or pursuant to an exemptive order obtained from the SEC or under an exemptive rule adopted by the SEC, we may invest in certain other investment companies (including ETFs and money market funds) and business development companies beyond these statutory limits or otherwise provided that certain conditions are met. We will indirectly bear our proportionate share of any management fees and other expenses paid by such other investment companies, in addition to the fees and expenses that we regularly bear. We may only invest in other investment companies to the extent that the asset class exposure in such investment companies is consistent with the permissible asset class exposure for us had we invested directly in securities, and the portfolios of such investment companies are subject to similar risks as we are.

We and our investments are subject to reinvestment risk.

As part of the ordinary management of its portfolio, a CLO will typically generate cash from asset repayments and sales and reinvest those proceeds in substitute assets, subject to compliance with its investment tests and certain other conditions. The earnings with respect to such substitute assets will depend on the quality of reinvestment opportunities available at the time. If the CLO collateral manager causes the CLO to purchase substitute assets at a lower yield than those initially acquired (for example, during periods of loan compression or need to satisfy the CLO’s covenants) or sale proceeds are maintained temporarily in cash, it would reduce the excess interest-related cash flow that the CLO collateral manager is able to achieve. The investment tests may incentivize a CLO collateral manager to cause the CLO to buy riskier assets than it otherwise would, which could result in additional losses. These factors could reduce our return on investment and may have a negative effect on the fair value of our assets and the market value of our securities. In addition, the reinvestment period for a CLO may terminate early, which would cause the holders of the CLO’s securities to receive principal payments earlier than anticipated. In addition, in most CLO transactions, CLO debt investors are subject to the risk that the holders of a majority of the equity tranche, who can direct a call or refinancing of a CLO, causing such CLO’s outstanding CLO debt securities to be repaid at par earlier than expected. There can be no assurance that we will be able to reinvest such amounts in an alternative investment that provides a comparable return relative to the credit risk assumed.

We and our investments are subject to risks associated with non-U.S. investing.

While we invest primarily in CLOs that hold underlying U.S. assets, these CLOs may be organized outside the United States. We may also invest in CLOs that hold collateral that are non-U.S. assets or otherwise invest in securities of non-U.S. issuers to the extent consistent with our investment strategies and objectives.

Investing in foreign entities may expose us to additional risks not typically associated with investing in U.S. issuers. These risks include changes in exchange control regulations, political and social instability, restrictions on the types or amounts of investment, expropriation, imposition of foreign taxes, less liquid markets and less available information than is generally the case in the U.S., higher transaction costs, less government supervision of exchanges, brokers and issuers, less developed bankruptcy laws, difficulty in enforcing contractual obligations, lack of uniform accounting and auditing standards, currency fluctuations and greater price volatility. Further, we, and the CLOs in which we invest, may have difficulty enforcing creditor’s rights in foreign jurisdictions.

In addition, international trade tensions may arise from time to time which could result in trade tariffs, embargoes or other restrictions or limitations on trade. The imposition of any actions on trade could trigger a significant reduction in international trade, supply chain disruptions, an oversupply of certain manufactured goods, substantial price reductions of goods and possible failure of individual companies or industries, which could have a negative impact on the value of the CLO securities that we hold.

Foreign markets also have different clearance and settlement procedures, and in certain markets there have been times when settlements have failed to keep pace with the volume of securities transactions, making it difficult to conduct such transactions. Delays in settlement could result in periods when our assets are uninvested. Our inability to make intended investments due to settlement problems or the risk of intermediary counterparty failures could cause it to miss investment opportunities. The inability to dispose of an investment due to settlement problems could result either in losses to the funds due to subsequent declines in the value of such investment or, if we have entered into a contract to sell the security, could result in possible liability to the purchaser. Transaction costs of buying and selling foreign securities also are generally higher than those involved in domestic transactions. Furthermore, foreign financial markets have, for the most part, substantially less volume than U.S. markets, and securities of many foreign companies are less liquid and their prices more volatile than securities of comparable domestic companies.

The economies of individual non-U.S. countries may also differ favorably or unfavorably from the U.S. economy in such respects as growth of gross domestic product, rate of inflation, volatility of currency exchange rates, depreciation, capital reinvestment, resources self-sufficiency and balance of payments position.

Global Risks. Due to highly interconnected global economies and financial markets, the value of our securities and our underlying investments may go up or down in response to governmental actions and/or general economic conditions throughout the world. Events such as war, military conflict, acts of terrorism, social unrest, natural disasters, recessions, inflation, rapid interest rate changes, supply chain disruptions, sanctions, the spread of infectious illness or other public health threats could also significantly impact us and its investments.

Currency Risk.  Any of our investments that are denominated in currencies other than U.S. dollars will be subject to the risk that the value of such currency will decrease in relation to the U.S. dollar. Although we will consider hedging any non-U.S. dollar exposures back to U.S. dollars, an increase in the value of the U.S. dollar compared to other currencies in which we make investments would otherwise reduce the effect of increases and magnify the effect of decreases in the prices of our non-U.S. dollar denominated investments in their local markets. Fluctuations in currency exchange rates will similarly affect the U.S. dollar equivalent of any interest, dividends or other payments made that are denominated in a currency other than U.S. dollars.

Any unrealized losses we experience on our portfolio may be an indication of future realized losses, which could reduce our income available for distribution or to make payments on our other obligations.

As a registered closed-end management investment company, we are required to carry our investments at market value or, if no market value is ascertainable, at the fair value as determined in good faith by the Adviser. Decreases in the market values or fair values of our investments are recorded as unrealized depreciation. Any unrealized losses in our portfolio could be an indication of an issuer’s inability to meet its repayment obligations to us with respect to the affected investments. This could result in realized losses in the future and ultimately in reductions of our income available for distribution or to make payments on our other obligations in future periods.

A portion of our income and fees may not be qualifying income for purposes of the income source requirement.

Some of the income and fees that we may recognize will not satisfy the qualifying income requirement applicable to RICs. In order to ensure that such income and fees do not disqualify us as a RIC for a failure to satisfy such requirement, we may need to recognize such income and fees indirectly through one or more entities classified as corporations for U.S. federal income tax purposes. Such corporations will be subject to U.S. corporate income tax on their earnings, which ultimately will reduce our return on such income and fees.

Risks Relating to an Investment in Our Securities

We and the Adviser could be the target of litigation.

We or the Adviser could become the target of securities class action litigation or other similar claims. The outcome of any such proceedings could materially adversely affect our business, financial condition, and/or operating results and could continue without resolution for long periods of time. Any litigation or other similar claims could consume substantial amounts of our management’s time and attention, and that time and attention and the devotion of associated resources could, at times, be disproportionate to the amounts at stake. Litigation and other claims are subject to inherent uncertainties, and a material adverse impact on our financial statements could occur for the period in which the effect of an unfavorable final outcome in litigation or other similar claims becomes probable and reasonably estimable. In addition, we could incur expenses associated with defending ourselves against litigation and other similar claims, and these expenses could be material to our earnings in future periods.

The impact of tax legislation on us, our shareholders and our investments is uncertain.

Any new legislation and any Treasury Regulations, administrative interpretations or court decisions interpreting such legislation could affect our ability to qualify for tax treatment as a RIC or the U.S. federal income tax consequences to us and our shareholders and could have other adverse consequences. You are urged to consult with your tax advisor with respect to the impact of any such legislation or other regulatory or administrative developments and proposals and their potential effect on your investment in us.

Legislative or regulatory tax changes could adversely affect investors.

At any time, the federal income tax laws governing RICs or the administrative interpretations of those laws or regulations may be amended. Any new laws, regulations or interpretations may take effect retroactively and could adversely affect the taxation of us or our shareholders. Therefore, changes in tax laws, regulations or administrative interpretations or any amendments thereto could diminish the value of an investment in our shares or the value or the resale potential of our investments.

Risks Relating to Our Business and Structure

Our investment portfolio is recorded at fair value in accordance with the 1940 Act. As a result, there will be uncertainty as to the value of our portfolio investments.

Under the 1940 Act, we are required to carry our portfolio investments at market value or, if there is no readily available market value, at fair value as determined by the Adviser in accordance with written valuation policies and procedures, subject to oversight by our Board of Trustees, in accordance with Rule 2a-5 under the 1940 Act. Typically, there is no public market for the type of investments we target. We expect a majority of our investments to be categorized as Level 2 and Level 3 assets. We value these securities based on relevant information compiled by the Adviser and third-party pricing services (when available), and with the oversight of our Board of Trustees.

The determination of fair value and, consequently, the amount of unrealized gains and losses in our portfolio, are to a certain degree subjective and dependent on a valuation process approved and overseen by our Board of Trustees. Certain factors that may be considered in determining the fair value of our investments include non-binding indicative bids and the number of trades (and the size and timing of each trade) in an investment. Valuation of certain investments is also based, in part, upon third party valuation models which take into account various market inputs. Investors should be aware that the models, information and/or underlying assumptions utilized by the Adviser or such models will not always correctly capture the fair value of an asset. Because such valuations, and particularly valuations of securities that are not publicly traded like those we hold, are inherently uncertain, they may fluctuate over short periods of time and may be based on estimates. The Adviser’s determinations of fair value may differ materially from the values that would have been used if an active public market for these securities existed. The Adviser’s determinations of the fair value of our investments have a material impact on our net earnings through the recording of unrealized appreciation or depreciation of investments and may cause our NAV on a given date to understate or overstate, possibly materially, the value that we may ultimately realize on one or more of our investments. See “Conflicts of Interest — Valuation.”

Our financial condition and results of operations depend on the Adviser’s ability to effectively manage and deploy capital.

Our ability to achieve our investment objectives depends on the Adviser’s ability to effectively manage and deploy capital, which depends, in turn, on the Adviser’s ability to identify, evaluate and monitor, and our ability to acquire, investments that meet our investment criteria.

Accomplishing our investment objectives on a cost-effective basis is largely a function of the Adviser’s handling of the investment process, its ability to provide competent, attentive and efficient services and our access to investments offering acceptable terms, either in the primary or secondary markets. Even if we are able to grow and build upon our investment operations, any failure to manage our growth effectively could have a material adverse effect on our business, financial condition, results of operations and prospects. The results of our operations will depend on many factors, including the availability of opportunities for investment, readily accessible short and long-term funding alternatives in the financial markets and economic conditions. Furthermore, if we cannot successfully operate our business or implement our investment policies and strategies as described in this prospectus, it could adversely impact our ability to pay dividends or make distributions. In addition, because the trading methods employed by the Adviser on our behalf are proprietary, shareholders will not be able to determine details of such methods or whether they are being followed.

We are reliant on Eagle Point Credit Management continuing to serve as the Adviser.

The Adviser manages our investments. Consequently, our success depends, in large part, upon the services of the Adviser and the skill and expertise of the Adviser’s professional personnel, in particular, Thomas P. Majewski. Incapacity of Mr. Majewski could have a material and adverse effect on our performance. There can be no assurance that the professional personnel of the Adviser will continue to serve in their current positions or continue to be employed by the Adviser. We can offer no assurance that their services will be available for any length of time or that the Adviser will continue indefinitely as our investment adviser.

The Adviser and the Administrator each has the right to resign on 90 days’ notice, and we may not be able to find a suitable replacement within that time, resulting in a disruption in our operations that could adversely affect our financial condition, business and results of operations.

The Adviser has the right, under the Investment Advisory Agreement, and the Administrator has the right under the Administration Agreement, to resign at any time upon 90 days’ written notice, whether we have found a replacement or not. If the Adviser or the Administrator resigns, we may not be able to find a new investment adviser or hire internal management, or find a new administrator, as the case may be, with similar expertise and ability to provide the same or equivalent services on acceptable terms within 90 days, or at all. If we are unable to do so quickly, our operations are likely to experience a disruption, our financial condition, business and results of operations, as well as our ability to make distributions to our shareholders and other payments to securityholders, are likely to be adversely affected. In addition, the coordination of our internal management and investment activities is likely to suffer if we are unable to identify and reach an agreement with a single institution or group of executives having the expertise possessed by the Adviser and the Administrator and their affiliates. Even if we are able to retain comparable management and administration, whether internal or external, the integration of such management and their lack of familiarity with our investment objectives and operations would likely result in additional costs and time delays that may adversely affect our financial condition, business and results of operations.

Our success will depend on the ability of the Adviser to attract and retain qualified personnel in a competitive environment.

Our growth will require that the Adviser attract and retain new investment and administrative personnel in a competitive market. The Adviser’s ability to attract and retain personnel with the requisite credentials, experience and skills will depend on several factors including its ability to offer competitive compensation, benefits and professional growth opportunities. Many of the entities, including investment funds (such as private equity funds, mezzanine funds and business development companies) and traditional financial services companies, with which the Adviser will compete for experienced personnel have greater resources than the Adviser has.

There are significant actual and potential conflicts of interest which could impact our investment returns.

Our executive officers and interested Trustees, and the Adviser and certain of its affiliates and their officers and employees, including the members of the Investment Committee, have several conflicts of interest as a result of the other activities in which they engage. For example, the members of the Adviser’s investment team are and may in the future become affiliated with entities engaged in business activities similar to ours and may have conflicts of interest in allocating their time. Moreover, each member of the Investment Committee is engaged in other business activities which divert their time and attention. The professional staff of the Adviser will devote as much time to us as such professionals deem appropriate to perform their duties in accordance with the Investment Advisory Agreement. However, such persons may be committed to providing investment advisory and other services for other clients, and engage in other business ventures in which we have no interest. As a result of these separate business activities, the Adviser has conflicts of interest in allocating management time, services and functions among us, other advisory clients and other business ventures. See “Conflicts of Interest.”

Our Management Fee is directly impacted by the Fund’s leverage.

Leverage will directly impact the total Management Fee which is calculated based of the Fund’s Managed Assets. Therefore, any increase in leverage will increase the Management Fee. In addition, the fact that the Management Fee is payable based upon our Managed Assets, which would include any borrowings for investment purposes, creates an incentive for the Adviser to cause the Fund to use leverage to make additional investments, including when it may not be appropriate to do so.

Our incentive fee structure may incentivize the Adviser to pursue speculative investments, use leverage when it may be unwise to do so, or refrain from de-levering when it would otherwise be appropriate to do so.

The incentive fee payable by us to the Adviser may create an incentive for the Adviser to pursue investments on our behalf that are riskier or more speculative than would be the case in the absence of such compensation arrangement. Such a practice could result in our investing in more speculative securities than would otherwise be the case, which could result in higher investment losses, particularly during economic downturns. The incentive fee payable to the Adviser is based on our Pre-Incentive Fee Net Investment Income, as calculated in accordance with our Investment Advisory Agreement. This may encourage the Adviser to use leverage to increase the return on our investments, even when it may not be appropriate to do so, and to refrain from de-levering when it would otherwise be appropriate to do so. Under certain circumstances, the use of leverage may increase the likelihood of default, which would impair the value of our securities. See “— Risks Related to Our Investments — We may leverage our portfolio, which would magnify the potential for gain or loss on amounts invested and will increase the risk of investing in us.”

We may be obligated to pay the Adviser incentive compensation even if we incur a loss or with respect to investment income that we have accrued but not received.

The Adviser is entitled to incentive compensation for each fiscal quarter based on our Pre-Incentive Fee Net Investment Income, if any, for the immediately preceding calendar quarter above a performance threshold for that quarter. Accordingly, since the performance threshold is based on a percentage of our NAV, decreases in our NAV make it easier to achieve the performance threshold. Our Pre-Incentive Fee Net Investment Income for incentive compensation purposes excludes realized and unrealized capital losses or depreciation that we may incur in the fiscal quarter, even if such capital losses or depreciation result in a net loss on our statement of operations for that quarter. Thus, we may be required to pay the Adviser incentive compensation for a fiscal quarter even if there is a decline in the value of our portfolio or we incur a net loss for that quarter. In addition, Pre-Incentive Fee Net Investment Income includes accrued income that we have not yet received in cash. The Adviser is not obligated to return the Incentive Fee based on accrued income that is later determined to be uncollectible in cash.

Any incentive fee payable by us that relates to our Pre-Incentive Fee Net Investment Income may be computed and paid on income that may include interest that has been accrued, but not yet received, including original issue discount (“OID”), which may arise if we receive fees in connection with the origination of a loan or possibly in other circumstances, or contractual PIK interest, which represents contractual interest added to the loan balance and due at the end of the loan term. To the extent we do not distribute accrued PIK interest, the deferral of PIK interest has the simultaneous effects of increasing the assets under management and increasing the base management fee at a compounding rate, while generating investment income and increasing the incentive fee at a compounding rate. In addition, the deferral of PIK interest would also increase the loan-to-value ratio at a compounding rate if the issuer’s assets do not increase in value, and investments with a deferred interest feature, such as PIK interest, may represent a higher credit risk than loans on which interest must be paid in full in cash on a regular basis.

For example, if an entity defaults on a loan that is structured to provide accrued interest, it is possible that accrued interest previously included in the calculation of the incentive fee will become uncollectible. The Adviser is not under any obligation to reimburse us for any part of the incentive fee it received that was based on accrued income that we never received as a result of a default by an entity on the obligation that resulted in the accrual of such income, and such circumstances would result in us paying an incentive fee on income that we never received.

The Adviser’s liability is limited under the Investment Advisory Agreement, and we have agreed to indemnify the Adviser against certain liabilities, which may lead the Adviser to act in a riskier manner on our behalf than it would when acting for its own account.

Under the Investment Advisory Agreement, the Adviser does not assume any responsibility to us other than to render the services called for under the agreement, and it is not responsible for any action of our Board of Trustees in following or declining to follow the Adviser’s advice or recommendations. The Adviser maintains a contractual and fiduciary relationship with us. Under the terms of the Investment Advisory Agreement, the Adviser, its officers, managers, members, agents, employees and other affiliates are not liable to us for acts or omissions performed in accordance with and pursuant to the Investment Advisory Agreement, except those resulting from acts constituting willful misfeasance, bad faith, gross negligence or reckless disregard of the Adviser’s duties under the Investment Advisory Agreement. In addition, we have agreed to indemnify the Adviser and each of its officers, managers, members, agents, employees and other affiliates from and against all damages, liabilities, costs and expenses (including reasonable legal fees and other amounts reasonably paid in settlement) incurred by such persons arising out of or based on performance by the Adviser of its obligations under the Investment Advisory Agreement, except where attributable to willful misfeasance, bad faith, gross negligence or reckless disregard of the Adviser’s duties under the Investment Advisory Agreement. These protections may lead the Adviser to act in a riskier manner when acting on our behalf than it would when acting for its own account.

The Adviser may not be able to achieve the same or similar returns as those achieved by other portfolios managed by the Investment Committee.

Although the Investment Committee manages other investment portfolios, including accounts using investment objectives, investment strategies and investment policies similar to ours, we cannot assure you that we will be able to achieve the results realized by such portfolios.

We may experience fluctuations in our NAV and quarterly operating results.

We could experience fluctuations in our NAV due to a number of factors, including the timing of distributions to our shareholders, fluctuations in the value of the CLO securities that we hold, our ability or inability to make investments that meet our investment criteria, the interest and other income earned on our investments, the level of our expenses (including any interest or dividend rate payable on the debt securities or preferred shares we may issue), variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which we encounter competition in our markets and general economic conditions. As a result of these factors, our NAV and results for any period should not be relied upon as being indicative of our NAV and results in future periods.

Our Board of Trustees may change our operating policies and strategies without shareholder approval, the effects of which may be adverse.

Our board of trustees has the authority to modify or waive our current operating policies, investment criteria and strategies, other than those that we have deemed to be fundamental, without prior shareholder approval. We cannot predict the effect any changes to our current operating policies, investment criteria and strategies would have on our business, NAV, operating results and value of our securities. However, the effects of any such changes could adversely impact our ability to pay dividends and cause you to lose all or part of your investment.

We will be subject to corporate-level income tax if we are unable to maintain our RIC status for U.S. federal income tax purposes.

We can offer no assurance that we will be able to maintain RIC status. To obtain and maintain RIC tax treatment under the Code, we must meet certain annual distribution, income source and asset diversification requirements.

The annual distribution requirement for a RIC will be satisfied if we distribute dividends to our shareholders each tax year of an amount generally at least equal to 90% of the sum of our net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any. Because we use debt financing, we are subject to certain asset coverage requirements under the 1940 Act and may be subject to financial covenants that could, under certain circumstances, restrict us from making distributions necessary to satisfy the distribution requirement. If we are unable to obtain cash from other sources, we could fail to qualify for RIC tax treatment and thus become subject to corporate-level income tax.

The income source requirement will be satisfied if we obtain at least 90% of our income for each tax year from dividends, interest, gains from the sale of our securities or similar sources.

The asset diversification requirement will be satisfied if we meet certain asset composition requirements at the end of each quarter of our tax year. Failure to meet those requirements may result in our having to dispose of certain investments quickly in order to prevent the loss of RIC status. Because most of our investments are expected to be in CLO securities for which there will likely be no active public market, any such dispositions could be made at disadvantageous prices and could result in substantial losses.

If we fail to qualify for RIC tax treatment for any reason and remain or become subject to corporate income tax, the resulting corporate taxes could substantially reduce our net assets, the amount of income available for distribution and the amount of our distributions.

We may have difficulty paying our required distributions if we recognize income before or without receiving cash representing such income.

For federal income tax purposes, we will include in income certain amounts that we have not yet received in cash, such as OID or market discount, which may arise if we acquire a debt security at a significant discount to par, or payment-in-kind interest, which represents contractual interest added to the principal amount of a debt security and due at the maturity of the debt security. We also may be required to include in income certain other amounts that we have not yet, and may not ever, receive in cash. Our investments in payment-in-kind interest may represent a higher credit risk than loans for which interest must be paid in full in cash on a regular basis. For example, even if the accounting conditions for income accrual are met, the issuer of the security could still default when our actual collection is scheduled to occur upon maturity of the obligation.

Since, in certain cases, we may recognize income before or without receiving cash representing such income, we may have difficulty meeting the annual distribution requirement necessary to maintain RIC tax treatment under the Code. In addition, since our incentive fee is payable on our income recognized, rather than cash received, we may be required to pay advisory fees on income before or without receiving cash representing such income. The use of PIK and OID securities may provide certain benefits to the Adviser, including increasing management fees and incentive fee compensation.

Accordingly, we may have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. Market prices of OID instruments are more volatile because they are affected to a greater extent by interest rate changes than instruments that pay interest periodically in cash. Further, the interest rates on PIK loans may be higher to reflect the time-value of money on deferred interest payments and the higher credit risk of borrowers who may need to defer interest payments. If we are not able to obtain cash from other sources, we may fail to qualify for RIC tax treatment and thus become subject to corporate-level income tax.

Because we expect to distribute substantially all of our ordinary income and net realized capital gains to our shareholders, we may need additional capital to finance the acquisition of new investments and such capital may not be available on favorable terms, or at all.

In order to maintain our RIC status, we are required to distribute at least 90% of the sum of our net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any. As a result, these earnings will not be available to fund new investments, and we will need additional capital to fund growth in our investment portfolio. If we fail to obtain additional capital, we could be forced to curtail or cease new investment activities, which could adversely affect our business, operations and results. Even if available, if we are not able to obtain such capital on favorable terms, it could adversely affect our net investment income.

A disruption or downturn in the capital markets and the credit markets could impair our ability to raise capital and negatively affect our business.

We may be materially affected by market, economic and political conditions globally and in the jurisdictions and sectors in which we invest or operate, including conditions affecting interest rates and the availability of credit. Unexpected volatility, illiquidity, governmental action, currency devaluation or other events in the global markets in which we directly or indirectly hold positions could impair our ability to carry out our business and could cause us to incur substantial losses. These factors are outside our control and could adversely affect the liquidity and value of our investments, and may reduce our ability to make attractive new investments.

In particular, economic and financial market conditions significantly deteriorated for a significant part of the past decade as compared to prior periods. Global financial markets experienced considerable declines in the valuations of equity and debt securities, an acute contraction in the availability of credit and the failure of a number of leading financial institutions. As a result, certain government bodies and central banks worldwide, including the U.S. Treasury Department and the U.S. Federal Reserve, undertook unprecedented intervention programs, the effects of which remain uncertain. Although certain financial markets have improved, to the extent economic conditions experienced during the past decade recur, they may adversely impact our investments. Signs of deteriorating sovereign debt conditions in Europe and elsewhere and uncertainty regarding the U.S. economy more generally could lead to further disruption in the global markets. Trends and historical events do not imply, forecast or predict future events, and past performance is not necessarily indicative of future results. There can be no assurance that the assumptions made or the beliefs and expectations currently held by the Adviser will prove correct, and actual events and circumstances may vary significantly.

We may be subject to risk arising from a default by one of several large institutions that are dependent on one another to meet their liquidity or operational needs, so that a default by one institution may cause a series of defaults by the other institutions. This is sometimes referred to as “systemic risk” and may adversely affect financial intermediaries with which we interact in the conduct of our business.

U.S. and global markets recently have experienced increased volatility, including as a result of the recent failures of certain U.S. and non-U.S. banks, which could be harmful to the Fund and issuers in which it invests. For example, if a bank in which the Fund or issuer has an account fails, any cash or other assets in bank accounts may be temporarily inaccessible or permanently lost by the Fund or issuer. If a bank that provides a subscription line credit facility, asset-based facility, other credit facility and/or other services to the Fund or an issuer fails, the Fund or the issuer could be unable to draw funds under its credit facilities or obtain replacement credit facilities or other services from other lending institutions with similar terms. Even if banks used by the Fund and issuers in which the Fund invests remain solvent, continued volatility in the banking sector could cause or intensify an economic recession, increase the costs of banking services or result in the issuers being unable to obtain or refinance indebtedness at all or on as favorable terms as could otherwise have been obtained. Conditions in the banking sector are evolving, and the scope of any potential impacts to the Fund and issuers, both from market conditions and also potential legislative or regulatory responses, are uncertain. Continued market volatility and uncertainty and/or a downturn in market and economic and financial conditions, as a result of developments in the banking industry or otherwise (including as a result of delayed access to cash or credit facilities), could have an adverse impact on the Fund and issuers in which it invests.

We also may be subject to risk arising from a broad sell off or other shift in the credit markets, which may adversely impact our income and NAV. In addition, if the value of our assets declines substantially, we may fail to maintain the minimum asset coverage imposed upon us by the 1940 Act. See “— Risks Related to Our Investments — We may leverage our portfolio, which would magnify the potential for gain or loss on amounts invested and will increase the risk of investing in us” and “Regulation as a Closed-End Management Investment Company.” Any such failure would affect our ability to issue preferred shares, debt securities and other senior securities, including borrowings, and may affect our ability to pay distributions on our capital stock, which could materially impair our business operations. Our liquidity could be impaired further by an inability to access the capital markets or to obtain additional debt financing. For example, we cannot be certain that we would be able to obtain debt financing on commercially reasonable terms, if at all. See “— Risks Related to Our Investments — If we are unable to obtain, and/or refinance debt capital, our business could be materially adversely affected.” In previous market cycles, many lenders and institutional investors have previously reduced or ceased lending to borrowers. In the event of such type of market turmoil and tightening of credit, increased market volatility and widespread reduction of business activity could occur, thereby limiting our investment opportunities. Moreover, we are unable to predict when economic and market conditions may be favorable in future periods. Even if market conditions are broadly favorable over the long term, adverse conditions in particular sectors of the financial markets could adversely impact our business.

If we are unable to obtain and/or refinance debt capital, our business could be materially adversely affected.

We may obtain debt financing in order to obtain funds to make additional investments and grow our portfolio of investments. Such debt capital may take the form of a term credit facility with a fixed maturity date or other fixed term instruments, and we may be unable to extend, refinance or replace such debt financings prior to their maturity. If we are unable to obtain or refinance debt capital on commercially reasonable terms, our liquidity will be lower than it would have been with the benefit of such financings, which would limit our ability to grow our business. In addition, holders of our Shares would not benefit from the potential for increased returns on equity that incurring leverage creates. Any such limitations on our ability to grow and take advantage of leverage may decrease our earnings, if any, and distributions to shareholders. In addition, in such event, we may need to liquidate certain of our investments, which may be difficult to sell if required, meaning that we may realize significantly less than the value at which we have recorded our investments. Furthermore, to the extent we are not able to raise capital and are at or near our targeted leverage ratios, we may receive smaller allocations, if any, on new investment opportunities under the Adviser’s allocation policy.

Debt capital that is available to us in the future, if any, including upon the refinancing of then-existing debt prior to its maturity, may be at a higher cost and on less favorable terms and conditions than costs and other terms and conditions at which we can currently obtain debt capital. In addition, if we are unable to repay amounts outstanding under any such debt financings and are declared in default or are unable to renew or refinance these debt financings, we may not be able to make new investments or operate our business in the normal course. These situations may arise due to circumstances that we may be unable to control, such as lack of access to the credit markets, a severe decline in the value of the U.S. dollar, an economic downturn or an operational problem that affects third parties or us, and could materially damage our business.

We may be more susceptible than a diversified fund to being adversely affected by any single corporate, economic, political or regulatory occurrence.

We are classified as “non-diversified” under the 1940 Act. As a result, we can invest a greater portion of our assets in obligations of a single issuer than a “diversified” fund. We may therefore be more susceptible than a diversified fund to being adversely affected by any single corporate, economic, political or regulatory occurrence. In particular, because our portfolio of investments may lack diversification among CLO securities and related investments, we are susceptible to a risk of significant loss if one or more of these CLO securities and related investments experience a high level of defaults on the collateral that they hold.

Regulations governing our operation as a registered closed-end management investment company affect our ability to raise additional capital and the way in which we do so. The raising of debt capital may expose us to risks, including the typical risks associated with leverage.

Under the provisions of the 1940 Act, we are permitted, as a registered closed-end management investment company, to issue senior securities (including debt securities, preferred shares and/or borrowings from banks or other financial institutions); provided we meet certain asset coverage requirements (i.e., 300% for senior securities representing indebtedness and 200% in the case of the issuance of preferred shares under current law). See “— Risks Related to Our Investments — We may leverage our portfolio, which would magnify the potential for gain or loss on amounts invested and will increase the risk of investing in us” for details concerning how asset coverage is calculated. If the value of our assets declines, we may be unable to satisfy this test. If that happens, we may be required to sell a portion of our investments and, depending on the nature of our leverage, repay a portion of our indebtedness at a time when such sales or redemptions may be disadvantageous. Also, any amounts that we use to service or repay our indebtedness would not be available for distributions to our shareholders.

We are not generally able to issue and sell Shares at a price below the then current NAV per share (exclusive of any distributing commission or discount). We may, however, sell Shares at a price below the then current NAV per share (1) in connection with a rights offering to our existing shareholders, (2) with the consent of the majority of our shareholders, (3) upon the conversion of a convertible security in accordance with its terms or (4) under such circumstances as the SEC may permit.

Significant shareholders may control the outcome of matters submitted to our shareholders or adversely impact us and our shareholders.

To the extent any shareholder, individually or acting together with other shareholders, controls a significant number of our voting securities (as defined in the 1940 Act) or any class of voting securities, they may have the ability to control the outcome of matters submitted to our shareholders for approval, including the election of Trustees and any merger, consolidation or sale of all or substantially all of our assets, and may cause actions to be taken that you may not agree with or that are not in your interests or those of other securityholders.

We are subject to the risk of legislative and regulatory changes impacting our business or the markets in which we invest.

Legal and regulatory changes.  Legal and regulatory changes could occur and may adversely affect us and our ability to pursue our investment strategies and/or increase the costs of implementing such strategies. New or revised laws or regulations may be imposed by the CFTC, the SEC, the U.S. Federal Reserve, other banking regulators, other governmental regulatory authorities or self-regulatory organizations that supervise the financial markets that could adversely affect us. In particular, these agencies are empowered to promulgate a variety of new rules pursuant to recently enacted financial reform legislation in the United States. We also may be adversely affected by changes in the enforcement or interpretation of existing statutes and rules by these governmental regulatory authorities or self-regulatory organizations. Such changes, or uncertainty regarding any such changes, could adversely affect the strategies and plans set forth in this prospectus and may result in our investment focus shifting from the areas of expertise of the Investment Committee to other types of investments in which the investment team may have less expertise or little or no experience. Thus, any such changes, if they occur, could have a material adverse effect on our results of operations and the value of your investment.

Derivative Investments.  The derivative investments in which we may invest are subject to comprehensive statutes, regulations and margin requirements. In particular, certain provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act,” requires certain standardized derivatives to be executed on a regulated market and cleared through a central counterparty, which may result in increased margin requirements and costs for us. The Dodd-Frank Act also established minimum margin requirements on certain uncleared derivatives which may result in us and our counterparties posting higher margin amounts for uncleared derivatives. In addition, we have claimed an exclusion from the definition of the term “commodity pool operator” pursuant to CFTC No-Action Letter 12-38 issued by the staff of the CFTC Division of Swap Dealer and Intermediary Oversight. For us to continue to qualify for this exclusion, (i) the aggregate initial margin and premiums required to establish our positions in derivative instruments subject to the jurisdiction of the CEA, and (other than positions entered into for hedging purposes) may not exceed five percent of our liquidation value, (ii) the net notional value of our aggregate investments in CEA-regulated derivative instruments (other than positions entered into for hedging purposes) may not exceed 100% of our liquidation value, or (iii) we must meet an alternative test appropriate for a “fund of funds” as set forth in CFTC No-Action Letter 12-38. In the event we fail to qualify for the exclusion and the Adviser is required to register as a “commodity pool operator” in connection with serving as our investment adviser and becomes subject to additional disclosure, recordkeeping and reporting requirements, our expenses may increase. The Adviser has claimed an exclusion from the definition of the term “commodity pool operator” under the CEA pursuant to CFTC Regulation 4.5 under the CEA promulgated by the CFTC with respect to us, and we currently operate in a manner that would permit the Adviser to continue to claim such exclusion.

Under SEC Rule 18f-4, related to the use of derivatives, short sales, reverse repurchase agreements and certain other transactions by registered investment companies, we are permitted to enter into derivatives and other transactions that create future payment or delivery obligations, including short sales, notwithstanding the senior security provisions of the 1940 Act if we comply with certain value-at-risk leverage limits and derivatives risk management program and board oversight and reporting requirements or comply with a “limited derivatives users” exception. We have elected to rely on the limited derivatives users exception. We may change this election and comply with the other provisions of Rule 18f-4 related to Derivatives Transactions at any time and without notice. To satisfy the limited derivatives users exception, we have adopted and implemented written policies and procedures reasonably designed to manage our derivatives risk and limit our derivatives exposure in accordance with Rule 18f-4. Rule 18f-4 also permits us to enter into reverse repurchase agreements or similar financing transactions notwithstanding the senior security provisions of the 1940 Act if we aggregate the amount of indebtedness associated with our reverse repurchase agreements or similar financing transactions with the aggregate amount of any other senior securities representing indebtedness when calculating our asset coverage ratios as discussed above or treat all such transactions as Derivatives Transactions for all purposes under Rule 18f-4. In addition, we are permitted to invest in a security on a when-issued or forward-settling basis, or with a non-standard settlement cycle, and the transaction will be deemed not to involve a senior security under the 1940 Act, provided that (i) we intend to physically settle the transaction and (ii) the transaction will settle within 35 days of its trade date (the “Delayed-Settlement Securities Provision”). We may otherwise engage in such transactions that do not meet the conditions of the Delayed-Settlement Securities Provision so long as we treat any such transaction as a “derivatives transaction” for purposes of compliance with the rule. Furthermore, we are permitted to enter into an unfunded commitment agreement, and such unfunded commitment agreement will not be subject to the asset coverage requirements under the 1940 Act, if we reasonably believe, at the time we enter into such agreement, that we will have sufficient cash and cash equivalents to meet our obligations with respect to all such agreements as they come due. We cannot predict the effects of these requirements. The Adviser intends to monitor developments and seek to manage our assets in a manner consistent with achieving our investment objective, but there can be no assurance that it will be successful in doing so.

Loan Securitizations.  Section 619 of the Dodd-Frank Act, commonly referred to as the “Volcker Rule,” generally prohibits, subject to certain exemptions, covered banking entities from engaging in proprietary trading or sponsoring, or acquiring or retaining an ownership interest in, a hedge fund or private equity fund, or “covered funds,” (which have been broadly defined in a way which could include many CLOs). Given the limitations on banking entities investing in CLOs that are covered funds, the Volcker Rule may adversely affect the market value or liquidity of any or all of the investments held by us. Although the Volcker Rule and the implementing rules exempt “loan securitizations” from the definition of covered fund, not all CLOs will qualify for this exemption.

In June 2020, the five federal agencies responsible for implementing the Volcker Rule adopted amendments to the Volcker Rule’s implementing regulations, including changes relevant to the treatment of securitizations (the “Volcker Changes”). Among other things, the Volcker Changes ease certain aspects of the “loan securitization” exclusion, and create additional exclusions from the “covered fund” definition, and narrow the definition of “ownership interest” to exclude certain “senior debt interests.” Also, under the Volcker Changes, a debt interest would no longer be considered an “ownership interest” solely because the holder has the right to remove or replace the manager following a cause-related default. The Volcker Changes were effective October 1, 2020. It is currently unclear how, or if, the Volcker Changes will affect the CLO securities in which the Fund invests.

U.S. Risk Retention. In October 2014, six federal agencies (the Federal Deposit Insurance Corporation, or the “FDIC,” the Comptroller of the Currency, the Federal Reserve Board, the SEC, the Department of Housing and Urban Development and the Federal Housing Finance Agency) adopted joint final rules implementing certain credit risk retention requirements contemplated in Section 941 of the Dodd-Frank Act, or the “Final U.S. Risk Retention Rules.” These rules were published in the Federal Register on December 24, 2014. With respect to the regulation of CLOs, the Final U.S. Risk Retention Rules require that the “sponsor” or a “majority owned affiliate” thereof (in each case as defined in the rules), will retain an “eligible vertical interest” or an “eligible horizontal interest” (in each case as defined therein) or any combination thereof in the CLO in the manner required by the Final U.S. Risk Retention Rules.

The Final U.S. Risk Retention Rules became fully effective on December 24, 2016, or the “Final U.S. Risk Retention Effective Date,” and to the extent applicable to CLOs, the Final U.S. Risk Retention Rules contain provisions that may adversely affect the return of our investments. On February 9, 2018, a three judge panel of the United States Court of Appeals for the District of Columbia Circuit, or the “DC Circuit Court,” rendered a decision in The Loan Syndications and Trading Association v. Securities and Exchange Commission and Board of Governors of the Federal Reserve System, No. 1:16-cv-0065, in which the DC Circuit Court held that open market CLO collateral managers are not “securitizers” subject to the requirements of the Final U.S. Risk Retention Rules, or the “DC Circuit Ruling.” Thus, collateral managers of open market CLOs are no longer required to comply with the Final U.S. Risk Retention Rules at this time. As such, it is possible that some collateral managers of open market CLOs will decide to dispose of the notes (or cause their majority owned affiliates to dispose of the notes) constituting the “eligible vertical interest” or “eligible horizontal interest” they were previously required to retain, or decide to take other action with respect to such notes that is not otherwise prohibited by the Final U.S. Risk Retention Rules. To the extent either the underlying collateral manager or its majority-owned affiliate divests itself of such notes, this will reduce the degree to which the relevant collateral manager’s incentives are aligned with those of the noteholders of the CLO (which may include us as a CLO noteholder), and could influence the way in which the relevant collateral manager manages the CLO assets and/or makes other decisions under the transaction documents related to the CLO in a manner that is adverse to us.

There can be no assurance or representation that any of the transactions, structures or arrangements currently under consideration by or currently used by CLO market participants will comply with the Final U.S. Risk Retention Rules to the extent such rules are reinstated or otherwise become applicable to open market CLOs. The ultimate impact of the Final U.S. Risk Retention Rules on the loan securitization market and the leveraged loan market generally remains uncertain, and any negative impact on secondary market liquidity for securities comprising a CLO may be experienced due to the effects of the Final U.S. Risk Retention Rules on market expectations or uncertainty, the relative appeal of other investments not impacted by the Final U.S. Risk Retention Rules and other factors.

EU/UK Risk Retention. The securitization industry in both European Union (“EU”) and the United Kingdom (“UK”) has also undergone a number of significant changes in the past few years. Regulation (EU) 2017/2402 relating to a European framework for simple, transparent and standardized securitization (as amended by Regulation (EU) 2021/557 and as further amended from time to time, the “EU Securitization Regulation”) applies to certain specified EU investors, and Regulation (EU) 2017/2402 relating to a European framework for simple, transparent and standardised securitization in the form in effect on 31 December 2020 (which forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”)) (as amended by the Securitization (Amendment) (EU Exit) Regulations 2019 and as further amended from time to time, the “UK Securitization Regulation” and, together with the EU Securitization Regulation, the “Securitization Regulations”) applies to certain specified UK investors, in each case, who are investing in a “securitisation” (as such term is defined under each Securitization Regulation).

The due diligence requirements of Article 5 of the EU Securitization Regulation (the “EU Due Diligence Requirements”) apply to each investor that is an “institutional investor” (as such term is defined in the EU Securitization Regulation), being an investor which is one of the following: (a) an insurance undertaking as defined in Directive 2009/138/EC of the European Parliament and of the Council of 25 November 2009 on the taking-up and pursuit of the business of Insurance and Reinsurance (Solvency II) (recast) (“Solvency II”); (b) a reinsurance undertaking as defined in Solvency II; (c) subject to certain conditions and exceptions, an institution for occupational retirement provision falling within the scope of Directive (EU) 2016/2341 of the European Parliament and of the Council of 14 December 2016 on the activities and supervision of institutions for occupational retirement provision (IORPs) (the “IORP Directive”), or an investment manager or an authorised entity appointed by an institution for occupational retirement provision pursuant to the IORP Directive; (d) an alternative investment fund manager (“AIFM”) as defined in Directive 2011/61/EU of the European Parliament and of the Council of 8 June 2011 on Alternative Investment Fund Managers that manages and/or markets alternative investment funds in the EU; (e) an undertaking for the collective investment in transferable securities (“UCITS”) management company, as defined in Directive 2009/65/EC of the European Parliament and of the Council of 13 July 2009 on the coordination of laws, regulations and administrative provisions relating to undertakings for collective investment in transferable securities (UCITS) (the “UCITS Directive”); (f) an internally managed UCITS, which is an investment company authorised in accordance with the UCITS Directive and which has not designated a management company authorised under the UCITS Directive for its management; or (g) a credit institution as defined in Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms (the “CRR”) for the purposes of the CRR, or an investment firm as defined in the CRR, in each case, such investor an “EU Institutional Investor.”

The due diligence requirements of Article 5 of the UK Securitization Regulation (the “UK Due Diligence Requirements” and, together with the EU Due Diligence Requirements, the “Due Diligence Requirements”) apply to each investor that is an “institutional investor” (as such term is defined in the UK Securitization Regulation), being an investor which is one of the following: (a) an insurance undertaking as defined in the Financial Services and Markets Act 2000 (as amended, the “FSMA”); (b) a reinsurance undertaking as defined in the FSMA; (c) an occupational pension scheme as defined in the Pension Schemes Act 1993 that has its main administration in the UK, or a fund manager of such a scheme appointed under the Pensions Act 1995 that, in respect of activity undertaken pursuant to that appointment, is authorised under the FSMA; (d) an AIFM (as defined in the Alternative Investment Fund Managers Regulations 2013 (the “AIFM Regulations”)) which markets or manages AIFs (as defined in the AIFM Regulations) in the UK; (e) a management company as defined in the FSMA; (f) a UCITS as defined by the FSMA, which is an authorised open ended investment company as defined in the FSMA; (g) a FCA investment firm as defined by the CRR as it forms part of UK domestic law by virtue of EUWA (the “UK CRR”); or (h) a CRR investment firm as defined in the UK CRR, in each case, such investor a “UK Institutional Investor” and, such investors together with EU Institutional Investors, “Institutional Investors.”

Among other things, the applicable Due Diligence Requirements require that prior to holding a “securitisation position” (as defined in each Securitization Regulation) an Institutional Investor (other than the originator, sponsor or original lender) has verified that:

(1)	the originator, sponsor or original lender will retain on an ongoing basis a material net economic interest which, in any event, shall be not less than five per cent. in the securitization, determined in accordance with Article 6 of the applicable Securitization Regulation, and has disclosed the risk retention to such Institutional Investor;

(2)	(in the case of each EU Institutional Investor only) the originator, sponsor or securitization special purpose entity (“SSPE”) has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation in accordance with the frequency and modalities provided for thereunder;

(3)	(in the case of each UK Institutional Investor only) the originator, sponsor or SSPE:

(i)	if established in the UK has, where applicable, made available the information required by Article 7 of the UK Securitization Regulation (the “UK Transparency Requirements”) in accordance with the frequency and modalities provided for thereunder; or

(ii)	if established in a country other than the UK, where applicable, made available information which is substantially the same as that which it would have made available under the UK Transparency Requirements if it had been established in the UK, and has done so with such frequency and modalities as are substantially the same as those with which it would have made information available under the UK Transparency Requirements if it had been established in the UK; and

(4)	in the case of each Institutional Investor, where the originator or original lender either (i) is not a credit institution or an investment firm (each as defined in the applicable Securitization Regulation) or (ii) is established in a third country (being (x) in respect of the EU Securitization Regulation, a country other than an EU member state, or (y) in respect of the UK Securitization Regulation, a country other than the UK), the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes in order to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

The Due Diligence Requirements further require that prior to holding a securitisation position, an Institutional Investor, other than the originator, sponsor or original lender, carry out a due diligence assessment which enables it to assess the risks involved, including but not limited to (a) the risk characteristics of the individual securitisation position and the underlying exposures; and (b) all the structural features of the securitization that can materially impact the performance of the securitisation position, including the contractual priorities of payment and priority of payment-related triggers, credit enhancements, liquidity enhancements, market value triggers, and transaction-specific definitions of default.

In addition, pursuant to the applicable Due Diligence Requirements, while holding a securitization position, an Institutional Investor, other than the originator, sponsor or original lender, is subject to various ongoing monitoring obligations, including but not limited to: (a) establishing appropriate written procedures to monitor compliance with the Due Diligence Requirements and the performance of the securitisation position and of the underlying exposures; (b) performing stress tests on the cash flows and collateral values supporting the underlying exposures or, in the absence of sufficient data on cash flows and collateral values, stress tests on loss assumptions, having regard to the nature, scale and complexity of the risk of the securitisation position; (c) ensuring internal reporting to its management body so that the management body is aware of the material risks arising from the securitisation position and so that those risks are adequately managed; and (d) being able to demonstrate to its competent authorities, upon request, that it has a comprehensive and thorough understanding of the securitisation position and underlying exposures and that it has implemented written policies and procedures for the risk management of the securitisation position and for maintaining records of (i) the verifications and due diligence in accordance with the applicable Due Diligence Requirements and (ii) any other relevant information.

Any Institutional Investor that fails to comply with the applicable Due Diligence Requirements in respect of a securitization position which it holds may become subject to a range of regulatory sanctions including, in the case of a credit institution, investment firm, insurer or reinsurer, a punitive regulatory capital charge with respect to such securitization position, or, in certain other cases, a requirement to take corrective action.

CLOs issued in Europe are generally structured in compliance with the Securitization Regulations so that prospective investors subject to the Securitization Regulations can invest in compliance with such requirements. To the extent a CLO is structured in compliance with the Securitization Regulations, our ability to invest in the residual tranches of such CLOs could be limited, or we could be required to hold our investment for the life of the CLO. If a CLO has not been structured to comply with the Securitization Regulations, it will limit the ability of Institutional Investors to purchase CLO securities, which may adversely affect the price and liquidity of the securities (including the residual tranche) in the secondary market. Additionally, the Securitization Regulations and any regulatory uncertainty in relation thereto may reduce the issuance of new CLOs and reduce the liquidity provided by CLOs to the leveraged loan market generally. Reduced liquidity in the loan market could reduce investment opportunities for collateral managers, which could negatively affect the return of our investments. Any reduction in the volume and liquidity provided by CLOs to the leveraged loan market could also reduce opportunities to redeem or refinance the securities comprising a CLO in an optional redemption or refinancing and could negatively affect the ability of obligors to refinance of their collateral obligations, either of which developments could increase defaulted obligations above historic levels.

Japanese Risk Retention. The Japanese Financial Services Agency (the “JFSA”) published a risk retention rule as part of the regulatory capital regulation of certain categories of Japanese investors seeking to invest in securitization transactions (the “JRR Rule”). The JRR Rule mandates an “indirect” compliance requirement, meaning that certain categories of Japanese investors will be required to apply higher risk weighting to securitization exposures they hold unless the relevant originator commits to hold a retention interest equal to at least 5% of the exposure of the total underlying assets in the transaction (the “Japanese Retention Requirement”) or such investors determine that the underlying assets were not “inappropriately originated.” The Japanese investors to which the JRR Rule applies include banks, bank holding companies, credit unions (shinyo kinko), credit cooperatives (shinyo kumiai), labor credit unions (rodo kinko), agricultural credit cooperatives (nogyo kyodo kumiai), ultimate parent companies of large securities companies and certain other financial institutions regulated in Japan (such investors, “Japanese Affected Investors”). Such Japanese Affected Investors may be subject to punitive capital requirements and/or other regulatory penalties with respect to investments in securitizations that fail to comply with the Japanese Retention Requirement.

The JRR Rule became effective on March 31, 2019. At this time, there are a number of unresolved questions and no established line of authority, precedent or market practice that provides definitive guidance with respect to the JRR Rule, and no assurances can be made as to the content, impact or interpretation of the JRR Rule. In particular, the basis for the determination of whether an asset is “inappropriately originated” remains unclear and, therefore, unless the JFSA provides further specific clarification, it is possible that CLO securities we have purchased may contain assets deemed to be “inappropriately originated” and, as a result, may not be exempt from the Japanese Retention Requirement. The JRR Rule or other similar requirements may deter Japanese Affected Investors from purchasing CLO securities, which may limit the liquidity of CLO securities and, in turn, adversely affect the price of such CLO securities in the secondary market. Whether and to what extent the JFSA may provide further clarification or interpretation as to the JRR Rule is unknown.

Private Funds Rule. On February 9, 2022, the SEC proposed certain rules and amendments under the Investment Advisers Act of 1940, as amended, to enhance the regulations applicable to private fund advisers (the “Proposed Private Fund Rules”) that, if adopted in their current form, would affect investment advisers such as the CLO collateral managers, by, among other things, (i) requiring such managers to comply with additional reporting and compliance obligations, (ii) prohibiting certain types of preferential treatment, including, among other things, the provision of information regarding portfolio holdings of the private fund, and (iii) prohibiting or imposing requirements on certain business practices, including prohibiting certain types of indemnification (which could include indemnification provided for in the CLO’s management agreement) and requiring fairness opinions for adviser-led secondary transactions. Because most CLOs in which we invest rely on Section 3(c)(7) of the 1940 Act, each such CLO will be considered a “private fund” within the meaning of the Proposed Private Fund Rules. The costs in complying with certain of the reporting and compliance obligations under the Proposed Private Fund Rules could be substantial, and it is unclear if the costs of preparing such reports would be borne by the CLO or the CLO’s collateral manager. If the CLOs in which we invest are responsible for such expenses, it could affect the return on our investments in CLO securities. In addition, if any CLO collateral manager were prohibited from discussing the underlying portfolio of CLO assets with investors, entirely or absent highly specific disclosure, it could result in a reduction or elimination of any CLO collateral manager’s ability to provide information to us relating to such CLO’s assets other than the reporting required by the CLO’s transaction documents. In addition, the Proposed Private Fund Rules could adversely affect a CLO’s ability to consummate a refinancing or other optional redemption. As a result, adoption of the Proposed Private Fund Rules could have a material and adverse effect on the market value and/or liquidity of the CLO securities in which we invest.

The SEC staff could modify its position on certain non-traditional investments, including investments in CLO securities.

The staff of the SEC from time to time has undertaken a broad review of the potential risks associated with different asset management activities, focusing on, among other things, liquidity risk and leverage risk. The staff of the Division of Investment Management of the SEC has, in correspondence with registered management investment companies, previously raised questions about the level of, and special risks associated with, investments in CLO securities. While it is not possible to predict what conclusions, if any, the staff may reach in these areas, or what recommendations, if any, the staff might make to the SEC, the imposition of limitations on investments by registered management investment companies in CLO securities could adversely impact our ability to implement our investment strategy and/or our ability to raise capital through public offerings, or could cause us to take certain actions that may result in an adverse impact on our shareholders, our financial condition and/or our results of operations. We are unable at this time to assess the likelihood or timing of any such regulatory development.

General Risk Factors

Terrorist actions, natural disasters, outbreaks or pandemics may disrupt the market and impact our operations.

Terrorist acts, acts of war, natural disasters, outbreaks or pandemics may disrupt our operations, as well as the operations of the businesses in which we invest. Such acts have created, and continue to create, economic and political uncertainties and have contributed to global economic instability. For example, many countries have experienced outbreaks of infectious illnesses in recent decades, including swine flu, avian influenza, SARS and COVID-19. Since December 2019, the spread of COVID-19 has caused social unrest and commercial disruption on a global scale.

Global economies and financial markets are highly interconnected, and conditions and events in one country, region or financial market may adversely impact issuers in a different country, region or financial market. The COVID-19 pandemic has magnified these risks and has had, and may continue to have, a material adverse impact on local economies in the affected jurisdictions and also on the global economy, as cross border commercial activity and market sentiment have been impacted by the outbreak and government and other measures seeking to contain its spread. The effects of the COVID-19 pandemic contributed to increased volatility in global financial markets and likely will affect countries, regions, companies, industries and market sectors more dramatically than others. The COVID-19 pandemic has had, and any other outbreak of an infectious disease or serious environmental or public health concern could have, a significant negative impact on economic and market conditions, could exacerbate pre-existing political, social and economic risks in certain countries or regions and could trigger a prolonged period of global economic slowdown, which may impact us and our underlying investments.

Following the onset of the pandemic, certain CLOs experienced increased defaults by underlying borrowers. Obligor defaults and rating agency downgrades caused, and may in the future cause, payments that would have otherwise been made to the CLO equity or CLO debt securities to instead be diverted to buy additional loans within a given CLO or paid to senior CLO debt holders as an early amortization payment. In addition, defaults and downgrades of underlying obligors caused, and in the future to cause, a decline in the value of CLO securities generally. If CLO cash flows or income decrease as a result of the pandemic, the portion of our distribution comprised of a return of capital could increase or distributions could be reduced.

We are subject to risks related to cybersecurity and other disruptions to information systems.

We are highly dependent on the communications and information systems of the Adviser, the Administrator and their affiliates as well as certain other third-party service providers. We, and our service providers, are susceptible to operational and information security risks. While we, the Adviser and the Administrator have procedures in place with respect to information security, technologies may become the target of cyber-attacks or information security breaches that could result in the unauthorized gathering, monitoring, release, misuse, loss or destruction of our and/or our shareholders’ confidential and other information, or otherwise disrupt our operations or those of our service providers. Disruptions or failures in the physical infrastructure or operating systems and cyber-attacks or security breaches of the networks, systems or devices that we and our service providers use to service our operations, or disruption or failures in the movement of information between service providers could disrupt and impact the service providers’ and our operations, potentially resulting in financial losses, the inability of our shareholders to transact business and of us to process transactions, inability to calculate our NAV, misstated or unreliable financial data, violations of applicable privacy and other laws, regulatory fines, penalties, litigation costs, increased insurance premiums, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs. Our service providers’ policies and procedures with respect to information security have been established to seek to identify and mitigate the types of risk to which we and our service providers are subject. As with any risk management system, there are inherent limitations to these policies and procedures as there may exist, or develop in the future, risks that have not been anticipated or identified. There can be no assurance that we or our service providers will not suffer losses relating to information security breaches (including cyber-attacks) or other disruptions to information systems in the future.

LIMITS OF RISK DISCLOSURES

The above discussions of the various risks associated with the Fund and the Shares are not, and are not intended to be, a complete enumeration or explanation of the risks involved in an investment in the Fund, as the above discussion does not address unknown risks that may be material to the Fund. Prospective investors should read this entire Prospectus and consult with their own advisors before deciding whether to invest in the Fund. In addition, as the Fund’s investment program changes or develops over time, an investment in the Fund may be subject to risk factors not described in this Prospectus. Additional risks and uncertainties not currently known to the Fund also may materially adversely affect the Fund’s business, financial condition and/or operating results. The Fund will update this Prospectus to account for any material changes in the risks involved with an investment in the Fund.

MANAGEMENT

Our Board of Trustees is responsible for the overall management and supervision of our business and affairs, including the appointment of advisers. Our Trustees may appoint officers who assist in managing our day-to-day affairs.

The Board of Trustees

The Board of Trustees currently consists of six members, four of whom are not “interested persons” (as defined in the 1940 Act) of us. We refer to these Trustees as our “Independent Trustees.” The responsibilities of the Board of Trustees include oversight of the valuation of the Fund’s assets, corporate governance activities, oversight of the Fund’s financing arrangements and oversight of the Fund’s investment activities.

The Adviser

Our Board of Trustees is responsible for the overall management and supervision of our business and affairs, including the appointment of advisers and sub-advisers. Pursuant to the Investment Advisory Agreement, our Board of Trustees has appointed Eagle Point Credit Management as our investment adviser.

The Adviser is registered as an investment adviser with the SEC. As of June 30, 2024, the Adviser, collectively, with certain of its affiliates, had approximately $10 billion of total assets under management (including capital commitments that were undrawn as of such date) for investment.

The Adviser was established in November 2012 by Thomas P. Majewski and Stone Point as investment manager of the Trident Funds. The Adviser is wholly owned by EP Holdings. EP Holdings, in turn is primarily owned by certain of the Trident Funds through intermediary holding companies. Additionally, the Adviser’s Investment Committee and certain other employees also hold indirect ownership interests in the Adviser. The Adviser is ultimately governed through intermediary holding companies by the Adviser’s Board of Managers, which includes Mr. Majewski and certain principals of Stone Point. See “Management” below and “Management of the Fund–Adviser’s Board of Managers” in the SAI. The Adviser is located at 600 Steamboat Road, Suite 202, Greenwich, CT 06830. Stone Point is the investment manager of the Trident Funds. Stone Point, an investment adviser registered with the SEC, is a specialized private equity firm focused on the financial services industry.

In addition to managing our investments, the Adviser and its affiliates and the members of the Investment Committee manage investment accounts for other clients, including other closed-end management investment companies that are registered under the 1940 Act, privately offered pooled investment vehicles and institutional separate accounts. Many of these accounts pursue an investment strategy that substantially or partially overlaps with the strategy that we pursue. The Adviser’s affiliation with Stone Point and certain of the Trident Funds, and the management of other vehicles and accounts by the Adviser’s affiliates, give rise to certain conflicts of interest. See “Conflicts of Interest.”

Management Fee and Incentive Fee

We pay the Adviser a fee for its services under the Investment Advisory Agreement consisting of two components — a base management fee and an incentive fee.

Base management fee. The base management fee is calculated monthly and payable quarterly in arrears and equals an annual rate of 1.75% of our Managed Assets. The base management fee is calculated based on our Managed Assets at the end of the most recently completed calendar month, provided, that, if the Fund calculates its net asset value more frequently than monthly, the Base Management Fee shall be calculated on the same frequency as the net asset value is calculated. In addition, the base management fee for any partial calculation period is pro-rated (based on the number of days actually elapsed at the end of such calculation period relative to the total number of days in such calculation period).

Incentive fee.  We pay the Adviser an incentive fee based on our performance. The incentive fee is payable quarterly in arrears and equals 20% of our “Pre-Incentive Fee Net Investment Income” for the immediately preceding quarter, subject to a hurdle and a “catch up” feature. No incentive fees are payable to our investment adviser in respect of any capital gains. For this purpose, “Pre-Incentive Fee Net Investment Income” means (a) interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence and consulting fees) accrued during the calendar quarter, minus (b) our operating expenses for the quarter (including the base management fee, expenses payable under the Administration Agreement to Eagle Point Administration, and any interest expense and/or dividends paid on any issued and outstanding debt or preferred shares, but excluding organizational and offering expenses and the incentive fee) after giving application to the Expense Limitation and Reimbursement Agreement (as defined below). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as OID, debt instruments payment-in-kind (“PIK”) interest and zero-coupon securities), accrued income that we have not yet received in cash. The Adviser is not obligated to return the Incentive Fee based on income it receives on deferred interest that is later determined to be uncollectible in cash. Pre-Incentive Fee Net Investment Income does not include any capital gains or losses.

Pre-Incentive Fee Net Investment Income, expressed as a rate of return on the value of our net assets at the end of the immediately preceding calendar quarter, is compared to a hurdle of 2.00% (8.00% annualized) of our NAV per quarter. For such purposes, our quarterly rate of return is determined by dividing our Pre-Incentive Fee Net Investment Income by our reported net assets as of the prior period end.

The incentive fee in each calendar quarter is paid to the Adviser as follows:

●	no incentive fee in any calendar quarter in which our Pre-Incentive Fee Net Investment Income does not exceed the hurdle of 2.00% (8.00% annualized) of our NAV;

●	100% of our Pre-Incentive Fee Net Investment Income with respect to that portion of such Pre-Incentive Fee Net Investment Income, if any, that exceeds the hurdle but is less than 2.00% (8.00% annualized) of our NAV in any calendar quarter. We refer to this portion of our Pre-Incentive Fee Net Investment Income (which exceeds the hurdle but is less than 2.50% (10.00% annualized) of our NAV) as the “catch-up.” The “catch-up” is meant to provide the Adviser with 20% of our Pre-Incentive Fee Net Investment Income as if a hurdle did not apply if this net investment income meets or exceeds 2.50% (10.00% annualized) of our NAV in any calendar quarter; and

●	20% of the amount of our Pre-Incentive Fee Net Investment Income, if any, that exceeds 2.50% (10.00% annualized) of our NAV in any calendar quarter is payable to the Adviser (that is, once the hurdle is reached and the catch-up is achieved, 10.00% of all Pre-Incentive Fee Net Investment Income thereafter is paid to the Adviser).

You should be aware that a rise in the general level of interest rates can be expected to lead to higher interest rates applicable to our investments. Accordingly, an increase in interest rates would make it easier for us to meet or exceed the incentive fee hurdle rate and may result in a substantial increase of the amount of incentive fees payable to the Adviser with respect to Pre-Incentive Fee Net Investment Income.

No Incentive Fee is payable to the Adviser on capital gains, whether realized or unrealized. In addition, the amount of the incentive fee is not affected by any realized or unrealized losses that we may suffer.

The payment of monthly dividends on our preferred shares (including on any preferred shares that may be held by officers or other affiliates of the Adviser) is not subject to Pre-Incentive Fee Net Investment Income meeting or exceeding any hurdle rate.

The following is a graphical representation of the calculation of the incentive fee as well as examples of its application.

Quarterly Incentive Fee Based on Net Investment Income

Pre-Incentive Fee Net Investment Income
(expressed as a percentage of the value of net assets)

Examples of Quarterly Incentive Fee Calculation (amounts expressed as a percentage of the value of net assets, and are not annualized)*

Alternative 1:

Assumptions

●	Investment income (including interest, distributions, fees, etc.) = 1.25%

●	Hurdle rate(1) = 2.00%

●	Base management fee(2) = 0.4375%

●	Other expenses (legal, accounting, custodian, transfer agent, etc.)(3) = 0.25%

●	Pre-Incentive Fee Net Investment Income

●	(investment income – (base management fee + other expenses)) = 0.5625%

Pre-Incentive Fee Net Investment Income does not exceed the hurdle rate, therefore there is no incentive fee.

Alternative 2:

Assumptions

●	Investment income (including interest, distributions, fees, etc.) = 2.70%

●	Hurdle rate(1) = 2.00%

●	Base management fee(2) = 0.4375%

●	Other expenses (legal, accounting, custodian, transfer agent, etc.)(3) = 0.25%

●	Pre-Incentive Fee Net Investment Income

o	(investment income – (base management fee + other expenses)) = 2.0125%

Pre-Incentive Fee Net Investment Income exceeds the hurdle rate, therefore there is an incentive fee.

Incentive fee = (100% × “Catch-Up”) + (the greater of 0% AND (20% × (Pre-Incentive Fee Net Investment Income – 2.50%)))

= (100.0% × (Pre-Incentive Fee Net Investment Income – 2.00%)) + 0%

= 100.0% × (2.0125% – 2.00%)

= 100.0% × 0.0125%

= 0.0125%

Alternative 3:

Assumptions

●	Investment income (including interest, distributions, fees, etc.) = 3.25%

●	Hurdle rate(1) = 2.00%

●	Base management fee(2) = 0.4375%

●	Other expenses (legal, accounting, custodian, transfer agent, etc.)(3) = 0.25%

●	Pre-Incentive Fee Net Investment Income

o	(investment income – (base management fee + other expenses)) = 2.5625%

Pre-Incentive Fee Net Investment Income exceeds the hurdle rate, therefore there is an incentive fee.

Incentive fee = 20% × Pre-Incentive Fee Net Investment Income

= 20% × 2.5625%

= 0.5125%

* The hypothetical amount of Pre-Incentive Fee Net Investment Income shown is based on a percentage of net assets. Scenarios above assume no Fund leverage.

(1) Represents 8.00% annualized hurdle rate.

(2) Represents 1.75% annualized base management fee.

(3) Excludes organizational and offering expenses.

During the fiscal year ended December 31, 2023, we incurred base management and incentive fees of $462,447 and $962,374, respectively, and paid $0 to the Adviser pursuant to the Investment Advisory Agreement.

Approval of the Investment Management Agreement

A discussion regarding the basis for the Board’s most recent approval of the Investment Advisory Agreement is available in the Fund’s semi-annual report on Form N-CSR for the period ending June 30, 2023, which is publicly filed with the SEC.

The Administrator

The Administrator

Pursuant to the Administration Agreement, our Board of Trustees has appointed Eagle Point Administration LLC as our administrator. Eagle Point Administration LLC has its principal office at 600 Steamboat Road, Suite 202, Greenwich, CT 06830.

Administrator Services

Under the Administration Agreement, the Administrator performs, or arranges for the performance of, our required administrative services, which include being responsible for the financial records which we are required to maintain and preparing reports to our shareholders. In addition, the Administrator provides us with accounting services; assists us in determining and publishing our NAV; oversees the preparation and filing of our tax returns; monitors our compliance with tax laws and regulations; and prepares, and assists us with any audits by an independent public accounting firm of, our financial statements. The Administrator is also responsible for the printing and dissemination of reports to our shareholders and the maintenance of our website; provides support for our investor relations; generally oversees the payment of our expenses and the performance of administrative and professional services rendered to us by others; and provides such other administrative services as we may from time to time designate. Payments under the Administration Agreement are equal to an amount based upon our allocable portion of the Administrator’s overhead in performing its obligations under the Administration Agreement, including rent, the fees and expenses associated with performing compliance functions and our allocable portion of the compensation of our chief financial officer and chief compliance officer and our allocable portion of the compensation of support staff. Our allocable portion of such total compensation is based on an allocation of the time spent on us relative to other matters. To the extent the Administrator outsources any of its functions, we pay the fees on a direct basis, without profit to the Administrator. Certain accounting and other administrative services have been delegated by the Administrator to certain affiliates of SS&C Technologies, Inc., for which the fee is calculated based on our net assets (subject to a monthly minimum).

During the fiscal year ended December 31, 2023, we incurred expenses of $239,329 under, and paid $328,743 to the Administrator pursuant to the Administration Agreement. During the fiscal year ended December 31, 2023, we incurred expenses of $39,881 under, and paid $60,549 to the sub-administrator pursuant to the Administration Agreement.

The Dividend Disbursement Agent

Equiniti Trust Company, LLC serves as our dividend disbursement agent. The principal business address of Equiniti Trust Company, LLC is 6201 15th Avenue, Brooklyn, NY 11219.

The Custodian

Pursuant to the Custodian Agreement, our Board of Trustees has appointed UMB Bank, N.A. as our custodian. The principal business address of UMB Bank, N.A. is 928 Grand Blvd., 10th Floor, Kansas City, Missouri 64106.

Investment Committee

The Adviser’s Investment Committee is ultimately responsible for our day-to-day investment management and the implementation of our investment strategy and process. All final investment decisions are made by the Investment Committee or, in some cases, other senior members of the Adviser’s investment team pursuant to delegated authority. The Investment Committee is led by Mr. Majewski, Managing Partner of the Adviser, and is also comprised of Daniel W. Ko, Senior Principal and Portfolio Manager, and Daniel M. Spinner, Senior Principal and Portfolio Manager.

Biographical information on the members of the Investment Committee is set forth below:

Thomas P. Majewski.  Mr. Majewski is the Founder and Managing Partner of the Adviser. He manages the Adviser and its affiliates (“Eagle Point” or the “firm”) and oversees all of the firm’s investment offerings. Mr. Majewski is Chairman of the firm’s Investment Committee.

Mr. Majewski has over 28 years of experience in credit and structured finance. He led the creation of some of the earliest refinancing CLOs, pioneering techniques that are now commonplace in the market. Prior to founding Eagle Point in 2012, Mr. Majewski held leadership positions within the fixed income divisions at J.P. Morgan, Merrill Lynch, Bear Stearns, and Royal Bank of Scotland. He was the US Country Head at AMP Capital/AE Capital, where he oversaw a diverse portfolio of credit and other private investments on behalf of Australian investors. Mr. Majewski began his career in the securitization group at Arthur Andersen.

Mr. Majewski also serves as a director and Chief Executive Officer of Eagle Point Credit Company; director, Chairman and Chief Executive Officer of Eagle Point Income Company; and trustee, Chairman and Chief Executive Officer of Eagle Point Enhanced Income Trust and Eagle Point Defensive Income Trust.

Mr. Majewski holds a BS in Accounting from Binghamton University.

Daniel W. Ko.  Mr. Ko is a Senior Principal and Portfolio Manager at the Adviser. He is a member of the firm’s Investment Committee.

Mr. Ko has over 17 years of experience in structured finance. Prior to joining Eagle Point in 2012, he was a Vice President in Bank of America’s (f/k/a Bank of America Merrill Lynch) CLO structuring group, where he modeled cash flows, negotiated terms with debt and equity investors, and coordinated the rating process. Mr. Ko was also responsible for exploring non-standard structuring initiatives, including financing trades with dynamic leverage, emerging market CBOs and European CLOs. Earlier, he managed their legacy CLO, TruPS CDO, and ABS CDO portfolios and started in their CDO/CLO structuring group.

Mr. Ko holds a BS in Finance and Accounting, magna cum laude, from The Wharton School of the University of Pennsylvania.

Daniel M. Spinner (CAIA). Mr. Spinner is a Senior Principal and Portfolio Manager at the Adviser. He is a member of the firm’s Investment Committee.

Mr. Spinner has over 27 years of experience in credit and advising, financing, and investing in alternative asset management firms and funds. He has been involved in the credit markets for the majority of his career. Prior to joining Eagle Point in 2013, Mr. Spinner oversaw the Private Equity, Special Opportunities Credit, and Real Estate allocations for the 1199SEIU Benefit and Pension Funds. He was also a Managing Director in the Financial Institutions Group at Bear Stearns focused on alternative asset managers, and a co-founder and President of Structured Capital Partners (a financial holding company formed to invest in CLO and structured credit managers). Mr. Spinner started his career in the Financial Institutions Group at Chase Manhattan Bank.

Control Persons

Under the 1940 Act, a control person generally is a person who beneficially owns more than 25% of the voting securities of a company or has the power to exercise control over the management or policies of such company. To the knowledge of the Fund, as of June 30, 2024, no persons were deemed to control the Fund.

FUND EXPENSES

The Adviser’s investment team, when and to the extent engaged in providing investment advisory and management services, and the compensation and routine overhead expenses of such personnel allocable to such services, are provided and paid for by the Adviser. Our Common Shares holders bear all other costs and expenses of our operations and transactions, including, but not limited to:

●	the Fund’s organizational expenses;

●	the cost of calculating our NAV (including the cost and expenses of any independent valuation firm);

●	debt service and other costs of borrowings or other financing arrangements;

●	dividends on preferred shares, if any, and any expenses relating to the offering of any preferred shares;

●	fees and expenses, including legal, consulting or other third-party professional fees and expenses, and travel expenses, incurred by the Adviser or payable to third parties in performing due diligence on prospective investments and, if necessary, enforcing our rights;

●	amounts payable to third parties relating to, or associated with, evaluating, monitoring, making and disposing of investments;

●	brokerage fees and commissions;

●	federal and state registration fees and any applicable exchange listing fees;

●	federal, state and local taxes;

●	costs associated with offering or repurchasing our Shares and other securities (including, but not limited to, preferred shares and indebtedness), including costs related to the use of one or more dealer managers and/or underwriters;

●	the base management fee and any incentive fee;

●	distributions on our shares or other securities;

●	administration fees payable to the Administrator under the Administration Agreement;

●	direct costs and expenses of administration and operation, including printing, mailing, long distance telephone and staff, including fees payable in connection with outsourced administrative functions;

●	transfer agent and custody fees and expenses;

●	any fees and expenses relating to escrow agent services;

●	Independent Trustee fees and expenses;

●	the costs of any reports, proxy statements or other notices to our shareholders, including printing costs;

●	any applicable distribution and/or shareholder servicing fees;

●	costs of holding shareholder meetings;

●	litigation, indemnification and other non-recurring or extraordinary expenses;

●	fees and expenses associated with marketing, distribution, training and investor relations efforts;

●	dues, fees and charges of any trade association of which we are a member;

●	fees and expenses associated with independent audits and outside legal costs;

●	fidelity bond, Trustees and officers/errors and omissions liability insurance, and any other insurance premiums;

●	costs associated with our reporting and compliance obligations under the 1940 Act and applicable U.S. federal and state securities laws; and

●	all other expenses reasonably incurred by us or the Administrator in connection with administering our business, such as the allocable portion of overhead and other expenses incurred by the Adviser on behalf of the Fund and allocable to the Fund under the Advisory Agreement or incurred by the Administrator in performing its obligations under the Administration Agreement, including rent, the fees and expenses associated with performing compliance functions, and our allocable portion of the costs of compensation and related expenses of our Chief Compliance Officer, Chief Financial Officer, Chief Operating Officer and their respective support staff.

Expense Limitation and Reimbursement Agreement

The Adviser has entered into an Expense Limitation and Reimbursement Agreement (the “Expense Limitation Agreement”) with the Fund.

For a period of two years from the initial effective date of the Expense Limitation Agreement, which period can be extended by the Board of Trustees, the Adviser or an affiliate may provide expense support to the Fund in order to reduce operating expenses borne by shareholders, to the extent that it deems appropriate in order to ensure that the Fund bears an appropriate level of expenses. Expense support payments can be made in the form of paying expenses directly, reimbursing the Fund for expenses incurred and paid, or waiving a portion of or all fees due by the Fund to the Adviser or an affiliate during each quarterly calculation period.

Any expense support payment or waiver is subject to reimbursement by the Fund for three years after the date on which such expense support payment or waiver was made.

Organizational and Offering Expenses

The Adviser has entered into an Organizational and Offering Expense Support and Reimbursement Agreement (the “O&O Expense Agreement”) with the Fund.

Pursuant to the O&O Expense Agreement, the Fund may pay for organizational and offering (“O&O”) expenses up to a limit of 1.50% of gross proceeds raised in the offering. The Adviser, the Administrator, or their affiliates will bear any O&O expenses in excess of the 1.50% limit. The Fund may pay O&O expenses in the form of direct payments to vendors. The Fund may also pay O&O expenses to affiliates of the Fund, the Adviser or the Administrator in the form of reimbursement (“Affiliate O&O Expense Reimbursement”).

Affiliate O&O Expense Reimbursement will not be included in the calculation of operating expenses under the Expense Limitation Agreement.

DETERMINATION OF NET ASSET VALUE

We determine the NAV per share of our Common Shares by dividing the value of our portfolio investments, cash and other assets (including interest accrued but not collected) less all of our liabilities (including accrued expenses, the aggregate liquidation preference of any preferred shares, borrowings and interest payables) by the total number of outstanding Common Shares (or more frequently, as appropriate). The most significant estimate inherent in the preparation of our financial statements is the valuation of investments and the related amounts of unrealized appreciation and depreciation of investments recorded. There is no single method for determining fair value in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments we make. Rule 2a-5 under the 1940 Act establishes requirements for determining fair value in good faith for purposes of the 1940 Act. Pursuant to Rule 2a-5, the Board of Trustees has elected to designate the Adviser as “valuation designee” to perform fair value determinations in respect of our portfolio investments that do not have readily available market quotations.

We account for our investments in accordance with GAAP, and fair value our investment portfolio in accordance with the provisions of the FASB ASC Topic 820 Fair Value Measurements and Disclosures of the Financial Accounting Standards Board’s Accounting Standards Codification, as amended, which defines fair value, establishes a framework for measuring fair value and requires enhanced disclosures about fair value measurements. Fair value is the estimated amount that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date (i.e., the exit price).

In valuing our investments in CLO equity, CLO debt and LAFs, the Adviser may consider a variety of relevant factors, including price indications from a third-party pricing service, recent trading prices for specific investments, recent purchases and sales known to the Adviser in similar securities and output from a third-party financial model. The third-party financial model contains detailed information on the characteristics of CLOs, including recent information about assets and liabilities, and is used to project future cash flows. Key inputs to the model, including assumptions for future loan default rates, recovery rates, prepayment rates, reinvestment rates and discount rates are determined by considering both observable and third-party market data and prevailing general market assumptions and conventions as well as those of the Adviser.

Specifically, we utilize a third-party pricing service in connection with the valuation of our investments in CLO debt. However, if pricing from such third-party pricing service is determined to be stale or otherwise not reflective of current market conditions, we may use an average of independent broker quotes to determine fair value. We engage a third-party independent valuation firm as an input to the Fund’s valuation of the fair value of its investments in CLO equity. The valuation firm’s advice is only one factor considered in the valuation of such investments, and the Adviser does not rely on such advice in determining the fair value of our investments in accordance with the 1940 Act.

Our investment portfolio is valued at least each month in accordance with the Adviser’s valuation policies and procedures. Fair valuations are ultimately determined by the Adviser’s valuation committee, which is comprised of a majority of non-investment personnel. Our Board of Trustees oversees the valuation designee and the process that it uses to determine the fair value of our assets. In this regard, the Board of Trustees receives periodic and, as applicable, prompt reporting regarding certain material valuation matters, as required by Rule 2a-5 under the 1940 Act.

The Fund has the sole right to change the frequency of determination of net asset value at the Board’s discretion.

CONFLICTS OF INTEREST

Affiliations of the Adviser and the Administrator

Our executive officers and Trustees, and the Adviser and certain of its affiliates and their officers and employees, including the members of the Investment Committee, have several conflicts of interest as a result of the other activities in which they engage. The Adviser and the Administrator are affiliated with other entities engaged in the financial services business. In particular, the Adviser and the Administrator are affiliated with other Eagle Point advisers and Stone Point, and certain members of the Adviser’s Board of Managers are principals of Stone Point. See “Management – Control Persons.” The Adviser and the Administrator are primarily owned indirectly by certain of the Trident Funds through intermediary holding companies. The Trident Funds and other private equity funds managed by Stone Point invest in financial services companies.

The Adviser and its affiliates engage and may in the future engage in a variety of business activities, including investment management, financing, and software analytics. As such, the Adviser and its affiliates may have multiple business relationships with sponsors of funds and investment vehicles and CLO collateral managers that encompass a range of activities, such as (i) investing in CLOs managed by a CLO collateral manager on behalf of the Fund, (ii) financing or investing in other securities issued by other vehicles managed by such sponsor or CLO collateral manager or an affiliate thereof for other Eagle Point-managed accounts, or (iii), otherwise providing advisory, research or data services to such sponsor or CLO collateral manager for compensation. For example, a conflict of interest can occur if the Fund holds investments in an issuer managed by a firm with which the Adviser or its affiliates have a material relationship. In this circumstance, the Adviser could, due to its relationship with such firm, have an incentive to prefer the interests of such person over the interests of the Fund. While the Adviser believes such relationships are helpful in sourcing investment opportunities for the Fund, any of these potential transactions, activities and relationships can result in the Adviser having a conflict of interest that may not currently be foreseen, which conflict may not be resolved in a manner that is always or exclusively in the best interest of the Fund or Fund shareholders.

These relationships may cause the Adviser’s, the Administrator’s and certain of their affiliates’ interests, and the interests of their officers and employees, including the members of the Investment Committee, to diverge from our interests and may result in conflicts of interest that may not be foreseen, which conflicts may not be resolved in a manner that is always or exclusively in our best interest.

Other Accounts

The Adviser is responsible for the investment decisions made on our behalf. There are no restrictions on the ability of the Adviser and certain of its affiliates (including other Eagle Point advisers and Stone Point) to manage accounts for multiple clients, including accounts for affiliates of the Adviser or their directors, officers or employees, following the same, similar or different investment objectives, philosophies and strategies as those used by the Adviser for our account. In those situations, the Adviser and its affiliates may have conflicts of interest in allocating investment opportunities between us and any other account managed by such person. See “— Allocations of Opportunities” below. Such conflicts of interest would be expected to be heightened where the Adviser manages an account for an affiliate or its directors, officers or employees. In addition, certain of these accounts may provide for higher management fees or have incentive fees or may allow for higher expense reimbursements, all of which may contribute to a conflict of interest and create an incentive for the Adviser to favor such other accounts. Further, accounts managed by certain of the Adviser’s affiliates hold, and may in the future be allocated, certain investments which conflict with the positions held by other accounts, such as us. For example, another Eagle Point-managed account could hold a senior debt position in an issuer’s capital structure while the Fund holds a subordinated position. In these cases, when exercising the rights of each account with respect to such investments, the Adviser and/or its affiliates will have a conflict of interest as actions on behalf of one account may have an adverse effect on another account managed by the Adviser or such affiliate, including us. In such cases, such conflicts may not be resolved in a manner that is always or exclusively in our best interests.

In addition, other Eagle Point advisers, Stone Point, and their affiliates, and the investment funds managed by such affiliates, may also invest in companies that compete with the Adviser and that therefore manage other accounts and funds that compete for investment opportunities with us.

Our executive officers and Trustees, as well as other current and potential future affiliated persons, officers and employees of the Adviser and certain of its affiliates, may serve as officers, trustees or principals of, or manage the accounts for, other entities, with investment strategies that substantially or partially overlap with the strategy that we pursue. Accordingly, they may have obligations to investors in those entities, the fulfillment of which obligations may not be in the best interests of us or our shareholders.

Further, the professional staff of the Adviser and Administrator will devote as much time to us as such professionals deem appropriate to perform their duties in accordance with the Investment Advisory Agreement and Administration Agreement, respectively. However, such persons are also committed to providing investment advisory and other services for other clients including other funds, unregistered pooled investment vehicles, and separately managed accounts, and engage in other business ventures in which we have no interest.

Certain of the Adviser’s, the Administrator’s and their affiliates’ senior personnel and ultimate managers serve and may serve as officers, trustees, managers or principals of other entities that operate in the same or a related line of business as the Adviser, the Administrator, and their affiliates, or that are service providers to firms or entities such as the Adviser, the Administrator, the Fund, and certain of the issuers in which we invest. Accordingly, such persons may have obligations to investors in those entities the fulfillment of which may not be in our best interest. In addition, certain of such persons hold direct and indirect personal investments in various companies, including certain investment advisers and other operating companies, some of which do or may provide services to the Adviser, the Administrator, us, or other accounts serviced by the Adviser, the Administrator, or their affiliates, or to any issuer in which the Fund may invest. The Fund may pay fees or other compensation to any such operating company or financial institution for services received. Further, these relationships may result in conflicts of interest that may not be foreseen or may not be resolved in a manner that is always or exclusively in our best interest.

In addition, payments under the Administration Agreement are equal to an amount based upon our allocable portion of the Administrator’s overhead. See “Management — The Administrator” above.

As a result of these separate business activities and payment structure, the Adviser and Administrator have conflicts of interest in allocating management and administrative time, services and functions among the Fund, other accounts that they provide services to, their affiliates and other business ventures or clients.

Allocation of Investment Opportunities

As a fiduciary, the Adviser owes a duty of loyalty to its clients and must treat each client fairly. When the Adviser purchases or sells securities for more than one account, the trades must be allocated in a manner consistent with its fiduciary duties. To this end, the Adviser and its affiliated advisers have adopted and reviewed policies and procedures pursuant to which they allocate investment opportunities appropriate for more than one client account in a manner deemed appropriate in their sole discretion to achieve a fair and equitable result over time. Pursuant to these policies and procedures, when allocating investment opportunities, the Adviser and its affiliated advisers may take into account regulatory, tax or legal requirements applicable to an account. In allocating investment opportunities, the Adviser and its affiliated advisers may use rotational, percentage or other allocation methods provided that doing so is consistent with the Adviser’s and its affiliated advisers’ internal conflict of interest and allocation policies and the requirements of the Investment Advisers Act of 1940, or the “Advisers Act,” the 1940 Act and other applicable laws. In addition, an account managed by the Adviser, such as us, is expected to be considered for the allocation of investment opportunities together with other accounts managed by affiliates of the Adviser. There is no assurance that such opportunities will be allocated to any particular account equitably in the short-term or that any such account, including us, will be able to participate in all investment opportunities that are suitable for it.

Allocation of Expenses and Selection of Service Providers

From time to time, the Adviser and the Administrator will be required to determine how certain costs and expenses are to be allocated among the Fund and certain other accounts. Often, an expense is relevant only to the Fund and would be borne only by us. However, it is sometimes the case that costs and expenses are relevant to more than one account. To the extent the Fund, on the one hand, and Adviser, Administrator and/or one or more accounts, on the other hand, incur costs or expenses that are applicable to more than one of them, the Adviser and the Administrator will allocate such costs and expenses in a manner that they determine to be fair and reasonable, notwithstanding their potential interest in the outcome, and may make corrective allocations should they determine that such corrections are necessary or advisable. Further, the Adviser and the Administrator and their affiliates, and their respective personnel and the investment funds serviced by such persons, have interests in companies that provide services to asset management firms such as the Adviser, and to other businesses. Because of these relationships, such persons have a conflict of interest when considering service providers with respect to the Fund and have an incentive to select those service providers in which such persons have an interest. The selection of such a service provider may result in the Fund bearing fees and expenses paid to a service provider that is affiliated with, or otherwise has a relationship with, the Adviser, the Administrator or their affiliates.

In addition, the Adviser and the Administrator have a conflict of interest where a service provider provides services directly to the Adviser and/or the Administrator or an affiliate thereof, and separately provides services to the Fund, in that the Adviser, the Administrator and/or an affiliate thereof may potentially obtain services at a lower cost than it otherwise could have as a result of the service provider’s work performed on behalf of, and the compensation paid to the service provider by, the Fund. In addition, the Adviser and the Administrator and their affiliates may use some of the same service providers as are retained on behalf of the Fund and, in some cases, fee rates, amounts or discounts may be offered to the Adviser, the Administrator and/or their affiliates by a third-party service provider which differ from those offered to the Fund as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements and negotiation.

Leverage

We may incur leverage through indebtedness for borrowed money. We may incur additional leverage, directly or indirectly, through one or more special purpose vehicles, indebtedness for borrowed money, as well as leverage in the form of Derivative Transactions, preferred shares (including the Series A Term Preferred Shares), debt securities and other structures and instruments, in significant amounts and on terms that the Adviser and our Board of Trustees deem appropriate, subject to applicable limitations under the 1940 Act. Such leverage may be used for the acquisition and financing of our investments, to pay fees and expenses and for other purposes. Such leverage may be secured and/or unsecured. Any such leverage does not include leverage embedded or inherent in the issuers in which we invest or in derivative instruments in which we may invest. The more leverage we employ, the more likely a substantial change will occur in our NAV. Accordingly, any event that adversely affects the value of an investment would be magnified to the extent leverage is utilized. Our incentive fee structure and the formula for calculating the fee payable to the Adviser may incentivize the Adviser to pursue speculative investments and use leverage in a manner that adversely impacts our performance. The incentive fee payable to the Adviser is based on our Pre-Incentive Fee Net Investment Income, as calculated in accordance with our Investment Advisory Agreement. This may encourage the Adviser to use leverage to increase the return on our investments, even when it may not be appropriate to do so, and to refrain from de-levering when it would otherwise be appropriate to do so. In addition, because our management fee is based on total assets, we may have an incentive to incur leverage when it is not appropriate to do so. Under certain circumstances, the use of leverage may increase the likelihood of default, which would impair the value of our securities.

Valuation

There is not a public market for many of the investments we target. As a result, the Adviser reviews and determines, in good faith, in accordance with the 1940 Act, the value of, these securities based on relevant information compiled by itself and/or third-party pricing services (when available) as described under “Determination of Net Asset Value.” Our Interested Trustees are associated with the Adviser and have an interest in the Adviser’s economic success. The participation of the Adviser’s investment professionals in our valuation process, and the interest of our Interested Trustees in the Adviser, could result in a conflict of interest as the base management fee paid to the Adviser is based, in part on the value of our assets.

Co-Investments and Related Party Transactions

In the ordinary course of business, we may enter into transactions with persons who are affiliated with us by reason of being under common control of the Adviser or its affiliates, including other Eagle Point advisers and Stone Point. In order to ensure that we do not engage in any prohibited transactions with any persons affiliated with us, we have implemented certain policies and procedures whereby our executive officers screen each of our transactions for any possible affiliations between us, the Adviser and its affiliates and our employees, officers and Trustees. We will not enter into any such transactions unless and until we are satisfied that doing so is consistent with the 1940 Act, applicable SEC exemptive rules, interpretations or guidance, or the terms of the exemptive order (discussed below), as applicable. Our affiliations may require us to forgo attractive investment opportunities.

We co-invest on a concurrent basis with other accounts managed by the Adviser and may do so with other accounts managed by certain of our Adviser’s affiliates, subject to compliance with applicable regulations and regulatory guidance and our written allocation procedures. Exemptive relief granted by the SEC permits us to participate in certain negotiated co-investments alongside other accounts managed by Eagle Point and its affiliates, subject to certain conditions including (i) that a majority of our Trustees who have no financial interest in the transaction and a majority of our Trustees who are not “interested persons,” as defined in the 1940 Act, of ours approve the co-investment and (ii) the price, terms and conditions of the co-investment are the same for each participant, subject to the applicable terms of the exemptive order. The Adviser may determine not to allocate certain potential co-investment opportunities to the Fund after taking into account regulatory requirements or other considerations. See “— Allocations of Opportunities” above. A copy of the application for this exemptive relief, including all of the conditions, and the related order are available on the SEC’s website at www.sec.gov.

Stone Point-Related Investments

Portfolio companies of investment funds managed by Stone Point and other affiliates of Stone Point may engage in lending activities, which could result in us investing in issuers that include loans underwritten by such a portfolio company or affiliate. In addition, the issuers in which we expect to invest are collateralized principally of senior secured loans, which in many cases may be issued to operating companies that are primarily owned by private equity funds, including funds that may be managed by Stone Point or its affiliates. In addition to the above, because portfolio companies of such investment funds engage in a wide range of businesses, such entities may engage in other activities now or in the future that create a conflict of interest for the Adviser with respect to its management of us. Any of these potential transactions and activities may result in the Adviser having a conflict of interest that may not be resolved in a manner that is always or exclusively in our best interest or in the best interest of our shareholders.

Material Non-Public Information

By reason of the advisory and/or other activities of the Adviser and its affiliates, the Adviser and its affiliates may acquire confidential or material non-public information or be restricted from initiating transactions in certain securities. The Adviser will not be free to divulge, or to act upon, any such confidential or material non-public information and, due to these restrictions, it may not be able to initiate a transaction for our account that it otherwise might have initiated. As a result, we may be frozen in an investment position that we otherwise might have liquidated or closed out or may not be able to acquire a position that we might otherwise have acquired.

Code of Ethics and Compliance Procedures

In order to address the conflicts of interest described above, we have adopted a code of ethics under Rule 17j-l of the 1940 Act. Similarly, the Adviser has separately adopted the “Adviser Code of Ethics.” The Adviser Code of Ethics requires the officers and employees of the Adviser to act in the best interests of the Adviser and its client accounts (including us), act in good faith and in an ethical manner, avoid conflicts of interests with the client accounts to the extent reasonably possible and identify and manage conflicts of interest to the extent that they arise. Personnel subject to each code of ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the code’s requirements. In addition, our code of ethics and the Adviser’s Code of Ethics are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and are available on the EDGAR Database on the SEC’s website at www.sec.gov.

Our Trustees and officers, and the officers and employees of the Adviser, are also required to comply with applicable provisions of the U.S. federal securities laws and make prompt reports to supervisory personnel of any actual or suspected violations of law.

In addition, the Adviser has built a professional working environment, firm-wide compliance culture and compliance procedures and systems designed to protect against potential incentives that may favor one account over another. The Adviser has adopted policies and procedures that address the allocation of investment opportunities, execution of portfolio transactions, personal trading by employees and other potential conflicts of interest that are designed to ensure that all client accounts are treated equitably over time.

DESCRIPTION OF CAPITAL STRUCTURE

The information contained under this heading is only a summary and is subject to the provisions contained in the Fund’s Declaration of Trust and By-Laws and applicable laws, which are on file with the SEC.

Shares of Beneficial Interest

The Fund’s Declaration of Trust authorizes the Fund’s issuance of an unlimited number of shares of beneficial interest of each class. Shareholders are entitled to the same limitation of personal liability extended to shareholders of private corporations organized for profit incorporated in the State of Delaware and therefore generally will not be personally liable for the Fund’s debts or obligations.

Under the terms of the Declaration of Trust, all shares, when consideration for the shares is received by the Fund, will be fully paid and nonassessable. Dividends and distributions may be paid to shareholders if, as and when authorized and declared by the Board. Except as otherwise provided by the Board, shares will have no preemptive or other right to subscribe to any additional shares or other securities issued by the Fund, and will be transferable, except where their transfer is restricted by law or contract. The Declaration of Trust provides that the Board shall have the power to cause the Fund to repurchase or redeem shares. In the event of the Fund's dissolution, after the Fund pays or adequately provides for the payment of all claims and obligations of the Fund, and upon the receipt of such releases, indemnities and refunding agreements deemed necessary by the Board, each share will be entitled to receive, according to its respective rights, a pro rata portion of the Fund’s assets available for distribution for the applicable class, subject to any preferential rights of holders of the Fund’s outstanding preferred shares, if any. Each whole share will be entitled to one vote as to any matter on which it is entitled to vote and each fractional share will be entitled to a proportionate fractional vote. However, to the extent required by the 1940 Act or otherwise determined by the Board, classes of the Fund will vote separately from each other. Shareholders shall be entitled to vote on all matters on which a vote of shareholders is required by the 1940 Act, the Declaration of Trust or a resolution of the Board. There will be no cumulative voting in the election of or removal of Trustees. Under the Declaration of Trust, the Fund shall hold shareholder meetings to the extent required by the 1940 Act, regulation, or pursuant to special meetings called by the Board or a majority of shareholders, and, upon and following the listing of any class of shares on a national exchange, annually.

Preferred Shares and Other Securities

The Declaration of Trust provides that the Board may, subject to the Fund’s fundamental policies and restrictions and the requirements of the 1940 Act, authorize and cause the Fund to issue securities of the Fund other than Shares (including preferred interests, debt securities or other senior securities), by action of the Board without the approval of shareholders. The Board may determine the terms, rights, preferences, privileges, limitations and restrictions of such securities as the Board sees fit.

Under the requirements of the 1940 Act, the Fund must, immediately after the issuance of any preferred shares, have an “asset coverage” of at least 200%. Asset coverage means the ratio by which the value of the total assets of the Fund, less all liabilities and indebtedness not represented by senior securities (as defined in the 1940 Act), bears to the aggregate amount of senior securities representing indebtedness of the Fund, if any, plus the aggregate liquidation preference of the preferred shares. If the Fund seeks a rating of the preferred shares, asset coverage requirements or portfolio composition requirements, in addition to those set forth in the 1940 Act, may be imposed. The terms of the preferred shares, including their dividend rate, voting rights, liquidation preference and redemption provisions, will be determined by the Board (subject to applicable law and the Fund’s Declaration of Trust) if and when it authorizes the preferred shares. The Fund may issue preferred shares that provide for the periodic redetermination of the dividend rate at relatively short intervals through an auction or remarketing procedure, although the terms of the preferred shares may also enable the Fund to lengthen such intervals. If the dividend rate as redetermined on the Fund’s preferred shares plus the expenses of issuance approaches or exceeds the Fund's current income after expenses on the investment of proceeds from the preferred shares, the Fund’s leveraged capital structure would result in a lower rate of current income to shareholders than if the Fund were not so structured.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Fund, the terms of any preferred shares may entitle the holders of preferred shares to receive a preferential liquidating distribution (expected to equal the original purchase price per share plus redemption premium, if any, together with accrued and unpaid dividends, whether or not earned or declared and on a cumulative basis) before any distribution of assets is made to shareholders. After payment of the full amount of the liquidating distribution to which they are entitled, the preferred shareholders would not be entitled to any further participation in any distribution of assets by the Fund.

Preferred shares could be issued with rights and preferences that would adversely affect common shareholders. Preferred shares could also be used as an anti-takeover device. Every issuance of preferred shares will be required to comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that (i) immediately after issuance of preferred shares and before any distribution is made with respect to the shares and before any purchase of shares is made, the aggregate involuntary liquidation preference of such preferred shares together with the aggregate involuntary liquidation preference or aggregate value of all other senior securities must not exceed an amount equal to 50% of the Fund’s total assets after deducting the amount of such distribution or purchase price, as the case may be; and (ii) the holders of preferred shares, if any are issued, must be entitled as a class to elect two Trustees at all times and to elect a majority of the Trustees if distributions on such preferred shares are in arrears by two years or more. Certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred shares.

Credit Facility

The Fund may enter into definitive agreements with respect to a credit facility in an aggregate amount up to 33 1/3% of the Fund’s total assets immediately after giving effect to the leverage. The Fund expects that such a credit facility would contain covenants that, among other things, likely will limit the Fund’s ability to pay dividends in certain circumstances, incur additional debt and engage in certain transactions, including mergers and consolidations, and may require asset coverage ratios in addition to those required by the 1940 Act. The Fund may be required to pledge its assets and to maintain a portion of its total assets in cash or high-grade securities as a reserve against interest or principal payments and expenses. The Fund expects that any credit facility would have customary covenant, negative covenant and default provisions. There can be no assurance that the Fund will enter into an agreement for a credit facility on terms and conditions representative of the foregoing, or that additional material terms will not apply. In addition, if entered into, any such credit facility may in the future be replaced or refinanced by one or more credit facilities having substantially different terms.

Certain Provisions in the Declaration of Trust and By-Laws

The information contained under this heading is only a summary. Please refer to the provisions in Fund’s Declaration of Trust and By-Laws, which are on file with the SEC, for more information.

Limitation on Liability of Trustees and Officers; Indemnification and Advance of Expenses

Pursuant to the Declaration of Trust, Trustees and officers of the Fund is not subject in such capacity to any personal liability to the Fund or shareholders, unless the liability arises from bad faith, willful misfeasance, gross negligence or reckless disregard for the Trustee’s or officer’s duty.

Except as otherwise provided in the Declaration of Trust, the Fund will indemnify and hold harmless any current or former Trustee or officer of the Fund against any liabilities and expenses (including reasonable attorneys’ fees) relating to the defense of any claim, action, suit or proceeding with which such person is involved or threatened while and with respect to acting in the capacity of a Trustee or officer of the Fund, except with respect to matters in which such person did not act in good faith in the reasonable belief that his or her action was in the best interest of the Fund. In accordance with the 1940 Act, the Fund will not indemnify any Trustee or officer for any liability to which such person would be subject by reason of his or her willful misfeasance, bad faith, gross negligence or reckless disregard of the duties of his or her position. The Fund will provide indemnification to Trustees and officers prior to a final determination regarding entitlement to indemnification as described in the Declaration of Trust.

Pursuant to the Declaration of Trust, the Fund will advance the expenses of defending any action for which indemnification is sought if the Fund receives an undertaking by the indemnitee which provides that the indemnitee will reimburse the Fund unless it is subsequently determined that the indemnitee is entitled to such indemnification.

Number of Trustees; Appointment of Trustees; Vacancies; Removal

The Declaration of Trust provides that the number of Trustees shall be no less than one (1) and no more than nine (9), as determined in writing by a majority of the Trustees then in office. As set forth in the Declaration of Trust, a Trustee’s term of office shall continue until his or her death, resignation or removal. Subject to the provisions of the 1940 Act, individuals may be appointed by the Trustees at any time to fill vacancies on the Board by the appointment of such persons by a majority of the Trustees then in office. Each Trustee shall hold office until his or her successor shall have been appointed pursuant to the Declaration of Trust. Trustees shall be elected by the affirmative vote of a plurality of the Shares voted at a meeting of the shareholders to the extent shareholders are entitled to vote to elect Trustees.

A Trustee may be removed from office for cause only, and not without cause, by action taken by a majority of the remaining Trustees or by the holders of at least a majority of the Shares then entitled to vote in an election of such Trustee. As set forth in the Declaration of Trust, a Trustee’s term of office shall continue until his or her death, resignation or removal.

Pursuant to the terms of our Declaration of Trust, effective upon and following the listing of any class of shares of the Fund on a national securities exchange, our Board of Trustees shall be divided into three classes, designated Class I, Class II and Class III, as nearly equal in number as possible, and the term of Trustees of one class shall expire at each annual meeting of shareholders (to the extent an annual meeting is required to be held in accordance with our Declaration of Trust), and in all cases as to each Trustee such term shall extend until his or her successor shall be elected and shall qualify or until his or her earlier resignation, removal from office, death or incapacity, except as may be provided in a resolution or resolution of our Board of Trustees providing for any series of preferred shares with respect to any Trustees elected (or to be elected) by the holders of such series and except as otherwise required by applicable law. Class I Trustees shall initially serve for a term expiring at the first annual meeting of shareholders following the time at which the initial classification of the Board of Trustees becomes effective, Class II Trustees shall initially serve for a term expiring at the second annual meeting of shareholders following the time at which the initial classification of the Board of Trustees becomes effective and Class III Trustees shall initially serve for a term expiring at the third annual meeting of shareholders following the time at which the initial classification of the Board of Trustees becomes effective. At each annual meeting of shareholders commencing with the first annual meeting of shareholders following the time at which the initial classification of the Board of Trustees becomes effective, the Trustees of the class to be elected at each annual meeting of shareholders shall be elected for a three-year term. If the total number of such Trustees is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Trustees in each class as nearly equal as possible, and any such additional Trustees of any class elected to fill a newly created Trusteeship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the total number of Trustees remove or shorten the term of any incumbent Trustee.

Action by Shareholders

Under the Declaration of Trust and By-Laws, shareholder action can be taken at an annual or special meeting of shareholders or by written consent. In addition, the Fund’s Declaration of Trust prohibits derivative actions on behalf of the Fund by any person who is not a Trustee or shareholder of the Fund, except that such provision does not apply to any claims asserted under the U.S. federal securities laws including, without limitation, the 1940 Act.

No shareholder may maintain a derivative action on behalf of the Fund unless holders of at least a majority of the outstanding shares join in the bringing of such action. A shareholder may bring a derivative action on behalf of the Fund only if the following conditions are met: (i) the shareholder or shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed; and a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if, and only if, a majority of the Trustees, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not “independent trustees” (as that term is defined in the Delaware Statutory Trust Act); and (ii) unless a demand is not required under clause (i) of this paragraph, the Trustees must be afforded a reasonable amount of time to consider such shareholder request and to investigate the basis of such claim; and the Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees determine not to bring such action. The foregoing requirements shall not apply to any claims brought under federal securities law, or the rules and regulations thereunder.

The Declaration of Trust provides that the state courts in Delaware shall be the exclusive forum in which certain types of litigation (excluding claims arising under federal securities laws) may be brought, which may require shareholders to have to bring an action in an inconvenient or less favorable forum. In addition, the Declaration of Trust provides that claims arising under federal securities laws must be brought in federal court. Further, there may be questions regarding the enforceability of this provision because the Securities Act of 1933 Act, as amended, and the 1940 Act allow claims to be brought in state and federal courts.

The Declaration of Trust provides that shareholders waive any and all right to trial by jury in any claim, suit, action or proceeding.

Amendment of Declaration of Trust and By-Laws

Subject to the provisions of the 1940 Act and except as provided in the Declaration of Trust, the Board may amend the Declaration of Trust without any vote of shareholders. Pursuant to the Declaration of Trust and By-Laws and subject to the provisions therein, the Board has the exclusive power to amend or repeal the bylaws or adopt new bylaws.

No Appraisal Rights

In certain extraordinary transactions, some jurisdictions provide the right to dissenting shareholders to demand and receive the fair value of their shares, subject to certain procedures and requirements set forth in such statute. Those rights are commonly referred to as appraisal rights. The Declaration of Trust provides that shares shall not entitle shareholders to appraisal rights.

Conflict with Applicable Laws and Regulations

The Declaration of Trust provides that if and to the extent that any provision of the Declaration of Trust conflicts with any provision of the 1940 Act, the regulated investment company provisions of the Code, and the regulations thereunder, the Delaware Statutory Trust Act or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of the Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

Change of Control Provisions

The Fund’s Declaration of Trust includes provisions that could have the effect of limiting the ability of entities or persons to acquire control of the Fund or to change the composition of its Board. Such attempts could have the effect of increasing the expenses of the Fund and disrupting the normal operation of the Fund.

The Declaration of Trust grants special approval rights with respect to certain matters to members of the Board who qualify as “Continuing Trustees,” which term means trustees who either (i) have been members of the Board for a period of at least thirty-six months (or since the commencement of the Fund's operations, if less than 36 months) or (ii) were nominated to serve as members of the Board by a majority of the Continuing Trustees then members of the Board.

The Declaration of Trust requires the affirmative vote or consent of a majority of the Board and 75% of the Continuing Trustees to authorize certain Fund transactions, including the merger, consolidation, share exchange, dissolution, liquidation or termination of the Fund.

Upon and following the listing of any class of shares of the Fund on a national exchange, our Board will be divided into three classes of Trustees serving staggered three-year terms, with the term of office of only one of the three classes expiring each year. A classified board may render a change in control of us or removal of our incumbent management more difficult. We believe, however, that the longer time required to elect a majority of a classified board of trustees helps to ensure the continuity and stability of our management and policies.

The Board may from time to time grant other voting rights to shareholders with respect to these and other matters, certain of which are required by the 1940 Act.

The overall effect of these provisions is to render more difficult the accomplishment of a merger or the assumption of control by a third party. These provisions also provide, however, the advantage of potentially requiring persons seeking control of the Fund to negotiate with its management regarding the price to be paid and facilitating the continuity of the Fund's investment objective and policies. The provisions of the Declaration of Trust and By-Laws could have the effect of discouraging a third party from seeking to obtain control of the Fund. The Board has considered the foregoing anti-takeover provisions and concluded that they are in the best interests of the Fund and its shareholders.

For the purposes of calculating “a majority of the outstanding voting securities” under the Declaration of Trust, each class and series of the Fund will vote together as a single class, except to the extent required by the 1940 Act or the Declaration of Trust, with respect to any class or series of shares. If a separate class vote is required, the applicable proportion of shares of the class or series, voting as a separate class or series, also will be required.

The Board has determined that provisions with respect to the Board and the shareholder voting requirements described above, which voting requirements are greater than the minimum requirements under Delaware law or the 1940 Act, are in the best interests of shareholders generally.

DESCRIPTION OF THE SERIES A TERM PREFERRED SHARES

The following is a brief description of the terms of the Series A Term Preferred Shares offered by this prospectus. This is not a complete description and is subject to, and entirely qualified by reference to, our Declaration of Trust and the statement of additional information setting forth the terms of the Series A Term Preferred Shares. The statement of additional information is attached as Exhibit to this prospectus. You may obtain copies of these documents using the methods described in “Additional Information.”

General

We are authorized to issue an unlimited number of preferred shares and we have designated 1,426,000 shares as Series A Term Preferred Shares. At the time of issuance, the Series A Term Preferred Shares will be fully paid and non-assessable and have no preemptive, conversion or exchange rights or rights to cumulative voting.

Ranking

The Series A Term Preferred Shares will rank equally in right all other preferred shares that we may issue from time to time in accordance with the 1940 Act, if any, as to payment of dividends and the distribution of our assets upon dissolution, liquidation or winding up of our affairs. The Series A Term Preferred Shares and all other preferred shares that we may issue from time to time in accordance with the 1940 Act, if any, will rank senior to our Common Shares as to payment of dividends and the distribution of our assets upon dissolution, liquidation or winding up of our affairs and subordinate to the rights of holders of our existing and future indebtedness.

Dividends

General. Holders of the Series A Term Preferred Shares are entitled to receive cumulative cash dividends and distributions at the Dividend Rate of 8.125% of the Liquidation Preference, or $2.03125 per share per year (subject to adjustment in certain circumstances as described below), when, as and if declared by, or under authority granted by, our Board of Trustees out of funds legally available for payment, in parity with dividends and distributions to holder of the Series A Term Preferred Shares and in preference to dividends and distributions on our Common Shares. Dividends on the Series A Term Preferred Shares offered pursuant to this prospectus will be payable monthly in arrears on the last business day of every calendar month, or the “Dividend Payment Date,” commencing on November 29, 2024. Dividends on the Series A Term Preferred Shares will be computed on the basis of a 360-day year consisting of twelve 30- day months. The amount of dividends payable on the Series A Term Preferred Shares on any date prior to the end of a Dividend Period, and for the initial Dividend Period, will be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.

Dividend Periods. The first Dividend Period for holders of Series A Term Preferred Shares offered pursuant to this prospectus will commence on the Date of Original Issue and will end on, but exclude, November 29, 2024 and each subsequent Dividend Period will be the period beginning on and including the last Dividend Payment Date and ending on, but excluding, the next Dividend Payment Date. Dividends will be payable monthly in arrears on the Dividend Payment Date and upon redemption of the Series A Term Preferred Shares. Except for the first Dividend Period, dividends with respect to any monthly Dividend Period will be declared and paid to holders of record of Series A Term Preferred Shares as their names appear on our registration books at the close of business on the applicable record date, which will be a date designated by the Board of Trustees that is not more than 20 nor less than 7 calendar days prior to the applicable Dividend Payment Date. With respect to the first Dividend Period, dividends of the Series A Term Preferred Shares offered pursuant to this prospectus will be paid on November 29, 2024 to holders of record of such Series A Term Preferred Shares as their names appear on our registration books at the close of business on November 12, 2024.

Only holders of Series A Term Preferred Shares on the record date for a Dividend Period will be entitled to receive dividends and distributions payable with respect to such Dividend Period, and holders of Series A Term Preferred Shares who sell shares before such a record date and purchasers of Series A Term Preferred Shares who purchase shares after such a record date should take the effect of the foregoing provisions into account in evaluating the price to be received or paid for such Series A Term Preferred Shares.

Mechanics of Payment of Dividends.   Not later than 12:00 noon, New York City time, on a Dividend Payment Date, we are required to deposit with the Redemption and Paying Agent sufficient funds for the payment of dividends in the form of Deposit Securities. Deposit Securities will generally consist of (1) cash or cash equivalents; (2) direct obligations of the United States or its agencies or instrumentalities that are entitled to the full faith and credit of the United States, which we refer to as the U.S. Government Obligations; (3) investments in money market funds registered under the 1940 Act that qualify under Rule 2a-7 under the 1940 Act and certain similar investment vehicles that invest in U.S. Government Obligations or any combination thereof; or (4) any letter of credit from a bank or other financial institution that has a credit rating from at least one ratings agency that is the highest applicable rating generally ascribed by such ratings agency to bank deposits or short-term debt of similar banks or other financial institutions, in each case either that is a demand obligation payable to the holder on any business day or that has a maturity date, mandatory redemption date or mandatory payment date, preceding the relevant Redemption Date (as defined below), Dividend Payment Date or other payment date. We do not intend to establish any reserves for the payment of dividends.

All Deposit Securities paid to the Redemption and Payment Agent for the payment of dividends will be held in trust for the payment of such dividends to the holders of Series A Term Preferred Shares. Dividends will be paid by the Redemption and Payment Agent to the holders of Series A Term Preferred Shares as their names appear on our registration books on the applicable record date. Dividends that are in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date. Such payments are made to holders of Series A Term Preferred Shares as their names appear on our registration books on such date, not exceeding 20 nor less than 7 calendar days preceding the payment date thereof, as may be fixed by our Board of Trustees. Any payment of dividends in arrears will first be credited against the earliest accumulated but unpaid dividends. No interest or sum of money in lieu of interest will be payable in respect of any dividend payment or payments on any Series A Term Preferred Shares which may be in arrears. See “— Adjustment to Fixed Dividend Rate — Default Period.”

Upon our failure to pay dividends for at least two years, the holders of Series A Term Preferred Shares will acquire certain additional voting rights. See “— Voting Rights” below. Such rights shall be the exclusive remedy of the holders of Series A Term Preferred Shares upon any failure to pay dividends on Series A Term Preferred Shares.

Adjustment to Fixed Dividend Rate — Default Period.   Subject to the cure provisions below, a Default Period with respect to Series A Term Preferred Shares will commence on a date we fail to deposit the Deposit Securities as required in connection with a Dividend Payment Date or a Redemption Date. A Default Period will end on the business day on which, by 12:00 noon, New York City time, an amount equal to all unpaid dividends and any unpaid redemption price shall have been deposited irrevocably in trust in same-day funds with the Redemption and Paying Agent. The applicable dividend rate for each day during the Default Period will be equal to the Dividend Rate in effect on such day plus two percent (2%) per annum, or the “Default Rate.”

No Default Period will be deemed to commence if the amount of any dividend or any redemption price due (if such default is not solely due to our willful failure) is deposited irrevocably in trust, in same-day funds with the Redemption and Paying Agent by 12:00 noon, New York City time, on a business day that is not later than three business days after the applicable Dividend Payment Date or Redemption Date, together with an amount equal to the Default Rate applied to the amount and period of such non-payment based on the actual number of calendar days comprising such period divided by 360.

Restrictions on Dividend, Redemption, Other Payments and Issuance of Debt.   No full dividends and distributions will be declared or paid on the Series A Term Preferred Shares for any Dividend Period, or a part of a Dividend Period, unless the full cumulative dividends and distributions due through the most recent dividend payment dates for all outstanding preferred shares of any series have been, or contemporaneously are, declared and paid through the most recent dividend payment dates for each preferred share. If full cumulative dividends and distributions due have not been paid on all outstanding preferred shares of any series, any dividends and distributions being declared and paid on Series A Term Preferred Shares will be declared and paid as nearly pro rata as possible in proportion to the respective amounts of dividends and distributions accumulated but unpaid on the shares of each such series of preferred shares on the relevant dividend payment date. No holders of Series A Term Preferred Shares will be entitled to any dividends and distributions in excess of full cumulative dividends and distributions as provided in the statement of additional information.

For so long as any Series A Term Preferred Shares are outstanding, we will not: (x) declare any dividend or other distribution (other than a dividend or distribution paid in Common Shares) in respect of the Common Shares, (y) call for redemption, redeem, purchase or otherwise acquire for consideration any such Common Shares, or (z) pay any proceeds of our liquidation in respect of such Common Shares, unless, in each case, (A) immediately thereafter, we will be in compliance with the 200% asset coverage limitations set forth under the 1940 Act with respect to a class of senior security which is stock, after deducting the amount of such dividend or distribution or redemption or purchasing price or liquidation proceeds, as described below, (B) all cumulative dividends and distributions of shares of all series of preferred shares ranking on parity with the Series A Term Preferred Shares due on or prior to the date of the applicable dividend, distribution, redemption, purchase or acquisition shall have been declared and paid (or shall have been declared and sufficient funds or Deposit Securities as permitted by the terms of such preferred shares for the payment thereof shall have been deposited irrevocably with the applicable paying agent) and (C) we have deposited Deposit Securities with the Redemption and Paying Agent in accordance with the requirements described herein with respect to outstanding Series A Term Preferred Shares to be redeemed pursuant to a mandatory term redemption or mandatory redemption resulting from the failure to comply with the asset coverage requirements as described below for which a Notice of Redemption shall have been given or shall have been required to be given in accordance with the terms described herein on or prior to the date of the applicable dividend, distribution, redemption, purchase or acquisition.

Except as required by law, we will not redeem any Series A Term Preferred Shares unless all accumulated and unpaid dividends and distributions on all outstanding preferred shares of any series ranking on parity with the Series A Term Preferred Shares with respect to dividends and distributions for all applicable past Dividend Periods (whether or not earned or declared by us) (x) will have been or are contemporaneously paid or (y) will have been or are contemporaneously declared and Deposit Securities or sufficient funds (in accordance with the terms of such preferred shares) for the payment of such dividends and distributions will have been or are contemporaneously deposited with the applicable paying agent, provided, however, that the foregoing will not prevent the purchase or acquisition of outstanding Series A Term Preferred Shares pursuant to an otherwise lawful purchase or exchange offer made on the same terms to holders of all outstanding shares of any other series of preferred shares for which all accumulated and unpaid dividends and distributions have not been paid.

1940 Act Asset Coverage.   Under the 1940 Act, we may not (1) declare any dividend with respect to any preferred shares if, at the time of such declaration (and after giving effect thereto), our asset coverage with respect to any of our borrowings that are senior securities representing indebtedness (as determined in accordance with Section 18(h) under the 1940 Act), would be less than 200% or (2) declare any other distribution on the preferred shares or purchase or redeem preferred shares if at the time of the declaration or redemption (and after giving effect thereto), asset coverage with respect to such borrowings that are senior securities representing indebtedness would be less than 200%. “Senior securities representing indebtedness” generally means any bond, debenture, note or similar obligation or instrument constituting a security (other than shares of capital stock) and evidencing indebtedness and could include our obligations under any borrowings. For purposes of determining our asset coverage for senior securities representing indebtedness in connection with the payment of dividends or other distributions on or purchases or redemptions of stock, the term senior security does not include any promissory note or other evidence of indebtedness issued in consideration of any loan, extension or renewal thereof, made by a bank or other person and privately arranged, and not intended to be publicly distributed. The term senior security also does not include any such promissory note or other evidence of indebtedness in any case where such a loan is for temporary purposes only and in an amount not exceeding 5% of the value of our total assets at the time when the loan is made; a loan is presumed under the 1940 Act to be for temporary purposes if it is repaid within 60 calendar days and is not extended or renewed; otherwise such loan is presumed not to be for temporary purposes.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, the holders of Series A Term Preferred Shares will be entitled to receive out of our assets available for distribution to shareholders, after satisfying claims of creditors but before any distribution or payment will be made in respect of the Common Shares, a liquidation distribution equal to the Liquidation Preference plus an amount equal to all unpaid dividends and distributions accumulated to, but excluding, the date fixed for such distribution or payment (whether or not earned or declared by us, but excluding interest thereon), and such holders will be entitled to no further participation in any distribution or payment in connection with any such liquidation, dissolution or winding up.

If, upon any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, our assets available for distribution among the holders of all Series A Term Preferred Shares, and any other outstanding preferred shares, if any, will be insufficient to permit the payment in full to such holders of Series A Term Preferred Shares of the Liquidation Preference plus accumulated and unpaid dividends and distributions and the amounts due upon liquidation with respect to such other preferred shares, then the available assets will be distributed among the holders of such Series A Term Preferred Shares and such other series of preferred shares ratably in proportion to the respective preferential liquidation amounts to which they are entitled. In connection with any liquidation, dissolution or winding up of our affairs whether voluntary or involuntary, unless and until the Liquidation Preference on each outstanding Series A Term Preferred Share plus accumulated and unpaid dividends and distributions has been paid in full to the holders of Series A Term Preferred Shares, no dividends, distributions or other payments will be made on, and no redemption, repurchase or other acquisition by us will be made by us in respect of, our Common Shares.

Neither the sale of all or substantially all of the assets of the Fund, nor the merger, consolidation or our reorganization into or with any other business or corporation, statutory trust or other entity, nor the merger, consolidation or reorganization of any other business or corporation, statutory trust or other entity into or with us will be a dissolution, liquidation or winding up, whether voluntary or involuntary, for purposes of the provisions relating to liquidation set forth in the statement of additional information.

Redemption

Mandatory Term Redemption.   We are required to redeem all outstanding Series A Term Preferred Shares on the Mandatory Redemption Date, at a redemption price equal to the Liquidation Preference plus an amount equal to accumulated but unpaid dividends thereon (whether or not earned or declared, but excluding interest on such dividends) to, but excluding, the Mandatory Redemption Date. If the Mandatory Redemption Date occurs after the applicable record date for a dividend but on or prior to the related Dividend Payment Date, the dividend payable on such Dividend Payment Date in respect of such Series A Term Preferred Shares will be payable on such Dividend Payment Date to the holders of record of such Series A Term Preferred Shares at the close of business on the applicable Dividend Record Date, and will not be payable as part of the redemption price for such Series A Term Preferred Shares. We cannot effect any modification of or repeal our obligation to redeem the Series A Term Preferred Shares on the Mandatory Redemption Date without the prior unanimous approval of the holders of the Series A Term Preferred Shares.

Redemption for Failure to Maintain Asset Coverage.   If we fail to maintain asset coverage (as defined in the 1940 Act) of at least 200% as provided in the statement of additional information for the Series A Term Preferred Shares and our other preferred shares and such failure is not cured as of the close of business on the Asset Coverage Cure Date, we will fix a redemption date and proceed to redeem the number of preferred shares, including the Series A Term Preferred Shares, as described below at a price per share equal to the Liquidation Preference plus accumulated but unpaid dividends and distributions thereon (whether or not earned or declared but excluding interest thereon) to, but excluding, the date fixed for redemption by our Board of Trustees. We will redeem out of funds legally available the number of shares of outstanding preferred shares (which may include at our sole option any number or proportion of the Series A Term Preferred Shares) equal to the lesser of (i) the minimum number of preferred shares, the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Asset Coverage Cure Date, would result in us having asset coverage of at least 200% and (ii) the maximum number of preferred shares that can be redeemed out of funds expected to be legally available in accordance with our Declaration of Trust and applicable law, provided further, that in connection with any such redemption for failure to maintain the asset coverage required by the 1940 Act, we may, at our sole option, redeem such additional number of preferred shares that will result in our having asset coverage of up to and including 285%. We will effect a redemption on the date fixed by us, which date will not be later than 90 calendar days after the Asset Coverage Cure Date, except that if we do not have funds legally available for the redemption of all of the required number of preferred shares which have been designated to be redeemed or we otherwise are unable to effect such redemption on or prior to 90 calendar days after the Asset Coverage Cure Date, we will redeem those preferred shares which we were unable to redeem on the earliest practicable date on which we are able to effect such redemption.

Optional Redemption. Upon giving notice of redemption, or a “Notice of Redemption,” the Series A Term Preferred Shares may, at our sole option, be redeemed, in whole or in part, at any time on or after October 17, 2026, out of funds legally available for such redemption at a redemption price per share equal to the Liquidation Preference plus an amount equal to accumulated but unpaid dividends, if any, on such shares (whether or not earned or declared, but excluding interest on such dividends) to, but excluding, the date fixed for such redemption.

Subject to the provisions of the statement of additional information for the Series A Term Preferred Shares and applicable law, our Board of Trustees will have the full power and authority to prescribe the terms and conditions upon which Series A Term Preferred Shares will be redeemed from time to time.

We may not on any date deliver a Notice of Redemption to redeem any Series A Term Preferred Shares pursuant to the optional redemption provisions described above unless on such date we have available Deposit Securities for the redemption contemplated by such notice having a value not less than the amount due to holders of Series A Term Preferred Shares by reason of the redemption of such Series A Term Preferred Shares on such redemption date.

Redemption Procedures.   We will file a notice of our intention to redeem with the SEC so as to provide the 30 calendar day notice period contemplated by Rule 23c-2 under the 1940 Act, or such shorter notice period as may be permitted by the SEC or its staff.

If we shall determine or be required to redeem, in whole or in part, Series A Term Preferred Shares, we will deliver a Notice of Redemption by overnight delivery, by first class mail, postage prepaid or by electronic means to the holders of record of such Series A Term Preferred Shares to be redeemed, or request the Redemption and Paying Agent, on our behalf, to promptly do so by overnight delivery, by first class mail or by electronic means. A Notice of Redemption will be provided not less than thirty (30) nor more than sixty (60) calendar days prior to the date fixed for redemption in such Notice of Redemption, or the “Redemption Date.” If fewer than all of the outstanding Series A Term Preferred Shares are to be redeemed pursuant to either the mandatory redemption provisions triggered by our failure to maintain the required asset coverage or the optional redemption provisions, the Series A Term Preferred Shares to be redeemed will be selected either (1) pro rata among Series A Term Preferred Shares, (2) by lot or (3) in such other manner as our Board of Trustees may determine to be fair and equitable. If fewer than all Series A Term Preferred Shares held by any holder are to be redeemed, the Notice of Redemption mailed to such holder shall also specify the number of Series A Term Preferred Shares to be redeemed from such holder or the method of determining such number. We may provide in any Notice of Redemption relating to a redemption contemplated to be effected pursuant to the statement of additional information for the Series A Term Preferred Shares that such redemption is subject to one or more conditions precedent and that we will not be required to effect such redemption unless each such condition has been satisfied. No defect in any Notice of Redemption or delivery thereof will affect the validity of redemption proceedings except as required by applicable law.

If we give a Notice of Redemption, then at any time from and after the giving of such Notice of Redemption and prior to 12:00 noon, New York City time, on the Redemption Date (so long as any conditions precedent to such redemption have been met or waived by us), we will (i) deposit with the Redemption and Paying Agent Deposit Securities having an aggregate market value at the time of deposit not less than the redemption price of the Series A Term Preferred Shares to be redeemed on the Redemption Date and (ii) give the Redemption and Paying Agent irrevocable instructions and authority to pay the applicable redemption price to the holders of Series A Term Preferred Shares called for redemption on the Redemption Date. Notwithstanding the foregoing, if the Redemption Date is the Mandatory Redemption Date, then such deposit of Deposit Securities will be made no later than 15 calendar days prior to the Mandatory Redemption Date.

Upon the date of the deposit of Deposit Securities by us for purposes of redemption of Series A Term Preferred Shares, all rights of the holders of Series A Term Preferred Shares so called for redemption shall cease and terminate except the right of the holders thereof to receive the applicable redemption price and such Series A Term Preferred Shares will no longer be deemed outstanding for any purpose whatsoever (other than the transfer thereof prior to the applicable Redemption Date and other than the accumulation of dividends on such stock in accordance with the terms of the Series A Term Preferred Shares up to, but excluding, the applicable Redemption Date). We will be entitled to receive, promptly after the Redemption Date, any Deposit Securities in excess of the aggregate redemption price of Series A Term Preferred Shares called for redemption on the Redemption Date. Any Deposit Securities so deposited that are unclaimed at the end of 90 calendar days from the Redemption Date will, to the extent permitted by law, be repaid to us, after which the holders of Series A Term Preferred Shares so called for redemption shall look only to us for payment of the Redemption Price. We will be entitled to receive, from time to time after the Redemption Date, any interest on the Deposit Securities so deposited.

If any redemption for which a Notice of Redemption has been provided is not made by reason of the absence of our legally available funds in accordance with the statement of additional information and applicable law, such redemption shall be made as soon as practicable to the extent such funds become available. No default will be deemed to have occurred if we have failed to deposit in trust with the Redemption and Paying Agent the applicable redemption price with respect to any shares where (1) the Notice of Redemption relating to such redemption provided that such redemption was subject to one or more conditions precedent and (2) any such condition precedent has not been satisfied at the time or times and in the manner specified in such Notice of Redemption. Notwithstanding the fact that a Notice of Redemption has been provided with respect to any Series A Term Preferred Shares, dividends may be declared and paid on such Series A Term Preferred Shares in accordance with their terms if Deposit Securities for the payment of the redemption price of such Series A Term Preferred Shares shall not have been deposited in trust with the Redemption and Paying Agent for that purpose.

We may, in our sole discretion and without a shareholder vote, modify the redemption procedures with respect to notification of redemption for the Series A Term Preferred Shares, provided that such modification does not materially and adversely affect the holders of Series A Term Preferred Shares or cause us to violate any applicable law, rule or regulation.

Voting Rights

Except for matters that do not require the vote of holders of the Series A Term Preferred Shares under the 1940 Act and except as otherwise provided in our Declaration of Trust or bylaws, in the statement of additional information or as otherwise required by applicable law, each holder of the Series A Term Preferred Shares will be entitled to one vote for each Series A Term Preferred Share held on each matter submitted to a vote of our shareholders and the holders of outstanding shares of our preferred shares, including the Series A Term Preferred Shares, and our Common Shares shall vote together as a single class on all matters submitted to shareholders.

In addition, the holders of our preferred shares, including the Series A Term Preferred Shares, voting as a separate class, will have the right to elect two members of the Board of Trustees at all times (regardless of the number of Trustees serving on the Board of Trustees), such Trustees are referred to as our “Preferred Trustees.” The holders of outstanding Common Shares together with the holders of outstanding shares of our preferred shares, voting together as a single class, will elect the remaining members of the Board of Trustees. Under our Declaration of Trust, following the listing of a class of our shares on a national exchange, our Trustees will be divided into three classes, with the term of one class expiring at each annual meeting of our shareholders.

Notwithstanding the foregoing, if (1) at the close of business on any Dividend Payment Date for dividends on any outstanding share of any preferred shares, including any outstanding Series A Term Preferred Shares, accumulated dividends (whether or not earned or declared) on such preferred shares equal to at least two full years’ dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Redemption and Paying Agent or other applicable paying agent for the payment of such accumulated dividends; or (2) at any time holders of any preferred shares are entitled under the 1940 Act to elect a majority of our Trustees (a period when either of the foregoing conditions exists, a “Voting Period”), then the number of members constituting our Board of Trustees will automatically be increased by the smallest number of Trustees (each, a “New Preferred Trustee”) that, when added to the two Preferred Trustees, would constitute a majority of our Board of Trustees as so increased by such smallest number. The terms of office of the persons who are Trustees at the time of that election will not be affected by the election of the New Preferred Trustees. If we thereafter shall pay, or declare and set apart for payment, in full all dividends payable on all outstanding preferred shares, including the Series A Term Preferred Shares, for all past Dividend Periods, or the Voting Period is otherwise terminated, (1) the voting rights stated above shall cease, subject always, however, to the re-vesting of such voting rights in the holders of preferred shares upon the further occurrence of any of the events described herein, and (2) the terms of office of all of the New Preferred Trustees will terminate automatically. Any preferred shares issued after the date hereof will vote with the Series A Term Preferred Shares as a single class on the matters described above, and the issuance of any other preferred shares by us may reduce the voting power of the holders of the Series A Term Preferred Shares.

As soon as practicable after the accrual of any right of the holders of preferred shares to elect New Preferred Trustees, we will call a special meeting of such holders and notify the Redemption and Paying Agent and/or such other person as is specified in the terms of such preferred shares to receive notice, (i) by mailing or delivery by electronic means or (ii) in such other manner and by such other means as are specified in the terms of such preferred shares, a notice of such special meeting to such holders, such meeting to be held not less than 10 nor more than 30 calendar days after the date of the delivery by electronic means or mailing of such notice. If we fail to call such a special meeting, it may be called at our expense by any such holder on like notice. The record date for determining the holders of preferred shares entitled to notice of and to vote at such special meeting shall be the close of business on the business day preceding the calendar day on which such notice is mailed. At any such special meeting and at each meeting of holders of preferred shares held during a Voting Period at which Trustees are to be elected, such holders, voting together as a class (to the exclusion of the holders of all our other securities and classes of capital stock), will be entitled to elect the number of New Preferred Trustees prescribed above on a one-vote-per-share basis.

Except as otherwise permitted by the terms of the statement of additional information, (1) so long as any preferred shares are outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of all outstanding preferred shares, voting as a separate class, amend, alter or repeal the provisions of our Declaration of Trust or any applicable certificates of designation (or any other document governing the rights of our preferred shares or the holders thereof as may be required by the rules of any applicable securities exchange), whether by merger, consolidation or otherwise, so as to materially and adversely affect any preference, right or power of our preferred shares or the holders thereof and (2) so long as any Series A Term Preferred Shares are outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of all outstanding Series A Term Preferred Shares, voting as a separate class, amend, alter or repeal the provisions of our Declaration of Trust or the applicable statement of additional information (or any other document governing the rights of the Series A Term Preferred Shares or the holders thereof as may be required by the rules of any applicable securities exchange), whether by merger, consolidation or otherwise, so as to materially and adversely affect any preference, right or power of the Series A Term Preferred Shares or the holders thereof differently from shares of any other outstanding series of our preferred shares; provided, however, that (i) a change in our capitalization as described under the heading “- Issuance of Additional Preferred Shares” below will not be considered to materially and adversely affect the rights and preferences of any holder of our preferred shares, and (ii) a division of a preferred share will be deemed to affect such preferences, rights or powers only if the terms of such division materially and adversely affect the holders of such preferred shares. No matter will be deemed to adversely affect any preference, right or power of a preferred share, including the Series A Term Preferred Shares or the holders of Series A Term Preferred Shares, unless such matter (i) alters or abolishes any preferential right of such preferred share, or (ii) creates, alters or abolishes any right in respect of redemption of the preferred shares or the applicable series thereof (other than as a result of a division of a preferred share). So long as any preferred shares are outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the preferred shares outstanding at the time, voting as a separate class, file a voluntary application for relief under federal bankruptcy law or any similar application under state law for so long as we are solvent and does not foresee becoming insolvent.

The affirmative vote of the holders of at least a “majority of the preferred shares,” including the Series A Term Preferred Shares outstanding at the time, voting as a separate class, will be required (i) to approve any action requiring a vote of our security holders pursuant to Section 13(a) of the 1940 Act, or (ii) to approve any plan of “reorganization” (as such term is defined in Section 2(a)(33) of the 1940 Act) adversely affecting such preferred shares. For purposes of the foregoing, the vote of a “majority of the outstanding preferred shares” means the vote at an annual or special meeting duly called (a) of 67% or more of such shares present at a meeting, if the holders of more than 50% of such outstanding shares are present or represented by proxy at such meeting, or (b) of more than 50% of such outstanding shares, whichever is less.

For purposes of determining any rights of the holders of Series A Term Preferred Shares to vote on any matter, whether such right is created by our Declaration of Trust, by the provisions of the statement of additional information for the Series A Term Preferred Shares, by statute or otherwise, no holder of the Series A Term Preferred Shares will be entitled to vote any Series A Term Preferred Shares and no Series A Term Preferred Shares will be deemed to be “outstanding” for the purpose of voting or determining the number of shares required to constitute a quorum if, prior to or concurrently with the time of determination of shares entitled to vote or the time of the actual vote on the matter, as the case may be, the requisite Notice of Redemption with respect to such Series A Term Preferred Share will have been given in accordance with the statement of additional information, and the price for the redemption of such Series A Term Preferred Shares will have been irrevocably deposited with the Redemption and Paying Agent for that purpose. No Series A Term Preferred Shares held by us will have any voting rights or be deemed to be outstanding for voting or for calculating the voting percentage required on any other matter or other purposes.

Unless otherwise required by law or our Declaration of Trust, holders of the Series A Term Preferred Shares will not have any relative rights or preferences or other special rights with respect to voting other than those specifically set forth in the statement of additional information for the Series A Term Preferred Shares. The holders of Series A Term Preferred Shares will have no rights to cumulative voting. In the event that we fail to declare or pay any dividends on Series A Term Preferred Shares, the exclusive remedy of the holders will be the right to vote for additional Trustees as discussed above; provided that the foregoing does not affect our obligation to accumulate and, if permitted by applicable law and the statement of additional information for the Series A Term Preferred Shares, pay dividends at the Default Rate as discussed above.

Issuance of Additional Preferred Shares

So long as any Series A Term Preferred Shares are outstanding, we may, without the vote or consent of the holders thereof, authorize, establish and create and issue and sell shares of one or more series of a class of our senior securities representing stock under Section 18 of the 1940 Act, ranking on parity with the Series A Term Preferred Shares as to payment of dividends and distribution of assets upon dissolution, liquidation or the winding up of our affairs, including additional series of preferred shares, and authorize, issue and sell additional shares of any such series of preferred shares then outstanding or so established and created, in each case in accordance with applicable law, provided that we will, immediately after giving effect to the issuance of such additional preferred shares and to its receipt and application of the proceeds thereof, including to the redemption of preferred shares with such proceeds, have asset coverage of at least 200%.

Actions on Other than Business Days

Unless otherwise provided in the statement of additional information for the Series A Term Preferred Shares, if the date for making any payment, performing any act or exercising any right is not a business day (i.e., a calendar day on which the NYSE is open for trading), such payment will be made, act performed or right exercised on the next succeeding business day, with the same force and effect as if made or done on the nominal date provided therefor, and, with respect to any payment so made, no dividends, interest or other amount will accrue for the period between such nominal date and the date of payment.

Modification

Without the consent of any holders of the Series A Term Preferred Shares, our Board of Trustees may amend or modify these terms of the Series A Term Preferred Shares to cure any ambiguity, correct or supplement any provision herein which may be inconsistent with any other provision in our Declaration of Trust or make any other provisions with respect to matters or questions arising under these terms of the Series A Term Preferred Shares that are not inconsistent with the provisions in our Declaration of Trust.

UNDERWRITING

Lucid Capital Markets, LLC is acting as representative of each of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated October 8, 2024, each underwriter named below has agreed to purchase, and we have agreed to sell to that underwriter, the number of Series A Term Preferred Shares set forth opposite the underwriter’s name.

Underwriter	Number of Series A Term Preferred Shares
Lucid Capital Markets, LLC	606,700
B. Riley Securities, Inc.	203,700
Janney Montgomery Scott LLC	48,700
InspereX LLC	168,300
Wedbush Securities Inc.	70,900
William Blair & Company, L.L.C.	141,700
Total	1,240,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Series A Term Preferred Shares sold under the underwriting agreement if any of the Series A Term Preferred Shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We, the Adviser and the Administrator have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriting agreement provides that the obligations of the underwriters to purchase the Series A Term Preferred Shares are subject to approval of legal matters by counsel to the underwriters and certain other conditions, including the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. Investors must pay for the Series A Term Preferred Shares purchased in this offering on or about October 17, 2024.

Commission and Discount

An underwriting discount of 3.125% per share will be paid by us. This underwriting discount will also apply to any Series A Term Preferred Shares purchased pursuant to the underwriters’ option to purchase additional shares of Series A Term Preferred Shares. The underwriters have advised us that they propose initially to offer the Series A Term Preferred Shares to the public at the public offering price on the cover of this prospectus and to certain other Financial Industry Regulatory Authority, Inc. (“FINRA”) members at that price less a concession not in excess of $0.50 per share.

The following table shows the total underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional Series A Term Preferred Shares.

	No Exercise	Full Exercise
Per Share	$0.78125	$0.78125
Total	$968,750	$1,114,062.50

We estimate that the total expenses of this offering, excluding the sales load, will be approximately $500,000. As part of our payment of our offering expenses, we have agreed to pay expenses related to the reasonable fees and expenses of counsel to the underwriters, in an amount not to exceed $90,000 in connection with entering into the underwriting agreement.

Overallotment Option

We have granted an option to the underwriters to purchase up to an additional 186,000 Series A Term Preferred Shares offered hereby at the public offering price, less the underwriting discounts and commissions, within 30 days from the date of this prospectus solely to cover any overallotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional Series A Term Preferred Shares proportionate to that underwriter’s initial amount reflected in the table above.

No Sales of Preferred Shares

Subject to certain exceptions, we have agreed not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any preferred shares issued or guaranteed by us or any securities convertible into or exercisable or exchangeable for preferred shares issued or guaranteed by us or file or cause to be declared effective a registration statement under the Securities Act with respect to any of the foregoing, without the consent of the underwriters, for a period of 30 days from the date of this prospectus. This consent may be given at any time without public notice.

Listing

The Series A Term Preferred Shares are a new issue of securities with no established trading market. We intend to list the Series A Term Preferred Shares on the NYSE under the symbol “EIIA,” and we expect trading in the Series A Term Preferred Shares on the NYSE to begin within 30 days of the original issue date.

We have been advised by certain of the underwriters that they presently intend to make a market in the Series A Term Preferred Shares after completion of the offering as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the Series A Term Preferred Shares and any such market-making may be discontinued at any time in the sole discretion of the underwriters without any notice. Accordingly, no assurance can be given as to the liquidity of, or development of a public trading market for, the Series A Term Preferred Shares. If an active public trading market for the Series A Term Preferred Shares does not develop, the market price and liquidity of the Series A Term Preferred Shares may be adversely affected.

Price Stabilization and Short Positions

In connection with the offering, the underwriters may purchase and sell Series A Term Preferred Shares in the open market. These transactions may include overallotment, covering transactions and stabilizing transactions. Overallotment involves sales of securities in excess of the aggregate amount of securities to be purchased by the underwriters in the offering, which creates a short position for the underwriters. Covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of securities made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased Series A Term Preferred Shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Any of these activities may cause the price of the Series A Term Preferred Shares to be higher than the price that otherwise would exist in the open market in the absence of such transactions. These transactions may be effected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time without any notice relating thereto.

Alternative Settlement Cycle

We expect that delivery of the Series A Term Preferred Shares will be made against payment therefor on or about October 17, 2024, which will be the fifth business day following the trade date of the Series A Term Preferred Shares (such settlement being herein referred to as “T+5”). Under Rule 15c6-1 promulgated under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Series A Term Preferred Shares prior to the date of delivery hereunder will be required, by virtue of the fact that the Series A Term Preferred Shares initially will settle in T+5 business days, to specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement.

Other Relationships

We anticipate that, from time to time, certain of the underwriters may act as a broker or a dealer in connection with the execution of our portfolio transactions after it has ceased to be an underwriter and, subject to certain restrictions, may act as a broker while it is an underwriter.

Certain underwriters may have performed investment banking and financial advisory services for us, the Adviser and our affiliates from time to time, for which they have received customary fees and expenses. Certain underwriters may, from time to time, engage in transactions with or perform services for us, the Adviser and our affiliates in the ordinary course of business. For example, certain other accounts managed by our Adviser participate as lenders in a credit facility to an affiliate of one of the underwriters. Accordingly, the Adviser faces potential conflicts of interest in connection with decisions to take or refrain from taking certain actions on behalf of the Fund or the Adviser’s affiliates when doing so would be adverse to the Fund’s, the Adviser’s or its affiliates’ relationships or other business dealings with such parties.

The principal business addresses of the underwriters are: Lucid Capital Markets, LLC, 570 Lexington Ave, 40th Floor, New York, NY 10022; B. Riley Securities, Inc., 299 Park Avenue, 21st Floor, New York, NY 10171; Janney Montgomery Scott LLC, 1717 Arch Street, Philadelphia, PA 19103; InspereX LLC, 25 SE 4th Avenue, Suite 400, Delray Beach, FL 33483; Wedbush Securities Inc., 142 West 57th Street, 12th Floor, New York, NY 10019; and William Blair & Company, L.L.C., 150 North Riverside Plaza, Chicago, IL 60606.

U.S. FEDERAL INCOME TAX MATTERS

The following is a summary of certain U.S. federal income tax consequences generally applicable to the purchase, ownership and disposition of our Shares, which collectively will be referred to as “stock” in this section. Unless otherwise stated, this summary deals only with our securities held as capital assets for U.S. federal tax purposes (generally, property held for investment).

As used herein, a “U.S. holder” means a beneficial owner of the securities that is for U.S. federal income tax purposes any of the following:

●	an individual citizen or resident of the United States;

●	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state or other political subdivision thereof (including the District of Columbia);

●	a trust if it (a) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable United States Treasury regulations or “Treasury Regulations,” to be treated as a United States person; or

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source.

The term “non-U.S. holder” means a beneficial owner of the securities (other than a partnership or any other entity or other arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.

An individual may, subject to exceptions, be deemed to be a resident of the United States for U.S. federal income tax purposes, as opposed to a non-resident alien, by, among other ways, being present in the United States (i) on at least 31 days in the calendar year, and (ii) for an aggregate of at least 183 days during a three-year period ending in the current calendar year, counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding calendar year, and one-sixth of the days present in the second preceding calendar year. Individuals who are residents for such purposes are subject to U.S. federal income tax as if they were United States citizens.

This summary does not represent a detailed description of the U.S. federal income tax consequences applicable to you, as a holder of our securities, if you are a person subject to special tax treatment under the U.S. federal income tax laws, including, without limitation:

●	a dealer in securities or currencies;

●	a financial institution;

●	a RIC;

●	a real estate investment trust;

●	a tax-exempt organization;

●	an insurance company;

●	a person holding the securities as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

●	a trader in securities that has elected the mark-to-market method of accounting for their securities;

●	a person subject to alternative minimum tax;

●	a partnership or other pass-through entity for U.S. federal income tax purposes;

●	a U.S. holder whose “functional currency” (as defined in Section 985 of the Code) is not the U.S. dollar;

●	a CFC;

●	a PFIC;

●	a United States expatriate or foreign persons or entities (except to the extent set forth below); or

●	a holder that is subject to special tax accounting rules under Section 451(b) of the Code.

If a partnership (including any entity classified or arrangement treated as a partnership for U.S. federal income tax purposes) holds the securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership holding our securities, you should consult your own tax advisors regarding the tax consequences of an investment in our securities.

This summary is based on the Code, Treasury Regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those summarized below. This summary does not represent a detailed description of the U.S. federal income tax consequences that may be applicable to you in light of your particular circumstances and does not address the effects of any aspects of U.S. estate or gift, or state, local or non-U.S. income, estate, or gift tax laws. It is not intended to be, and should not be construed to be, legal or tax advice to any particular purchaser of our securities. We have not sought and will not seek any ruling from the Internal Revenue Service, or the “IRS.” No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below. You should consult your own tax advisors concerning the particular U.S. federal income tax consequences to you of the ownership of our securities, as well as the consequences to you arising under the laws or other guidance of any other taxing jurisdiction.

Important U.S. Federal Income Tax Considerations Affecting Us

We have elected to be treated, and intend to qualify each tax year thereafter, as a RIC under the Code. Accordingly, we must satisfy certain requirements relating to sources of our income and diversification of our total assets and certain distribution requirements to maintain our RIC status and to avoid being subject to U.S. federal income or excise tax on any undistributed taxable income. To the extent we qualify for treatment as a RIC and satisfy the applicable distribution requirements, we will not be subject to U.S. federal income tax on income paid to our shareholders in the form of dividends or capital gain dividends.

To qualify as a RIC for U.S. federal income tax purposes, we must derive at least 90% of our gross income each tax year from dividends, interest, payments with respect to securities loans, gains from the sale or other disposition of stock, securities or foreign currencies, net income derived from an interest in a qualified publicly traded partnership, or other income (including, but not limited to, gains from options, futures or forward contracts) derived with respect to our business of investing in stock, securities and currencies, or the “90% Gross Income Test.” A “qualified publicly traded partnership” is a publicly traded partnership that meets certain requirements with respect to the nature of its income. To qualify as a RIC, we must also satisfy certain requirements with respect to the diversification of our assets. We must have, at the close of each quarter of the tax year, at least 50% of the value of our total assets represented by cash, cash items, U.S. government securities, securities of other RICs and other securities that, in respect of any one issuer, do not represent more than 5% of the value of our assets nor more than 10% of the voting securities of that issuer. In addition, at those times, not more than 25% of the value of our assets may be invested in securities (other than U.S. government securities or the securities of other RICs) of any one issuer, or of two or more issuers, which we control and which are engaged in the same or similar trades or businesses or related trades or businesses, or of one or more qualified publicly traded partnerships, or the “Asset Diversification Tests.” If we fail to satisfy the 90% Gross Income Test, we will nevertheless be considered to have satisfied the test if (i) (a) such failure is due to reasonable cause and not due to willful neglect and (b) we report the failure pursuant to Treasury Regulations to be adopted, and (ii) we pay a tax equal to the amount by which our gross non-qualifying income exceeds one-ninth of our gross qualifying income. If we fail to meet any of the Asset Diversification Tests with respect to any quarter of any tax year, we will nevertheless be considered to have satisfied the requirements for such quarter if we cure such failure within six months and either (i) such failure is de minimis or (ii) (a) such failure is due to reasonable cause and not due to willful neglect and (b) we report the failure under Treasury Regulations to be adopted and pay an excise tax. If we fail to qualify as a RIC for more than two consecutive taxable years and then seek to re-qualify as a RIC, we generally would be required to recognize gain to the extent of any unrealized appreciation in our assets unless we elect to pay U.S. corporate income tax on any such unrealized appreciation during the succeeding 5-year period.

As a RIC, we generally will not be subject to federal income tax on our investment company taxable income (as that term is defined in the Code) and net capital gains (the excess of net long-term capital gains over net short-term capital loss), if any, that we distribute in each tax year as dividends to shareholders, provided that we distribute dividends of an amount at least equal to the sum of 90% of our investment company taxable income, determined without regard to any deduction for dividends paid, plus 90% of our net tax-exempt interest income for such tax year, or the “90% Distribution Requirement.” We intend to distribute to our shareholders, at least annually, substantially all of our investment company taxable income, net tax-exempt income and net capital gains. In order to avoid incurring a nondeductible 4% federal excise tax obligation, the Code requires that we distribute (or be deemed to have distributed) by December 31 of each calendar year dividends of an amount generally at least equal to the sum of (i) 98% of our ordinary income (taking into account certain deferrals and elections) for such calendar year, (ii) 98.2% of our capital gain net income, adjusted for certain ordinary losses and generally computed on the basis of the one-year period ending on October 31 of such calendar year (unless we have made an election under Section 4982(e)(4) of the Code to have our required distribution from net income measured using the one-year period ending on November 30 of such calendar year) and (iii) 100% of any ordinary income and capital gain net income from prior calendar years (as previously computed) that were not paid out during such calendar years and on which we incurred no U.S. federal income tax, or the “Excise Tax Distribution Requirement.” Any dividends declared by us during October, November or December of any calendar year, payable to shareholders of record on a specified date in such a month and actually paid during January of the following calendar year, will be treated for federal income tax purposes as if it had been paid by us, as well as received by our U.S. shareholders, on December 31 of the calendar year in which the distribution was declared.

We may incur in the future the 4% federal excise tax on a portion of our income and capital gains. While we intend to distribute income and capital gains to minimize our exposure to the 4% federal excise tax, we may not be able to, or may choose not to, distribute amounts sufficient to avoid the imposition of the tax entirely. In that event, we generally will be liable for the 4% federal excise tax only on the amount by which we do not meet the excise tax avoidance requirement.

If we do not qualify as a RIC or fail to satisfy the 90% Distribution Requirement for any tax year, we would be subject to corporate income tax on our taxable income, and all distributions from earnings and profits, including distributions of net capital gains (if any), will be taxable to the shareholder as ordinary income. Such distributions generally would be eligible (i) to be treated as qualified dividend income in the case of individual and other non-corporate shareholders and (ii) for the dividends received deduction, or the “DRD,” in the case of certain corporate shareholders. In addition, in order to requalify for taxation as a RIC, we may be required to recognize unrealized gains, pay substantial taxes and interest, and make certain distributions.

For purposes of the 90% Gross Income Test, income that we earn from equity interests in certain entities that are not treated as corporations or as qualified publicly traded partnerships for U.S. federal income tax purposes (e.g., certain CLOs that are treated as partnerships) will generally have the same character for us as in the hands of such an entity; consequently, we may be required to limit our equity investments in any such entities that earn fee income, rental income, or other nonqualifying income.

To the extent we use debt financing, we may be prevented by covenants contained in our debt financing agreements from making distributions to our shareholders in certain circumstances. In addition, under the 1940 Act, we are generally not permitted to make distributions to our shareholders while certain debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. Restrictions on our ability to make distributions to our shareholders may prevent us from satisfying the 90% Distribution Requirement or the Excise Tax Distribution Requirement and, therefore, may jeopardize our qualification for taxation as a RIC, or subject us to the 4% U.S. federal excise tax.

Some of the income and fees that we may recognize will not satisfy the 90% Gross Income Test. In order to ensure that such income and fees do not disqualify us as a RIC for a failure to satisfy such test, we may be required to recognize such income and fees indirectly through one or more entities treated as corporations for U.S. federal income tax purposes. Such corporations will be subject to U.S. corporate income tax on their earnings, which ultimately will reduce our return on such income and fees.

We may be required to recognize taxable income in circumstances in which we do not receive cash. For example, if we hold debt instruments that are treated under applicable tax rules as having OID (which may arise if we receive warrants in connection with the origination of a loan or possibly in other circumstances), we must include in income each tax year a portion of the OID that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same tax year. We may also have to include in income other amounts that we have not yet received in cash, such as contractual PIK interest (which represents contractual interest added to the loan balance and due at the end of the loan term) and deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock. Because any OID or other amounts accrued will be included in our investment company taxable income for the tax year of accrual, we may be required to make a distribution to our shareholders in order to satisfy the 90% Distribution Requirement or the Excise Tax Distribution Requirement, even though we will not have received any corresponding cash amount.

We may invest (directly or indirectly through an investment in an equity interest in a CLO treated as a partnership for U.S. federal income tax purposes) a portion of our net assets in below investment grade instruments. Investments in these types of instruments may present special tax issues for us. U.S. federal income tax rules are not entirely clear about issues such as when we may cease to accrue interest, OID or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by us to the extent necessary in order to seek to ensure that we distribute sufficient income that we do not become subject to U.S. federal income or excise tax.

Some of the CLOs in which we invest may constitute PFICs for U.S. federal income tax purposes. Because we acquire interests treated as equity for U.S. federal income tax purposes in PFICs (including equity tranche investments and certain debt tranche investments in CLOs that are PFICs), we may be subject to federal income tax on a portion of any “excess distribution” or gain from the disposition of such shares even if such income is distributed as a taxable dividend by us to our shareholders. Additional charges in the nature of interest may be imposed on us in respect of deferred taxes arising from any such excess distributions or gains. If we invest in a PFIC and elect to treat the PFIC as a QEF in lieu of the foregoing requirements, we will be required to include in income each tax year our proportionate share of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed to us. Alternatively, we can elect to mark-to-market at the end of each tax year (as well as on certain other dates described in the Code) our shares in a PFIC; in this case, we will recognize as ordinary income any increase in the value of such shares, and as an ordinary loss any decrease in such value to the extent it does not exceed prior increases included in our ordinary income. Under either election, we may be required to recognize in a tax year taxable income in excess of our distributions from PFICs and our proceeds from dispositions of PFIC stock during that tax year, and we may be required to distribute such taxable income in order to satisfy the 90% Gross Income Test, the Excise Tax Distribution Requirement or the 90% Distribution Requirement. Our ability to make either election will depend on factors beyond our control and is subject to restrictions which may limit the availability of the benefit of these elections. Treasury Regulations generally treat our income inclusion with respect to a PFIC with respect to which we have made a qualified electing fund, or “QEF”, election, as qualifying income for purposes of determining our ability to be subject to tax as a RIC if (i) there is a current distribution out of the earnings and profits of the PFIC that are attributable to such income inclusion or (ii) such inclusion is derived with respect to our business of investing in stock, securities, or currencies. As such, we may be restricted in our ability to make QEF elections with respect to our holdings in issuers that could be treated as PFICs in order to limit our tax liability or maximize our after-tax return from these investments.

If we hold 10% or more of the interests treated as equity (by vote or value) for U.S. federal income tax purposes in a foreign corporation that is treated as a CFC (including equity tranche investments and certain debt tranche investments in a CLO treated as CFC), we may be treated as receiving a deemed distribution (taxable as ordinary income) each tax year from such foreign corporation in an amount equal to our pro rata share of the corporation’s income for the tax year (including both ordinary earnings and capital gains), whether or not the corporation makes an actual distribution during such tax year. This deemed distribution is required to be included in the income of a U.S. shareholder of a CFC regardless of whether the shareholder has made a QEF election with respect to such CFC. In general, a foreign corporation will be classified as a CFC if more than 50% of the shares of the corporation, measured by reference to combined voting power or value, is owned (directly, indirectly or by attribution) by U.S. shareholders. A “U.S. Shareholder,” for this purpose, is any U.S. person that possesses (actually or constructively) 10% or more of the combined voting power or value of all classes of shares of a foreign corporation. If we are treated as receiving a deemed distribution from a CFC, we will be required to include such deemed distribution in our investment company taxable income regardless of whether we receive any actual distributions from such CFC, and we must distribute such income in order to satisfy the Excise Tax Distribution Requirement or the 90% Distribution Requirement. Treasury regulations generally treat our income inclusion with respect to a CFC as qualifying income for purposes of determining our ability to be subject to tax as a RIC either if (i) there is a current distribution out of the earnings and profits of the CFC that are attributable to such income inclusion or (ii) such inclusion is derived with respect to our business of investing in stock, securities, or currencies. As such, we may limit and/or manage our holdings in issuers that could be treated as CFCs in order to limit our tax liability or maximize our after-tax return from these investments.

FATCA generally imposes a U.S. federal withholding tax of 30% on U.S. source periodic payments, including interest and dividends to certain non-U.S. entities, including certain non-U.S. financial institutions and investment funds, unless such non-U.S. entity complies with certain reporting requirements regarding its United States account holders and its United States owners. Most CLOs in which we invest will be treated as non-U.S. financial entities for this purpose, and therefore will be required to comply with these reporting requirements to avoid the 30% withholding. If a CLO in which we invest fails to properly comply with these reporting requirements, it could reduce the amounts available to distribute to equity and junior debt holders in such CLO, which could materially and adversely affect our operating results and cash flows.

For federal income tax purposes, we are generally permitted to carry forward a net capital loss in any taxable year to offset our own capital gains, if any. These amounts are available to be carried forward to offset future capital gains to the extent permitted by the Code and applicable tax regulations. Any such loss carryforwards will retain their character as short-term or long-term. In the event that we were to experience an ownership change as defined under the Code, our capital loss carryforwards and other favorable tax attributes, if any, may be subject to limitation.

Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time we accrue income, expenses or other liabilities denominated in a foreign currency and the time we actually collect such income or pay such expenses or liabilities are generally treated as ordinary income or loss. Similarly, gains or losses on foreign currency forward, futures and options contracts, similar financial instruments as well as upon the disposition of debt securities denominated in a foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also treated as ordinary income or loss. Any such transactions that are not directly related to our investment in securities (possibly including speculative currency positions or currency derivatives not used for hedging purposes) also could, under future Treasury Regulations, produce income not among the types of “qualifying income” for purposes of the 90% Gross Income test.

Gain or loss realized by us from the sale or exchange of warrants acquired by us as well as any loss attributable to the lapse of such warrants generally will be treated as capital gain or loss. The treatment of such gain or loss as long-term or short-term will depend on how long we held a particular warrant. Upon the exercise of a warrant acquired by us, our tax basis in the stock purchased under the warrant will equal the sum of the amount paid for the warrant plus the strike price paid on the exercise of the warrant.

Our transactions in futures contracts and options will be subject to special provisions of the Code that, among other things, may affect the character of our realized gains and losses realized (i.e., may affect whether gains or losses are ordinary or capital, or short-term or long-term), may accelerate recognition of income to us and may defer our losses. These rules could, therefore, affect the character, amount and timing of distributions to shareholders. These provisions also (a) will require us to mark-to-market certain types of the positions in our portfolio (i.e., treat them as if they were closed out), and (b) may cause us to recognize income without receiving cash with which to make distributions in amounts necessary to satisfy the 90% Distribution Requirement for qualifying to be taxed as a RIC or the Excise Tax Distribution Requirement. We will monitor our transactions, will make the appropriate tax elections and will make the appropriate entries in our books and records when we acquire any futures contract, option or hedged investment in order to mitigate the effect of these rules and prevent our disqualification from being taxed as a RIC.

Generally, our hedging transactions (including certain covered call options) may result in “straddles” for U.S. federal income tax purposes. The straddle rules may affect the character of our realized gains (or losses). In addition, our realized losses on positions that are part of a straddle may be deferred under the straddle rules, rather than being taken into account in calculating the taxable income for the taxable year in which the losses are realized. Because only a few regulations implementing the straddle rules have been promulgated, the tax consequences to us of engaging in hedging transactions are not entirely clear. Hedging transactions may increase the amount of our realized short-term capital gain which is taxed as ordinary income when distributed to shareholders.

We may make one or more of the elections available under the Code which are applicable to straddles. If we make any of the elections, the amount, character and timing of the recognition of gains or losses from the affected straddle positions will be determined under rules that vary according to the election(s) made. The rules applicable under certain of the elections may operate to accelerate the recognition of gains or losses from the affected straddle positions.

Because the straddle rules may affect the character of gains or losses, defer losses and/or accelerate the recognition of gains or losses from the affected straddle positions, the amount which may be distributed to shareholders, and which will be taxed to them as ordinary income or long-term capital gain, may be increased or decreased as compared to a fund that did not engage in such hedging transactions.

Certain of our investment practices are subject to special and complex U.S. federal income tax provisions that may, among other things, (i) convert dividends that would otherwise constitute qualified dividend income into ordinary income, (ii) treat dividends that would otherwise be eligible for deductions available to certain U.S. corporations under the Code as ineligible for such treatment, (iii) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (iv) convert long-term capital gains into short-term capital gains or ordinary income, (v) convert an ordinary loss or deduction into a capital loss (the deductibility of which is more limited), (vi) cause us to recognize income or gain without a corresponding receipt of cash, (vii) adversely alter the characterization of certain complex financial transactions, and (viii) produce income that will not qualify as good income for purposes of the 90% Gross Income Test. While we may not always be successful in doing so, we will seek to avoid or minimize the adverse tax consequences of our investment practices.

We may recognize gain (but not loss) from a constructive sale of certain “appreciated financial positions” if we enter into a short sale, offsetting notional principal contract, or forward contract transaction with respect to the appreciated position or substantially identical property. Appreciated financial positions subject to this constructive sale treatment include interests (including options and forward contracts and short sales) in stock and certain other instruments. Constructive sale treatment does not apply if the transaction is closed out no later than thirty days after the end of the tax year in which the transaction was initiated, and the underlying appreciated securities position is held unhedged for at least the next sixty days after the hedging transaction is closed.

Gain or loss from a short sale of property is generally considered as capital gains or loss to the extent the property used to close the short sale constitutes a capital asset in our hands. Except with respect to certain situations where the property used to close a short sale has a long-term holding period on the date the short sale is entered into, gains on short sales generally are short-term capital gains. A loss on a short sale will be treated as a long-term capital loss if, on the date of the short sale, “substantially identical property” has been held by us for more than one year. In addition, entering into a short sale may result in suspension of the holding period of “substantially identical property” held by us.

Gain or loss on a short sale will generally not be realized until such time as the short sale is closed. However, as described above in the discussion of constructive sales, if we hold a short sale position with respect to securities that have appreciated in value, and we then acquire property that is the same as or substantially identical to the property sold short, we generally will recognize gain on the date we acquire such property as if the short sale were closed on such date with such property. Similarly, if we hold an appreciated financial position with respect to securities and then enter into a short sale with respect to the same or substantially identical property, we generally will recognize gain as if the appreciated financial position were sold at its fair market value on the date we enter into the short sale. The subsequent holding period for any appreciated financial position that is subject to these constructive sale rules will be determined as if such position were acquired on the date of the constructive sale.

Taxation of Securityholders

Taxation of U.S. Resident Holders of Our Stock.  Dividends and distributions on our shares are generally subject to federal income tax as described herein, even though such dividends and distributions may economically represent a return of a particular shareholder’s investment. Such distributions are likely to occur in respect of shares purchased at a time when our NAV reflects gains that are either unrealized, or realized but not distributed. Such realized gains may be required to be distributed even when our NAV also reflects unrealized losses. Certain dividends and distributions declared by us in October, November or December to shareholders of record of such month of a calendar year and paid by us in January of the following calendar year will be treated by shareholders as if received on December 31 of the calendar year in which they were declared. In addition, certain other distributions made after the close of our tax year may be “spilled back” and treated as paid by us (except for purposes of the nondeductible 4% federal excise tax) during such tax year. In such case, shareholders will be treated as having received such dividends in the tax year in which the distributions were actually made.

We inform shareholders of the source and tax status of all distributions promptly after the close of each calendar year.

For federal income tax purposes, distributions paid out of our current or accumulated earnings and profits will, except in the case of distributions of qualified dividend income and capital gain dividends described below, be taxable as ordinary dividend income. Certain income distributions paid by us to individual taxpayers are taxed at rates applicable to net long-term capital gains. This tax treatment applies only if certain holding period requirements and other requirements are satisfied by the shareholder and the dividends are attributable to qualified dividend income received by us, and there can be no assurance as to what portion of our dividend distributions will qualify for favorable treatment. For this purpose, “qualified dividend income” means dividends received from United States corporations and “qualified foreign corporations,” provided that we satisfy certain holding period and other requirements in respect of the stock of such corporations. The maximum individual rate applicable to qualified dividend income is either 15% or 20%, depending on whether the individual’s income exceeds certain threshold amounts. Given our investment strategies, it is not anticipated that a significant portion of our dividends will be eligible to be treated as qualified dividend income.

Dividends distributed from our investment company taxable income which have been reported by us and received by certain of our corporate shareholders will qualify for the DRD to the extent of the amount of qualifying dividends received by us from certain domestic corporations for the tax year. A dividend received by us will not be treated as a qualifying dividend (i) to the extent the stock on which the dividend is paid is considered to be “debt-financed” (generally, acquired with borrowed funds), (ii) if we fail to meet certain holding period requirements for the stock on which the dividend is paid or (iii) to the extent we are under an obligation (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. Moreover, the DRD may be disallowed or reduced if an otherwise eligible corporate shareholder fails to satisfy the foregoing requirements with respect to shares of our stock or by application of the Code. Given our investment strategies, it is not anticipated that a significant portion of our dividends will be eligible for the DRD.

Capital gain dividends distributed to a shareholder are characterized as long-term capital gains, regardless of how long the shareholder has held our shares. A distribution of an amount in excess of our current and accumulated earnings and profits will be treated by a shareholder as a return of capital which is applied against and reduces the shareholder’s tax basis in our shares. To the extent that the amount of any such distribution exceeds a shareholder’s tax basis in our shares, the excess will be treated by the shareholder as gain from a sale or exchange of the shares. Distributions of gains from the sale or other disposition of our investments that we owned for one year or less are characterized as ordinary income.

Certain distributions reported by us as Section 163(j) interest dividends may be treated as interest income by shareholders for purposes of the tax rules applicable to interest expense limitations under Section 163(j) of the Code. Such treatment by shareholders is generally subject to holding period requirements and other potential limitations, although the holding period requirements are generally not applicable to dividends declared by money market funds and certain other funds that declare dividends daily and pay such dividends on a monthly or more frequent basis. The amount that we are eligible to report as a Section 163(j) dividend for a tax year is generally limited to the excess of our business interest income over the sum of our (i) business interest expense and (ii) other deductions properly allocable to our business interest income.

We may elect to retain our net capital gains or a portion thereof for investment and be subject to tax at corporate rates on the amount retained. In such case, we may designate the retained amount as undistributed net capital gains in a notice to our shareholders who will be treated as if each received a distribution of the pro rata share of such net capital gain, with the result that each shareholder will: (i) be required to report the pro rata share of such net capital gain on the applicable tax return as long-term capital gains; (ii) receive a refundable tax credit for the pro rata share of tax paid by us on the net capital gain; and (iii) increase the tax basis for the shares of our stock held by an amount equal to the deemed distribution less the tax credit.

The benefits of the reduced tax rates applicable to long-term capital gains and qualified dividend income may be impacted by the application of the alternative minimum tax to noncorporate shareholders.

The IRS currently requires that a RIC that has two or more classes of stock allocate to each such class proportionate amounts of each type of its income (such as ordinary income and capital gains) based upon the percentage of total dividends paid to each class for the tax year. Accordingly, we intend to allocate capital gain dividends, if any, between our common shares and preferred shares in proportion to the total dividends paid to each class with respect to such tax year.

Although we currently do not intend to do so, we have the ability to declare a large portion of a distribution in shares of our stock. Generally, were we to declare such a distribution, we would allow shareholders to elect payment in cash and/or shares of equivalent value. Under published IRS guidance, the entire distribution by a publicly offered RIC will generally be treated as a taxable distribution for U.S. federal income tax purposes, and count towards RIC distribution requirements under the Code, if certain conditions are satisfied. Among other things, the aggregate amount of cash available to be distributed to all shareholders is required to be at least 20% of the aggregate declared distribution. If too many shareholders elect to receive cash, the cash available for distribution is required to be allocated among the shareholders electing to receive cash (with the balance of the distribution paid in stock) under a formula provided in the applicable IRS guidance. Each shareholder electing to receive cash would be entitled to receive cash in an amount equal to at least the lesser of (i) the portion of the distribution such shareholder elected to receive in cash and (ii) such shareholder’s entire distribution multiplied by the percentage limitation on cash available for distribution. The number of shares of our stock distributed would thus depend on the applicable percentage limitation on cash available for distribution, the shareholders’ individual elections to receive cash or stock, and the value of the shares of stock. Each shareholder generally would be treated as having received a taxable distribution on the date the distribution is received in an amount equal to the cash that such shareholder would have received if the entire distribution had been paid in cash, even if such shareholder received all or most of the distribution in shares of our stock. This may result in a shareholder having to pay tax on such distribution, even if no cash is received.

Selling shareholders will generally recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the shareholder’s adjusted tax basis in the shares sold. The gain or loss will generally be a capital gain or loss. The current maximum tax rate applicable to net capital gains recognized by individuals and other non-corporate taxpayers is: (i) the same as the maximum ordinary income tax rate for gain recognized on the sale of capital assets held for one year or less; or (ii) generally 15% or 20% (depending on whether the shareholder’s income exceeds certain threshold amounts) for gains recognized on the sale of capital assets held for more than one year (as well as certain capital gain dividends).

The repurchase of shares of our stock may result in a taxable gain or loss to the tendering shareholder. Different tax consequences may apply for tendering and non-tendering shareholders in connection with a repurchase offer. For example, if a shareholder does not tender all of his or her shares, such repurchase may not be treated as a sale or exchange for U.S. federal income tax purposes and may result in deemed distributions to non-tendering shareholders. On the other hand, shareholders holding shares as capital assets who tender all of their shares (including shares deemed owned by shareholders under constructive ownership rules) will be treated as having sold their shares and generally will recognize capital gain or loss.

Any loss realized upon the sale or exchange of shares of our stock with a holding period of six months or less will be treated as a long-term capital loss to the extent of any capital gain dividends received (or amounts designated as undistributed capital gains) with respect to such shares. In addition, all or a portion of a loss realized by a shareholder on a sale or other disposition of shares of our stock may be disallowed under “wash sale” rules to the extent the shareholder acquires other shares of our stock within a period of 61 days beginning 30 days before and ending 30 days after the date of disposition of our shares. Any disallowed loss will result in an adjustment to the shareholder’s tax basis in some or all of the other shares of our stock acquired.

Certain commissions or other sales charges paid upon a purchase of our shares cannot be taken into account for purposes of determining gain or loss on a sale of such shares within 90 days after their purchase to the extent a sales charge is reduced or eliminated in a subsequent acquisition of our shares on or before January 31 of the calendar year following the calendar year in which the sale is made, pursuant to a reinvestment right. Any disregarded amounts will result in an adjustment to a shareholder’s tax basis in some or all of any other shares of our stock acquired.

We or your financial intermediary is also generally required by law to report to each shareholder and to the IRS cost basis information for shares of our stock sold by or repurchased from the shareholder. This information includes the adjusted cost basis of the shares, the gross proceeds from disposition and whether the gain or loss is long-term or short-term. The adjusted cost basis of shares will be based on the default cost basis reporting method selected by us, unless a shareholder, before the sale or redemption, informs us that it has selected a different IRS-accepted method offered by us. These requirements, however, will not apply for investments through a tax-advantaged account. Shareholders should consult their financial intermediaries and tax advisers to determine the best cost basis method for their tax situation, and to obtain more information about how these cost basis reporting requirements apply to them.

Medicare Tax on Net Investment Income.  A 3.8% tax is imposed under Section 1411 of the Code on the “net investment income” of certain U.S. citizens and residents and on the undistributed net investment income of certain estates and trusts, to the extent that such taxpayer’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts. Among other items, net investment income generally includes payments of interest or dividends on, and net gains recognized from the sale, exchange, redemption, retirement or other taxable disposition of our securities (unless the securities are held in connection with certain trades or businesses), less certain deductions. Prospective investors in our securities should consult their own tax advisors regarding the effect, if any, of this tax on their ownership and disposition of our securities.

Taxation of Tax-Exempt Holders of Our Stock. A U.S. shareholder that is a tax-exempt organization for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation may nevertheless be subject to taxation to the extent that it is considered to derive unrelated business taxable income (“UBTI”). The direct conduct by a tax-exempt U.S. shareholder of the activities that we propose to conduct could give rise to UBTI. However, a RIC is a corporation for U.S. federal income tax purposes and its business activities generally will not be attributed to its shareholders for purposes of determining their treatment under current law. Therefore, a tax-exempt U.S. shareholder should not be subject to U.S. federal income taxation solely as a result of such shareholder’s direct or indirect ownership of shares of our stock and receipt of distributions with respect to such shares (regardless of whether we incur indebtedness). Moreover, under current law, if we incur indebtedness, such indebtedness will not be attributed to a tax-exempt U.S. shareholder. Therefore, a tax-exempt U.S. shareholder should not be treated as earning income from “debt-financed property” and distributions that we pay should not be treated as “unrelated debt-financed income” solely as a result of indebtedness that we incur. Certain tax-exempt private universities are subject to an additional 1.4% excise tax on their “net investment income,” including income from interest, dividends, and capital gains. Proposals periodically are made to change the treatment of “blocker” investment vehicles interposed between tax-exempt investors and non-qualifying investments. In the event that any such proposals were to be adopted and applied to RICs, the treatment of dividends payable to tax-exempt investors could be adversely affected. In addition, special rules would apply if we were to invest in certain real estate mortgage investment conduits or taxable mortgage pools, which we do not currently plan to do, that could result in a tax-exempt U.S. shareholder recognizing income that would be treated as UBTI.

Taxation of Non-U.S. Holders of Our Stock.  Whether an investment in the shares of our stock is appropriate for a non-U.S. holder will depend upon that person’s particular circumstances. An investment in the shares by a non-U.S. holder may have adverse tax consequences. Non-U.S. holders should consult their tax advisors before investing in our stock.

Subject to the discussions below, distributions of our “investment company taxable income” to non-U.S. holders (including interest income and net short-term capital gain) are generally expected to be subject to withholding of U.S. federal taxes at a 30% rate (or lower rate provided by an applicable treaty) to the extent of our current and accumulated earnings and profits. If the distributions are effectively connected with a U.S. trade or business of the non-U.S. holder, we will not be required to withhold U.S. federal tax if the non-U.S. holder complies with applicable certification and disclosure requirements, although the distributions will be subject to U.S. federal income tax at the rates applicable to U.S. persons. Special certification requirements apply to a non-U.S. holder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax advisors. Backup withholding will not be applied to payments that have been subject to the 30% (or lower applicable treaty rate) withholding tax described in this paragraph.

In addition, with respect to certain distributions made by RICs to non-U.S. holders, no withholding is required and the distributions generally are not subject to U.S. federal income tax if (i) the distributions are properly reported in a notice timely delivered to our shareholders as “interest-related dividends” or “short-term capital gain dividends,” (ii) the distributions are derived from sources specified in the Code for such dividends and (iii) certain other requirements are satisfied. Depending on the circumstances, we may report all, some or none of our potentially eligible dividends as derived from such qualified net interest income or as qualified short-term capital gain, and a portion of our distributions, which may be significant (e.g., interest from non-U.S. sources or non-U.S. CLOs or any foreign currency gains) would be ineligible for this potential exemption from withholding. Moreover, in the case of shares of our stock held through an intermediary, the intermediary may have withheld U.S. federal income tax even if we reported the payment as derived from such qualified net interest income or qualified short-term capital gain. Hence, no assurance can be provided as to whether any amount of our dividends or distributions will be eligible for this exemption from withholding or if eligible, will be reported as such by us.

Actual or deemed distributions of our net long-term capital gains to a non-U.S. holder, and gains realized by a non-U.S. holder upon the sale of our stock, will not be subject to federal withholding tax and generally will not be subject to U.S. federal income tax unless, (i) the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the Non-U.S. holder and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the non-U.S. holder in the United States or (ii) in the case of an individual shareholder, the shareholder is present in the United States for a period or periods aggregating 183 days or more during the year of the sale or the receipt of the distributions or gains and certain other conditions are met.

If we distribute our net capital gains in the form of deemed rather than actual distributions (which we may do in the future), a non-U.S. holder will be entitled to a U.S. federal income tax credit or tax refund equal to the shareholder’s allocable share of the tax we pay on the capital gains deemed to have been distributed. In order to obtain the refund, the non-U.S. holder would be required to obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the non-U.S. holder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return. For a corporate non-U.S. holder, distributions (both actual and deemed), and gains realized upon the sale of our stock that are effectively connected with a U.S. trade or business may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable treaty). Accordingly, investment in the shares may not be appropriate for a non-U.S. holder.

A non-U.S. holder who is a non-resident alien individual, and who is otherwise subject to withholding of U.S. federal income tax, may be subject to information reporting and backup withholding of U.S. federal income tax on distributions unless the non-U.S. holder provides us or the distribution paying agent with a complete and current IRS Form W-8BEN, IRS Form W-8BEN-E, or an acceptable substitute form, or otherwise meets documentary evidence requirements for establishing that it is a non-U.S. holder or otherwise establishes an exemption from backup withholding.

Non-U.S. holders may also be subject to U.S. estate tax with respect to their investment in our shares.

Non-U.S. persons should consult their own tax advisors with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in the shares.

Publicly Offered RIC. We will be treated as a “publicly offered regulated investment company” (within the meaning of Section 67 of the Code) if either (i) shares of our stock are held by at least 500 persons at all times during a taxable year, (ii) shares of our stock are treated as regularly traded on an established securities market or (iii) shares of our stock are continuously offered pursuant to a public offering (within the meaning of Section 4 of the Securities Act). We cannot assure you that we will be treated as a publicly offered regulated investment company for all taxable years. If we are not treated as a publicly offered regulated investment company for any calendar year, for purposes of computing the taxable income of U.S. shareholders that are individuals, trusts or estates, (i) our earnings will be computed without taking into account such U.S. shareholders’ allocable shares of the management and incentive fees paid to our Advisor and certain of our other expenses, (ii) each such U.S. shareholder will be treated as having received or accrued a dividend from us in the amount of such U.S. shareholder’s allocable share of these fees and expenses for the calendar year, (iii) each such U.S. shareholder will be treated as having paid or incurred such U.S. shareholder’s allocable share of these fees and expenses for the calendar year, and (iv) each such U.S. shareholder’s allocable share of these fees and expenses will be treated as miscellaneous itemized deductions by such U.S. shareholder. For taxable years beginning before 2026, miscellaneous itemized deductions generally are not deductible by a U.S. shareholder that is an individual, trust or estate. For taxable years beginning in 2026 or later, miscellaneous itemized deductions generally are deductible by a U.S. shareholder that is an individual, trust or estate only to the extent that the aggregate of such U.S. shareholder’s miscellaneous itemized deductions exceeds 2% of such U.S. shareholder’s adjusted gross income for U.S. federal income tax purposes, are not deductible for purposes of the alternative minimum tax and are subject to the overall limitation on itemized deductions under Section 68 of the Code.

Tax Shelter Reporting Regulations.  Under applicable Treasury Regulations, if a U.S. holder recognizes a loss with respect to our securities of $2 million or more for a non-corporate U.S. holder or $10 million or more for a corporate U.S. holder in any single tax year (or a greater loss over a combination of tax years), the U.S. holder may be required to file with the IRS a disclosure statement on IRS Form 8886.

Direct owners of portfolio securities are in many cases excepted from this reporting requirement, but, under current guidance, equity owners of RICs are not excepted. Future guidance may extend the current exception from this reporting requirement to U.S. holders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Significant monetary penalties apply to a failure to comply with this reporting requirement. States may also have a similar reporting requirement. U.S. holders of our securities should consult their own tax advisors to determine the applicability of these Treasury Regulations in light of their individual circumstances.

Information Reporting and Backup Withholding.  A U.S. holder (other than an “exempt recipient,” including a C corporation and certain other persons who, when required, demonstrate their exempt status) may be subject to backup withholding at a rate of 24% on, and will be subject to information reporting requirements with respect to, payments of principal or interest (including OID, if any) on, and proceeds from the sale, exchange, redemption or retirement of, our securities. In general, if a non-corporate U.S. holder subject to information reporting fails to furnish a correct taxpayer identification number or otherwise fails to comply with applicable backup withholding requirements, backup withholding at the applicable rate may apply.

If you are a non-U.S. holder, generally, the applicable withholding agent is generally required to report to the IRS and to you payments of interest, including OID (if any), on our securities and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of a treaty or agreement. In general, backup withholding will not apply to payments of interest on your securities if you have provided to the applicable withholding agent the required certification that you are not a U.S. person and the applicable withholding agent does not have actual knowledge or reason to know that you are a U.S. person. Information reporting and, depending on the circumstances, backup withholding will apply to payment to you of the proceeds of a sale or other disposition (including a retirement or redemption) of your securities within the United States or conducted through certain U.S.-related financial intermediaries, unless you certify under penalties of perjury that you are not a U.S. person or you otherwise establish an exemption, and the applicable withholding agent does not have actual knowledge or reason to know that you are a U.S. person.

You should consult your own tax advisor regarding the application of information reporting and backup withholding in your particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding. Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

FATCA Withholding on Payments to Certain Foreign Entities.  FATCA generally imposes a U.S. federal withholding tax of 30% on payments of dividends made with respect to shares of our stock to certain non-U.S. entities (including, in some circumstances, where such an entity is acting as an intermediary) that fail to comply (or be deemed compliant) with certain certification and information reporting requirements. FATCA withholding taxes apply to all withholdable payments without regard to whether the beneficial owner of the payment would otherwise be entitled to an exemption from withholding taxes pursuant to an applicable tax treaty with the United States or under U.S. domestic law. If FATCA withholding taxes are imposed with respect to any payments of interest or proceeds made under our debt securities, holders that are otherwise eligible for an exemption from, or reduction of, U.S. federal withholding taxes with respect to such interest or proceeds will be required to seek a credit or refund from the IRS in order to obtain the benefit of such exemption or reduction, if any. Securityholders may be requested to provide additional information to enable the applicable withholding agent to determine whether withholding is required.

Proposed Treasury Regulations eliminate the application of withholding imposed under FATCA with respect to payments of gross proceeds. The Fund and any other applicable withholding agent may rely on the Proposed Treasury Regulations until final regulations are issued. Prospective holders in our securities should consult their own tax advisors regarding the effect, if any, of the FATCA rules for them based on their particular circumstances.

The preceding discussion of material U.S. federal income tax considerations is for general information only and is not tax advice. We urge you to consult your own tax advisor with respect to the particular tax consequences to you of an investment in our securities, including the possible effect of any pending legislation or proposed regulations.

ERISA CONSIDERATIONS

Employee benefit plans and other plans subject to ERISA or the Code, including corporate savings and 401(k) plans, IRAs and Keogh Plans (each, an “ERISA Plan”) may purchase Shares. ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to an ERISA Plan, including prudence, diversification, prohibited transactions and other standards. Because the Fund is registered as an investment company under the 1940 Act, the underlying assets of the Fund are not considered to be “plan assets” of any ERISA Plan investing in the Fund for purposes of the fiduciary responsibility and prohibited transaction rules under Title I of ERISA or Section 4975 of the Code. Thus, neither the Fund nor the Adviser will be a fiduciary within the meaning of ERISA or Section 4975 of the Code with respect to the assets of any ERISA Plan that becomes a shareholder, solely as a result of the ERISA Plan’s investment in the Fund.

The provisions of ERISA are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA contained herein is, of necessity, general and may be affected by future publication of regulations and rulings. Potential investors should consult their legal advisers regarding the consequences under ERISA of an investment in the Fund through an ERISA Plan.

INVESTOR RELATIONS SERVICES

In exchange for providing investor relations services to shareholders, the Fund may retain an investor relations provider and pay for investor relations services as such services are provided. Investor relations services are non-investment advisory services and may include assisting with investor calls, investor account maintenance, operational matters pertaining to shareholder account transactions and communications with shareholders.

DISTRIBUTIONS

We intend to make regular monthly ordinary income distributions of all or a portion of our “investment company taxable income” (which generally consists of ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any, and excluding any deduction for distributions paid to shareholders) to shareholders. We also intend to make at least annual distributions of all or a portion of our “net capital gains” (which is the excess of net long-term capital gains over net short-term capital losses). At times, in order to maintain a stable level of distributions, we may distribute less than all of our net investment income, distribute accumulated undistributed income or make a distribution comprised in full or in part of a return of capital in addition to current net investment income.

In addition to the regular monthly distributions, and subject to available taxable earnings of the Fund, the Fund may make periodic special distributions. A special distribution represents the excess of the Fund’s net taxable income over the Fund’s aggregate monthly distributions paid during the year.

If a record date for a particular distribution occurs before an investor’s date of settlement, such investor who purchases shares in this offering will not be entitled to receive such distribution.

REGULATION AS A CLOSED-END MANAGEMENT INVESTMENT COMPANY

General

As a registered closed-end management investment company, we are subject to regulation under the 1940 Act. Under the 1940 Act, unless authorized by vote of a majority of our outstanding voting securities, we may not:

●	change our classification to an open-end management investment company;

●	alter any of our fundamental policies, which are set forth below in “— Investment Restrictions”; or

●	change the nature of our business so as to cease to be an investment company.

A majority of the outstanding voting securities of a company is defined under the 1940 Act as the lesser of: (a) 67% or more of such company’s voting securities present at a meeting if more than 50% of the outstanding voting securities of such company are present or represented by proxy, or (b) more than 50% of the outstanding voting securities of such company.

Upon and following the listing of any class of our equity securities on a national exchange (including the anticipated listing of the Series A Term Preferred Shares offered in this offering), a vote to change our classification to an open-end management investment company will require the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter.

As with other companies regulated by the 1940 Act, a registered closed-end management investment company must adhere to certain substantive regulatory requirements. A majority of our trustees must be persons who are not “interested persons” of us, as that term is defined in the 1940 Act. We are required to provide and maintain a bond issued by a reputable fidelity insurance company to protect the closed-end management investment company. Furthermore, as a registered closed-end management investment company, we are prohibited from protecting any trustee or officer against any liability to us or our shareholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office. We may also be prohibited under the 1940 Act from knowingly participating in certain transactions with our affiliates absent exemptive relief or other prior approval by the SEC.

Investment Restrictions

The Fund’s investment objectives and investment policies and strategies described in this prospectus, except for the eight investment restrictions designated as fundamental policies described below, are not fundamental and may be changed by the Board of Trustees without shareholder approval.

Fundamental Policies

The Fund’s stated fundamental policies, which may only be changed by the affirmative vote of a majority of the outstanding voting securities of the Fund, are listed below. As defined by the 1940 Act, the vote of a “majority of the outstanding voting securities of the Fund” means the vote, at an annual or special meeting of the shareholders duly called, (a) of 67% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy; or (b) of more than 50% of the outstanding voting securities of the Fund, whichever is less. The Fund may not:

(1)	borrow money, except as permitted by (i) the 1940 Act, or interpretations or modifications by the Securities and Exchange Commission (“SEC”), SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority with appropriate jurisdiction;

(2)	engage in the business of underwriting securities issued by others, except to the extent that the Fund may be deemed to be an underwriter in connection with the disposition of portfolio securities;

(3)	purchase or sell physical commodities or contracts for the purchase or sale of physical commodities. Physical commodities do not include futures contracts with respect to securities, securities indices, currency or other financial instruments;

(4)	purchase or sell real estate, which term does not include securities of companies which deal in real estate or mortgages or investments secured by real estate or interests therein, except that the Fund reserves freedom of action to hold and to sell real estate acquired as a result of the Fund’s ownership of securities;

(5)	make loans, except to the extent permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority with appropriate jurisdiction. For purposes of this investment restriction, the purchase of debt obligations (including acquisitions of loans, loan participations or other forms of debt instruments) shall not constitute loans by the Fund;

(6)	issue senior securities, except to the extent permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, the SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority with appropriate jurisdiction;

(7)	invest in any security if as a result of such investment, 25% or more of the value of the Fund’s total assets, taken at market value at the time of each investment, are in the securities of issuers in any particular industry except (a) securities issued or guaranteed by the U.S. government and its agencies and instrumentalities or tax-exempt securities of state and municipal governments or their political subdivisions (however, not including private purpose industrial development bonds issued on behalf of non-government issuers), or (b) as otherwise provided by the 1940 Act, as amended from time to time, and as modified or supplemented from time to time by (i) the rules and regulations promulgated by the SEC under the 1940 Act, as amended from time to time, and (ii) any exemption or other relief applicable to the Fund from the provisions of the 1940 Act, as amended from time to time. For purposes of this restriction, in the case of investments in loan participations between the Fund and a bank or other lending institution participating out the loan, the Fund will treat both the lending bank or other lending institution and the borrower as “issuers.” For purposes of this restriction, an investment in a collateralized loan obligation (“CLO”), collateralized bond obligation, collateralized debt obligation or a swap or other derivative will be considered to be an investment in the industry (if any) of the underlying or reference security, instrument or asset; or

(8)	engage in short sales, purchases on margin, or the writing of put or call options, except as permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority with appropriate jurisdiction.

Under the 1940 Act, investments of more than 25% of a fund’s total assets in one or more issuers in the same industry or group of industries constitutes concentration. The Fund will not concentrate in any particular industry or group of industries, except as otherwise provided for in subparagraph (7). The policy in subparagraph (7) above will be interpreted in accordance with public interpretations of the SEC and its staff pertaining to concentration from time to time.

The latter part of certain of our fundamental investment restrictions (i.e., the references to “except to the extent permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, the SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority with appropriate jurisdiction”) provides us with flexibility to change our limitations in connection with changes in applicable law, rules, regulations or exemptive relief. The language used in these restrictions provides the necessary flexibility to allow our Board of Trustees (the “Board”) to respond efficiently to these kinds of developments without the delay and expense of a shareholder meeting.

Whenever an investment policy or investment restriction set forth in this prospectus or the SAI states a maximum percentage of assets that may be invested in any security or other asset or describes a policy regarding quality standards, such percentage limitation or standard shall be determined immediately after and as a result of our acquisition of such security or asset. Accordingly, any later increase or decrease resulting from a change in values, assets or other circumstances or any subsequent rating change made by a rating agency (or as determined by the Adviser if the security is not rated by a rating agency) will not compel us to dispose of such security or other asset. Notwithstanding the foregoing, we must always be in compliance with the borrowing policies set forth above or in the SAI.

Privacy Policy

We are committed to protecting your privacy. This privacy notice explains our privacy policies and those of our affiliated companies. The terms of this notice apply to both current and former shareholders. We safeguard, according to strict standards of security and confidentiality, all information we receive about you. With regard to this information, we maintain procedural safeguards that are reasonably designed to comply with federal standards. We have implemented procedures that are designed to restrict access to your personal information to authorized employees of the Adviser, the Administrator and their affiliates who need to know your personal information to perform their jobs, and in connection with servicing your account. Our goal is to limit the collection and use of information about you. While we may share your personal information with our affiliates in connection with servicing your account, our affiliates are not permitted to share your information with non-affiliated entities, except as permitted or required by law.

When you purchase our securities and in the course of providing you with products and services, we and certain of our service providers, such as a transfer agent, may collect personal information about you, such as your name, address, social security number or tax identification number. This information may come from sources such as account applications and other forms, from other written, electronic or verbal correspondence, from your transactions, from your brokerage or financial advisory firm, financial adviser or consultant, and/or information captured on applicable websites.

We do not disclose any personal information provided by you or gathered by us to non-affiliated third parties, except as permitted or required by law or for our everyday business purposes, such as to process transactions or service your account. For example, we may share your personal information in order to send you annual and semiannual reports, proxy statements and other information required by law, and to send you information we believe may be of interest to you. We may disclose your personal information to unaffiliated third-party financial service providers (which may include a custodian, transfer agent, accountant or financial printer) who need to know that information in order to provide services to you or to us. These companies are required to protect your information and use it solely for the purpose for which they received it or as otherwise permitted by law. We may also provide your personal information to your brokerage or financial advisory firm and/or to your financial adviser or consultant, as well as to professional advisors, such as accountants, lawyers and consultants.

We reserve the right to disclose or report personal or account information to non-affiliated third parties in limited circumstances where we believe in good faith that disclosure is required by law, such as in accordance with a court order or at the request of government regulators or law enforcement authorities or to protect our rights or property. We may also disclose your personal information to a non-affiliated third party at your request or if you consent in writing to the disclosure.

INQUIRIES

Inquiries concerning the Fund and Series A Term Preferred Shares should be directed to:

Eagle Point Institutional Income Fund
600 Steamboat Road, Suite 202

Greenwich, CT 06830

Attention: Investor Relations
Telephone: (203) 340-8500

Until November 2, 2024, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

EAGLE POINT INSTITUTIONAL INCOME FUND

1,240,000 Shares

8.125% Series A Term Preferred Shares due 2029

Liquidation Preference $25.00 per share

PROSPECTUS

October 8, 2024

Joint Book-Running Managers

Lucid Capital Markets	B. Riley Securities	Janney Montgomery Scott

Lead Managers

InspereX	Wedbush Securities	William Blair

1,240,000 Shares

Eagle Point Institutional Income Fund

STATEMENT OF ADDITIONAL INFORMATION

October 8, 2024

8.125% Series A Term Preferred Shares due 2029
Liquidation Preference $25.00 per share

600 Steamboat Road
Suite 202
Greenwich, CT 06830

(844) 810-6501

This Statement of Additional Information (“SAI”) is not a prospectus. This SAI relates to and should be read in conjunction with the prospectus of Eagle Point Institutional Income Fund (the “Fund”) dated October 8, 2024. A copy of the prospectus may be obtained by contacting the Fund at the telephone number or address set forth above.

TABLE OF CONTENTS

INVESTMENT OBJECTIVE AND POLICIES

The Fund is a Delaware statutory trust registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a non-diversified, closed-end management investment company. The Fund is offering shares of our 8.125% Series A Term Preferred Shares due 2029, or the “Series A Term Preferred Shares” or “Shares.”

Eagle Point Credit Management LLC serves as the Fund’s investment adviser (the “Adviser”). The investment objectives and principal investment strategies of the Fund, as well as the principal risks associated with the Fund’s investment strategies, are set forth in the prospectus dated October 4, 2024. Certain additional investment information is set forth below.

Fundamental Policies

The Fund’s stated fundamental policies, which may only be changed by the affirmative vote of a majority of the outstanding voting securities of the Fund, are listed below. As defined by the 1940 Act, the vote of a “majority of the outstanding voting securities of the Fund” means the vote, at an annual or special meeting of the shareholders of the Fund (“Shareholders”) duly called, (a) of 67% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy; or (b) of more than 50% of the outstanding voting securities of the Fund, whichever is less. The Fund may not:

(1)	borrow money, except as permitted by (i) the 1940 Act, or interpretations or modifications by the Securities and Exchange Commission (“SEC”), SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority with appropriate jurisdiction;

(2)	engage in the business of underwriting securities issued by others, except to the extent that the Fund may be deemed to be an underwriter in connection with the disposition of portfolio securities;

(3)	purchase or sell physical commodities or contracts for the purchase or sale of physical commodities. Physical commodities do not include futures contracts with respect to securities, securities indices, currency or other financial instruments;

(4)	purchase or sell real estate, which term does not include securities of companies which deal in real estate or mortgages or investments secured by real estate or interests therein, except that the Fund reserves freedom of action to hold and to sell real estate acquired as a result of the Fund’s ownership of securities;

(5)	make loans, except to the extent permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority with appropriate jurisdiction. For purposes of this investment restriction, the purchase of debt obligations (including acquisitions of loans, loan participations or other forms of debt instruments) shall not constitute loans by the Fund;

(6)	issue senior securities, except to the extent permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, the SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority with appropriate jurisdiction;

(7)	invest in any security if as a result of such investment, 25% or more of the value of the Fund’s total assets, taken at market value at the time of each investment, are in the securities of issuers in any particular industry except (a) securities issued or guaranteed by the U.S. government and its agencies and instrumentalities or tax-exempt securities of state and municipal governments or their political subdivisions (however, not including private purpose industrial development bonds issued on behalf of non-government issuers), or (b) as otherwise provided by the 1940 Act, as amended from time to time, and as modified or supplemented from time to time by (i) the rules and regulations promulgated by the SEC under the 1940 Act, as amended from time to time, and (ii) any exemption or other relief applicable to the Fund from the provisions of the 1940 Act, as amended from time to time. For purposes of this restriction, in the case of investments in loan participations between the Fund and a bank or other lending institution participating out the loan, the Fund will treat both the lending bank or other lending institution and the borrower as “issuers.” For purposes of this restriction, an investment in a collateralized loan obligation (“CLO”), collateralized bond obligation, collateralized debt obligation or a swap or other derivative will be considered to be an investment in the industry (if any) of the underlying or reference security, instrument or asset; or

(8)	engage in short sales, purchases on margin, or the writing of put or call options, except as permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority with appropriate jurisdiction.

Under the 1940 Act, investments of more than 25% of a fund’s total assets in one or more issuers in the same industry or group of industries constitutes concentration. The Fund will not concentrate in any particular industry or group of industries, except as otherwise provided for in subparagraph (7). The policy in subparagraph (7) above will be interpreted in accordance with public interpretations of the SEC and its staff pertaining to concentration from time to time.

The latter part of certain of our fundamental investment restrictions (i.e., the references to “except to the extent permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, the SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority with appropriate jurisdiction”) provides us with flexibility to change our limitations in connection with changes in applicable law, rules, regulations or exemptive relief. The language used in these restrictions provides the necessary flexibility to allow our Board of Trustees (the “Board”) to respond efficiently to these kinds of developments without the delay and expense of a Shareholder meeting.

Whenever an investment policy or investment restriction set forth in the prospectus or this SAI states a maximum percentage of assets that may be invested in any security or other asset or describes a policy regarding quality standards, such percentage limitation or standard shall be determined immediately after and as a result of our acquisition of such security or asset. Accordingly, any later increase or decrease resulting from a change in values, assets or other circumstances will not compel us to dispose of such security or other asset.

MANAGEMENT OF THE FUND

Our Board of Trustees is responsible for the overall management and supervision of our business and affairs, including the appointment of advisers and sub-advisers. Our Trustees may appoint officers who assist in managing our day-to-day affairs.

The Board of Trustees

The Board of Trustees currently consists of six members, four of whom are not “interested persons” (as defined in the 1940 Act) of us. We refer to these Trustees as our “Independent Trustees.”

Duties of Trustees; Meetings and Committees. Under our Declaration of Trust, our Board of Trustees is responsible for managing our affairs, including the appointment of investment advisers. The Board of Trustees appoints officers who assist in managing our day-to-day affairs. The Board of Trustees generally meets quarterly.

The Board of Trustees has appointed Thomas P. Majewski as Chair. The Chair presides at meetings of the Board of Trustees and may call meetings of the board and any committee whenever he deems necessary. The Chair participates in the preparation of the agenda for meetings of the Board of Trustees and the identification of information to be presented to the Board of Trustees with respect to matters to be acted upon by the Trustees. The Chair also acts as a liaison with our management, officers and attorneys and the other Trustees generally between meetings. The Chair may perform such other functions as may be requested by the Board of Trustees from time to time. Except for any duties specified in this SAI or pursuant to our Declaration of Trust or bylaws, or as assigned by the Board of Trustees, the designation of a Trustee as Chair does not impose on that Trustee any duties, obligations or liability that are greater than the duties, obligations or liability imposed on any other Trustee, generally.

Jeffrey L. Weiss serves as Lead Independent Trustee. The Lead Independent Trustee generally acts as a liaison between the other Independent Trustees and our management, officers and attorneys between meetings of the Board of Trustees. The Lead Independent Trustee may perform such other functions as may be requested by the Board of Trustees from time to time. Except for any duties specified in this SAI or pursuant to our Declaration of Trust or bylaws, or as assigned by the Board of Trustees, the designation of a Trustee as Lead Independent Trustee does not impose on that Trustee any duties, obligations or liability that are greater than the duties, obligations or liability imposed on any other Trustee, generally.

The Board of Trustees believes that this leadership structure is appropriate because it allows the Board of Trustees to exercise informed judgment over matters under its purview, and it allocates areas of responsibility among committees or working groups of Trustees and the full Board of Trustees in a manner that enhances effective oversight. The Board of Trustees also believes that having a majority of Independent Trustees is appropriate and in the best interest of our Shareholders. Nevertheless, the Board of Trustees also believes that having interested persons serve on the Board of Trustees brings corporate and financial viewpoints that are, in the Board of Trustees’ view, crucial elements in its decision-making process. In addition, the Board of Trustees believes that Thomas P. Majewski, Managing Partner and founder of the Adviser, provides the Board of Trustees with the Adviser’s perspective in managing and sponsoring us. The leadership structure of the Board of Trustees may be changed, at any time and in the discretion of the Board of Trustees, including in response to changes in circumstances or our characteristics. A Trustee may be removed from office for cause only, and not without cause, by action taken by a majority of the remaining Trustees or by the holders of at least a majority of the shares then entitled to vote in an election of such Trustee. As set forth in the Declaration of Trust, a Trustee’s term of office shall continue until his or her death, resignation or removal.

Pursuant to the terms of our Declaration of Trust, effective upon and following the listing of any class of shares of the Fund on a national securities exchange, our Board of Trustees shall be divided into three classes, designated Class I, Class II and Class III, as nearly equal in number as possible, and the term of Trustees of one class shall expire at each annual meeting of Shareholders, and in all cases as to each Trustee such term shall extend until his or her successor shall be elected and shall qualify or until his or her earlier resignation, removal from office, death or incapacity, except as may be provided in a resolution or resolution of our Board of Trustees providing for any series of preferred shares with respect to any Trustees elected (or to be elected) by the holders of such series and except as otherwise required by applicable law. Class I Trustees shall initially serve for a term expiring at the first annual meeting of Shareholders following the time at which the initial classification of the Board of Trustees becomes effective, Class II Trustees shall initially serve for a term expiring at the second annual meeting of Shareholders following the time at which the initial classification of the Board of Trustees becomes effective and Class III Trustees shall initially serve for a term expiring at the third annual meeting of Shareholders following the time at which the initial classification of the Board of Trustees becomes effective. At each annual meeting of Shareholders commencing with the first annual meeting of Shareholders following the time at which the initial classification of the Board of Trustees becomes effective, the Trustees of the class to be elected at each annual meeting of Shareholders shall be elected for a three-year term. If the total number of such Trustees is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Trustees in each class as nearly equal as possible, and any such additional Trustees of any class elected to fill a newly created Trusteeship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the total number of Trustees remove or shorten the term of any incumbent Trustee.

Committees of the Board of Trustees. Under our Declaration of Trust, our Board of Trustees is responsible for managing our affairs, including the appointment of investment advisers. The Board of Trustees appoints officers who assist in managing our day-to-day affairs.

Audit	Nominating
Scott W. Appleby	Scott W. Appleby, Chair
Kevin F. McDonald	Kevin F. McDonald
Paul E. Tramontano	Paul E. Tramontano
Jeffrey L. Weiss, Chair	Jeffrey L. Weiss

Audit Committee

All of the members of the audit committee are Independent Trustees, and each member is financially literate with at least one having accounting or financial management expertise. The Board of Trustees has adopted a written charter for the audit committee. The audit committee recommends to the full Board of Trustees the independent registered public accounting firm for us, oversees the work of the independent registered public accounting firm in connection with our audit, communicates with the independent registered public accounting firm on a regular basis and provides a forum for the independent registered public accounting firm to report and discuss any matters it deems appropriate at any time. Jeffrey L. Weiss serves as Chair of the audit committee. The audit committee also functions as our qualified legal compliance committee and is responsible for the confidential receipt, retention and consideration of any report of evidence of (1) a material violation of applicable federal or state securities law, (2) a material breach of fiduciary duty arising under federal or state law or (3) a similar material violation of any federal or state law by us or any of our officers, Trustees, employees or agents that has occurred, is ongoing or is about to occur. The audit committee met four times during the fiscal year ended December 31, 2023.

Nominating Committee

The nominating committee is comprised of all of the Independent Trustees. The nominating committee periodically reviews the committee structure, conducts an annual self-assessment of the Board of Trustees and makes the final selection and nomination of candidates to serve as Independent Trustees. In addition, the nominating committee makes recommendations regarding the compensation of the Fund’s Independent Trustees for approval by the Board of Trustees as there is no separate compensation committee of the Fund. The Board of Trustees nominates and selects our Interested Trustees and the officers. Scott W. Appleby serves as Chair of the nominating committee. The nominating committee met three times during the fiscal year ended December 31, 2023.

In reviewing a potential nominee, the nominating committee will generally apply the following criteria: (1) the nominee’s reputation for integrity, honesty and adherence to high ethical standards; (2) the nominee’s business acumen, experience and ability to exercise sound judgment; (3) a commitment to understand the Fund and the responsibilities of a trustee of an investment company; (4) a commitment to regularly attend and participate in meetings of the Board of Trustees and its committees; (5) the ability to understand potential conflicts of interest involving management of the Fund and to act in the interests of all Shareholders; and (6) the absence of a real or apparent conflict of interest that would impair the nominee’s ability to represent the interests of all the Shareholders and to fulfill the responsibilities of an Independent Trustee. The nominating committee does not necessarily place the same emphasis on each criteria and each nominee may not have each of these qualities.

As long as an existing Independent Trustee continues to serve on the Board, in the opinion of the nominating committee, to satisfy these criteria, we anticipate that the nominating committee would favor the re-nomination of an existing Independent Trustee rather than nominate a new candidate. Consequently, while the nominating committee will consider nominees recommended by Shareholders to serve as Independent Trustee, the nominating committee may only act upon such recommendations if there is a vacancy on the Board of Trustees or a committee and it determines that the selection of a new or additional Independent Trustee is in our best interests. In the event that a vacancy arises or a change in membership is determined to be advisable, the nominating committee will, in addition to any Shareholder recommendations, consider candidates identified by other means, including candidates proposed by members of the nominating committee. The nominating committee may retain a consultant to assist it in a search for a qualified candidate. The nominating committee has adopted procedures for the selection of Independent Trustees.

The nominating committee has not adopted a formal policy with regard to the consideration of diversity in identifying trustee nominees. In determining whether to recommend a trustee nominee, the nominating committee considers and discusses diversity, among other factors, with a view toward the needs of the Board as a whole. The nominating committee generally conceptualizes diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skills and other qualities that contribute to the Board, when identifying and recommending trustee nominees. The nominating committee believes that the inclusion of diversity as one of many factors considered in selecting trustee nominees is consistent with the goal of creating a Board of Trustees that best serves the Fund’s needs and the interests of the Shareholders. The nominating committee will consider any factors that it may deem are in the best interests of the Fund and the Shareholders, which may include the individual’s professional experience, education, skills and other individual qualities or attributes.

In filling Board vacancies, the nominating committee will consider nominees properly recommended by the Fund’s Shareholders. Nominee recommendations should be submitted to the Fund at its mailing address stated below and should be directed to the attention of the nominating committee.

Shareholders may communicate with the Trustees as a group or individually. Any such communication should be sent to the Board of Trustees or an individual Trustee c/o the Secretary of the Fund at the following address: 600 Steamboat Road, Suite 202, Greenwich, CT 06830. The Secretary may determine not to forward any letter to Trustees that does not relate to the business of the Fund.

Risk Oversight. As a registered investment company, we are subject to a variety of risks, including investment risks, financial risks, compliance risks and operational risks. As part of its overall activities, the Board of Trustees oversees the management of our risk management structure by various departments of the Adviser and the Administrator, as well as by our chief compliance officer. The responsibility to manage our risk management structure on a day-to-day basis is subsumed within the Adviser’s overall investment management responsibilities. The Adviser has its own, independent interest in risk management.

The Board of Trustees recognizes that it is not possible to identify all of the risks that may affect us or to develop processes and controls to eliminate or mitigate their occurrence or effects. The Board of Trustees discharges risk oversight as part of its overall activities. In addressing issues regarding our risk management between meetings, appropriate representatives of the Adviser communicate with the Chair of the Board of Trustees, the relevant committee chair or our chief compliance officer, who is directly accountable to the Board of Trustees. As appropriate, the Chair of the Board of Trustees and the committee chairs confer among themselves, with our chief compliance officer, the Adviser, other service providers and external fund counsel to identify and review risk management issues that may be placed on the Board of Trustees’ agenda and/or that of an appropriate committee for review and discussion with management.

Compliance Policies and Procedures. We have adopted and implemented written policies and procedures reasonably designed to detect and prevent violation of the federal securities laws and are required to review these compliance policies and procedures annually for their adequacy and the effectiveness of their implementation. The chief compliance officer is responsible for administering the policies and procedures.

Biographical Information about each Trustee.

Information about our Trustees is as follows:

Name, Address(1) and Age	Position(s) Held with the Fund(2)	Term of Office and Length of Time Served	Principal Occupation(s) — During Past 5 Years	Other Directorships(4)
Interested Trustees
Thomas P. Majewski(3) Age: 50	Class III Trustee, Chief Executive Officer, and Principal Executive Officer	Since inception(2)	Managing Partner of Eagle Point Credit Management LLC (including certain affiliated advisers) since September 2012. Chief Executive Officer of Eagle Point Credit Company Inc. since May 2014, Eagle Point Income Company Inc. since October 2018, Eagle Point Enhanced Income Trust since August 2023 and Eagle Point Defensive Income Trust since February 2024.	Eagle Point Income Company, Eagle Point Credit Company, Eagle Point Enhanced Income Trust and Eagle Point Defensive Income Trust

James R. Matthews(5) Age: 57	Class II Trustee	Since inception(2)	Managing Director of Stone Point Capital LLC.	Eagle Point Income Company, Eagle Point Credit Company, Eagle Point Enhanced Income Trust and Eagle Point Defensive Income Trust
Independent Trustees
Scott W. Appleby Age: 60	Class I Trustee	Since inception(2)	President of Appleby Capital, Inc., a financial advisory firm, since April 2009.	Eagle Point Income Company, Eagle Point Credit Company, Eagle Point Enhanced Income Trust and Eagle Point Defensive Income Trust

Kevin F. McDonald Age: 58	Class III Trustee	Since inception(2)	Chief Operating Officer of AltaRock Partners, an asset management firm, since January 2019; Director of Business Development and Investor Relations of Folger Hill Asset Management, LP from December 2014 to July 2018.	Eagle Point Income Company, Eagle Point Credit Company, Eagle Point Enhanced Income Trust and Eagle Point Defensive Income Trust

Paul E. Tramontano Age: 62	Class II Trustee	Since inception(2)	Executive Managing Director at Cresset Asset Management, LLC since April 2023; Senior Managing Director and Wealth Manager at First Republic Investment Management from October 2015 to April 2023.	Eagle Point Income Company, Eagle Point Credit Company, Eagle Point Enhanced Income Trust and Eagle Point Defensive Income Trust

Jeffrey L. Weiss Age: 63	Class I Trustee	Since inception(2)	Private Investor since June 2012; Managing Partner of Colter Lewis Investment Partners since January 2018.	Eagle Point Income Company, Eagle Point Credit Company, Eagle Point Enhanced Income Trust and Eagle Point Defensive Income Trust

(1)	The business address of each our Trustees is c/o Eagle Point Institutional Income Fund, 600 Steamboat Road, Suite 202, Greenwich, CT 06830.

(2)	Currently, each Trustee holds an indefinite term until such Trustee’s resignation, removal, or death. Pursuant to the terms of our Declaration of Trust, effective upon and following the listing of any class of shares of the Fund on a national securities exchange, our Board of Trustees shall be divided into three classes, designated Class I, Class II and Class III, as nearly equal in number as possible, and the term of Trustees of one class shall expire at each annual meeting of shareholders. Classes shown represent the Class to which each Trustee will be assigned upon any classification of the Board of Trustees.

(3)	Mr. Majewski is an interested trustee due to his position with the Adviser.

(4)	Eagle Point Income Company, Eagle Point Credit Company, Eagle Point Enhanced Income Trust and Eagle Point Defensive Income Trust are considered to be in the same fund complex as us and, as a result, each of the Trustees serves as a trustee/director of five investment companies in the same complex.

(5)	Mr. Matthews is an interested Trustee due to his position with Stone Point, which is an affiliate of the Adviser.

Other than as disclosed in the table above, none of our Trustees serves, nor have they served during the last five years, on the board of trustees/directors of another company registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (or subject to the reporting requirements of Section 15(d) of the Exchange Act), or registered under the 1940 Act (including any other companies in a fund complex with us).

In addition to the description of each Trustees’ “Principal Occupation(s)” set forth above, the following provides further information about each Trustees’ specific experience, qualifications, attributes or skills that led to the conclusion that they should serve as a Trustee. The information in this section should not be understood to mean that any of the Trustees is an “expert” within the meaning of the federal securities laws.

Although the nominating committee has general criteria that guides its choice of candidates to serve on the Board of Trustees (as discussed above under “— Committees of the Board of Trustees”), there are no specific required qualifications for membership on the Board of Trustees. The Board of Trustees believes that the different perspectives, viewpoints, professional experience, education and individual qualities of each Trustee represent a diversity of experiences and a variety of complementary skills. When considering potential nominees to fill vacancies on the Board of Trustees, and as part of its annual self-evaluation, the Board of Trustees reviews the mix of skills and other relevant experiences of the Trustees.

Independent Trustees

Scott W. Appleby.   Mr. Appleby is the President of Appleby Capital, Inc. and has more than 22 years of banking experience at Appleby Capital, Deutsche Bank, Robertson Stephens, ABN Amro and Paine Webber. As a senior equity analyst, Mr. Appleby has written on global exchanges, alternative asset managers and financial technology. Mr. Appleby was also one of the first Internet analysts and, in 1997, the first analyst to cover the electronic brokerage industry. Mr. Appleby remains an active writer and speaker on financial technology and Wall Street trends. Mr. Appleby serves on a number of private company and community boards. Mr. Appleby holds an M.B.A. from Cornell University and a B.S. from the University of Vermont.

Mr. Appleby also serves as an independent director of Eagle Point Income Company, Eagle Point Credit Company, Eagle Point Enhanced Income Trust and Eagle Point Defensive Income Trust and is a member of the audit committee and the chair of the nominating committee of Eagle Point Income Company, Eagle Point Credit Company, Eagle Point Enhanced Income Trust and Eagle Point Defensive Income Trust.

Kevin F. McDonald.   Mr. McDonald is the Chief Operating Officer of AltaRock Partners as of January 2019. Mr. McDonald previously served as Director of Business Development and Investor Relations of Folger Hill Asset Management, LP from December 2014 to July 2018. Mr. McDonald was a Principal of Taylor Investment Advisors, LP, which he co-founded, from 2002 to March 2017, and served as the Chief Executive Officer from 2006 to December 2014. Previously, Mr. McDonald was a Director at Larch Lane Advisors LLC from 1999 to 2001. Mr. McDonald was a Vice President in the futures and options group at JP Morgan Securities from 1994 to 1999 and served as an Assistant Treasurer and proprietary fixed-income trader at BSI Bank (subsidiary of Generali S.P.A.) from 1991 to 1994. Mr. McDonald began his career at Chemical Bank in 1989 where he was a credit analyst in the corporate finance group. Mr. McDonald holds a B.A. from the University of Virginia.

Mr. McDonald also serves as an independent director of Eagle Point Income Company, Eagle Point Credit Company, Eagle Point Enhanced Income Trust and Eagle Point Defensive Income Trust and is a member of the audit committee and nominating committee of Eagle Point Income Company, Eagle Point Credit Company, Eagle Point Enhanced Income Trust and Eagle Point Defensive Income Trust.

Paul E. Tramontano.   Mr. Tramontano has served as Executive Managing Director at Cresset Asset Management, LLC since April 2023. Mr. Tramontano was previously a Senior Managing Director and Wealth Manager at First Republic Investment Management from October 2015 to April 2023. Prior to joining First Republic Investment Management, Mr. Tramontano was the founder and Co-Chief Executive Officer at Constellation Wealth Advisors LLC for eight years and was responsible for managing the firm’s East Coast operations as well as serving on both the investment and executive management committees. Prior to forming Constellation Wealth Advisors, Mr. Tramontano spent 17 years at Citi Smith Barney, most recently as a Managing Director and Senior Advisor of Citi Family Office. Mr. Tramontano holds a B.S. from Villanova University and attended the Certified Investment Management program at the Wharton School of Business at the University of Pennsylvania.

Mr. Tramontano also serves as an independent director of Eagle Point Income Company, Eagle Point Credit Company, Eagle Point Enhanced Income Trust and Eagle Point Defensive Income Trust and is a member of the audit committee and nominating committee of Eagle Point Income Company, Eagle Point Credit Company, Eagle Point Enhanced Income Trust and Eagle Point Defensive Income Trust.

Jeffrey L. Weiss.   Mr. Weiss has served as the Managing Partner of Colter Lewis Investment Partners since January 2018 and is also a private investor (since 2012). Mr. Weiss is a former Managing Director at Lehman Brothers and Barclays, where he also held a number of senior leadership positions. From 2008 to 2012, Mr. Weiss served as Global Head of Financial Institutions at Barclays. Prior to joining Barclays, Mr. Weiss spent 25 years with Lehman Brothers, most recently as a Managing Director. From 2005 to 2008, Mr. Weiss served on the management committee of Lehman Brothers and from 2007 to 2008 Mr. Weiss was responsible for the financial institutions group businesses at Lehman Brothers. Mr. Weiss holds a B.S. from the University of Wisconsin.

Mr. Weiss also serves as an independent director of Eagle Point Income Company, Eagle Point Credit Company, Eagle Point Enhanced Income Trust and Eagle Point Defensive Income Trust and chair of the audit committee and is a member of the nominating committee of Eagle Point Income Company, Eagle Point Credit Company, Eagle Point Enhanced Income Trust and Eagle Point Defensive Income Trust.

Interested Trustees

Thomas P. Majewski.   Mr. Majewski is the Founder and Managing Partner of the Adviser. He manages the Adviser and its affiliates (“Eagle Point” or the “firm”) and oversees all of the firm’s investment offerings. Mr. Majewski is Chairman of the firm’s Investment Committee.

Mr. Majewski has over 28 years of experience in credit and structured finance. He led the creation of some of the earliest refinancing CLOs, pioneering techniques that are now commonplace in the market. Prior to founding Eagle Point in 2012, Mr. Majewski held leadership positions within the fixed income divisions at J.P. Morgan, Merrill Lynch, Bear Stearns, and Royal Bank of Scotland. He was the US Country Head at AMP Capital/AE Capital, where he oversaw a diverse portfolio of credit and other private investments on behalf of Australian investors. Mr. Majewski began his career in the securitization group at Arthur Andersen.

Mr. Majewski also serves as a director and Chief Executive Officer of Eagle Point Credit Company; director, Chairman and Chief Executive Officer of Eagle Point Income Company; and trustee, Chairman and Chief Executive Officer of Eagle Point Enhanced Income Trust and Eagle Point Defensive Income Trust.

Mr. Majewski holds a BS in Accounting from Binghamton University.

James R. Matthews.   Mr. Matthews was appointed to the Board as a representative of the Adviser and the Trident private equity funds (the “Trident Funds”). Mr. Matthews is currently a Managing Director of Stone Point, which manages the Trident Funds. Mr. Matthews is a member of the Adviser’s Board of Managers and he formerly served as a member of the Adviser’s investment committee. He joined Stone Point in 2011 from Evercore Partners Inc., where he was a Senior Managing Director and Co-Head of Private Equity. From 2000 to 2007, Mr. Matthews was with Welsh, Carson, Anderson & Stowe, where he was a General Partner and focused on investments in the information services and business services sectors.

Previously, Mr. Matthews was a General Partner of J.H. Whitney & Co. and started his career as an Analyst in the mergers and acquisitions group of Salomon Brothers Inc. Mr. Matthews is a director of various portfolio companies of the Trident Funds. Mr. Matthews holds a B.S. from Boston College and an M.B.A. from the Harvard Graduate School of Business Administration.

Mr. Matthews also serves as Chairman of the Board of Directors of Eagle Point Credit Company, as a director of Eagle Point Income Company, and as a trustee of Eagle Point Enhanced Income Trust and Eagle Point Defensive Income Trust.

Executive Officers

Information regarding our executive officers who are not Trustees is as follows:

Name, Address and Age(1)	Position(s) Held with the Fund	Term of Office(2) and Length of Time Served	Principal Occupation(s) — During Past 5 Years
Kenneth P. Onorio Age: 56	Chief Financial Officer, Principal Accounting Officer and Chief Operating Officer	Since inception	Chief Financial Officer and Chief Operating Officer of Eagle Point Credit Company Inc. since July 2014, Eagle Point Income Company Inc. since October 2018, Eagle Point Enhanced Income Trust since August 2023 and Eagle Point Defensive Income Trust since February 2024; Chief Financial Officer of Eagle Point Credit Management LLC (including certain affiliated advisers) since July 2014; Chief Operating Officer of Eagle Point Credit Management LLC (including certain affiliated advisers) since August 2014.

Nauman S. Malik Age: 44	Chief Compliance Officer	Since inception	Chief Compliance Officer of Eagle Point Credit Company Inc. since September 2015, Eagle Point Income Company Inc. since October 2018, Eagle Point Enhanced Income Trust since August 2023 and Eagle Point Defensive Income Trust since February 2024; General Counsel of Eagle Point Credit Management LLC (including certain affiliated advisers) since June 2015; Chief Compliance Officer of Eagle Point Credit Management LLC (including certain affiliated advisers) from September 2015 to March 2020.

Courtney B. Fandrick Age: 42	Secretary	Since inception	Secretary of Eagle Point Credit Company Inc. since September 2015, Eagle Point Income Company Inc. since October 2018, Eagle Point Enhanced Income Trust since August 2023 and Eagle Point Defensive Income Trust since February 2024; Chief Compliance Officer of Eagle Point Credit Management LLC (including certain affiliated advisers) since April 2020; Deputy Chief Compliance Officer of Eagle Point Credit Management LLC (including certain affiliated advisers) from December 2014 to March 2020.

(1)	The address for each of our officers is c/o Eagle Point Institutional Income Fund, 600 Steamboat Road, Suite 202, Greenwich, CT 06830. All of our officers are also officers or employees of the Adviser.

(2)	Each of our officers holds office until his or her successor is chosen and qualifies, or until his or her earlier resignation or removal.

Kenneth P. Onorio. Mr. Onorio has served as our Chief Financial Officer, Principal Accounting Officer and Chief Operating Officer since inception. Mr. Onorio also serves as Senior Principal, Chief Financial Officer and Chief Operating Officer of the Adviser, Eagle Point Income Management LLC, and Eagle Point Enhanced Income Management LLC. Prior to joining Eagle Point Credit Management LLC in 2014, Mr. Onorio was an Executive Director within Private Equity and Hedge Fund Administration at JPMorgan Alternative Investment Services from September 2008 to July 2014. During his tenure at JPMorgan, his responsibilities included managing Hedge Fund and Private Equity Fund Administration. Mr. Onorio received his B.S. from Fordham University and is a Certified Public Accountant (inactive).

Mr. Onorio also serves as the Chief Financial Officer and Chief Operating Officer of Eagle Point Income Company and Eagle Point Credit Company, and as the Chief Financial Officer, Principal Accounting Officer and Chief Operating Officer of Eagle Point Enhanced Income Trust and Eagle Point Defensive Income Trust.

Nauman S. Malik.   Mr. Malik has served as our Chief Compliance Officer since inception. Mr. Malik also serves as Senior Principal and General Counsel of the Adviser, Eagle Point Income Management LLC, and Eagle Point Enhanced Income Management. He was the Chief Compliance Officer of Eagle Point Income Management LLC from October 2018 to March 2020 and Chief Compliance Officer of Eagle Point Credit Management LLC from September 2015 to March 2020. Prior to joining Eagle Point Credit Management LLC, Mr. Malik was a corporate attorney with Dechert LLP. Mr. Malik received his J.D. from Georgetown University Law Center and his B.S. in finance from the University of Pennsylvania’s Wharton School.

Mr. Malik also serves as the Chief Compliance Officer of Eagle Point Income Company, Eagle Point Credit Company, Eagle Point Enhanced Income Trust and Eagle Point Defensive Income Trust.

Courtney B. Fandrick.   Ms. Fandrick has served as our Secretary since inception. Ms. Fandrick also serves as Principal and Chief Compliance Officer of the Adviser, Eagle Point Income Management LLC and Eagle Point Enhanced Income Management. She was the Deputy Chief Compliance Officer of Eagle Point Income Management LLC from October 2018 to March 2020 and Deputy Chief Compliance Officer of Eagle Point Credit Management LLC from December 2014 to March 2020. Prior to joining the Adviser in December 2014, Ms. Fandrick was Senior Compliance Associate at Bridgewater Associates, LP, an investment advisory firm. Ms. Fandrick received her B.A. in Mathematics and Statistics from Miami University and her MBA from University of Phoenix.

Ms. Fandrick also serves as the Secretary of Eagle Point Income Company, Eagle Point Credit Company, Eagle Point Enhanced Income Trust and Eagle Point Defensive Income Trust.

Trustee Compensation

Our Independent Trustees are entitled to receive annual cash retainer fees and annual fees for serving as a committee chair, determined based on the Fund’s net asset value attributable to the shares of beneficial interest and the paid-in, or stated, capital of the preferred shares of beneficial interest as of the beginning of each fiscal quarter. The Independent Trustees are Scott W. Appleby, Kevin F. McDonald, Paul E. Tramontano and Jeffrey L. Weiss. Amounts payable under the arrangement are determined and paid quarterly in arrears as follows:

Fund's Net Asset Value Attributable to the Shares of Beneficial Interest and the Paid-In, or Stated, Capital of the Preferred Shares of Beneficial Interest	Annual Cash Retainer	Chair of the Audit Committee	Chair of the Nominating and Corporate Governance Committee
$0 to $200 million	$25,000	$5,000	$1,500
> $200 million	$40,000	$7,500	$2,500

Independent Trustees are also reimbursed for reasonable out-of-pocket expenses incurred in attending Board and committee meetings.

Our Independent Trustees received the amounts set forth in the following table from us and our fund complex for the fiscal year ended December 31, 2023:

Name of Trustee	Aggregate Compensation from the Fund(1)(2)(3)(4)	Aggregate Compensation from the Fund Complex(2)(3)(5)
Independent Trustees
Scott W. Appleby	$28,708	$193,708	(6)
Kevin F. McDonald	$27,083	$182,083	(6)
Paul E. Tramontano	$27,083	$182,083	(6)
Jeffrey L. Weiss	$32,500	$210,000	(6)
Interested Trustees
Thomas P. Majewski	$–	$–
James R. Matthews	$–	$–

(1)	The business address of each our Trustees is c/o Eagle Point Institutional Income Fund, 600 Steamboat Road, Suite 202, Greenwich, CT 06830.

(2)	Currently, each Trustee holds an indefinite term until such Trustee’s resignation, removal, or death. Pursuant to the terms of our Declaration of Trust, effective upon and following the listing of any class of shares of the Fund on a national securities exchange, our Board of Trustees shall be divided into three classes, designated Class I, Class II and Class III, as nearly equal in number as possible, and the term of Trustees of one class shall expire at each annual meeting of shareholders.

(3)	No compensation is, or is expected to be, paid by us to trustees who are “interested persons” of us, as such term is defined in the 1940 Act, or our officers. We have obtained Trustees’ and officers’ liability insurance on behalf of our Trustees and officers.

(4)	Includes $15,458, $14,583, $14,583, and $17,500 relating to the year ended December 31, 2022 that was payable to each of Mr. Appleby, Mr. McDonald, Mr. Tramontano and Mr. Weiss, respectively, and paid during the fiscal year ended December 31, 2023; does not include $53,250 relating to the year ended December 31, 2023 that was paid during the month ended January 31, 2024, which amount was comprised of $13,250, $12,500, $12,500 and $15,000 paid to each of Mr. Appleby, Mr. McDonald, Mr. Tramontano and Mr. Weiss, respectively.

(5)	Includes $97,958, $92,083, $92,083, and $106,250 relating to the year ended December 31, 2022 that was payable to each of Mr. Appleby, Mr. McDonald, Mr. Tramontano and Mr. Weiss, respectively, and paid during the fiscal year ended December 31, 2023; does not include $379,500 relating to the year ended December 31, 2023 that was paid during the month ended January 31, 2024, which amount was comprised of $95,750, $90,000, $90,000 and $103,750 paid to each of Mr. Appleby, Mr. McDonald, Mr. Tramontano and Mr. Weiss, respectively.

(6)	Amounts include compensation in respect to Eagle Point Income Company, Eagle Point Credit Company and Eagle Point Enhanced Income Trust.

Securities Ownership of Trustees

The following table shows the dollar range of equity securities beneficially owned by each Trustee in the Fund as of December 31, 2023, unless otherwise noted:

Name of Trustee	Dollar Range of Equity Securities in the Fund*(1)
Interested Trustees
Thomas P. Majewski	None
James R. Matthews	None
Independent Trustees
Scott W. Appleby	None
Kevin F. McDonald	None
Paul E. Tramontano	None
Jeffrey L. Weiss	None

*	There are no other active funds in the Fund’s family of investment companies.

(1)	Dollar ranges are as follows: None, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000 and over $100,000.

Miscellaneous

The Trust, the Adviser and the Dealer Manager have adopted codes of ethics under Rule 17j-1 of the Act that permit personnel subject to their particular codes of ethics to invest in securities, including securities that may be purchased or held by the Fund.

Approval of the Investment Advisory Agreement

The Investment Advisory Agreement will remain in effect if approved annually by the Board or by vote of a majority of the outstanding voting securities of the Fund; provided that in either event the continuance is also approved by a majority of the Independent Trustees by vote cast at a meeting called for the purpose of voting on such approval. The continuance of the Investment Advisory Agreement for an additional annual period was most recently approved by the Board in May 2024. The Investment Advisory Agreement is terminable without penalty, on 60 days’ prior written notice, by the Board or by vote of a majority of the outstanding voting securities of the Fund; or on 90 days’ prior written notice, by the Adviser. The Investment Advisory Agreement also provides that it will terminate automatically in the event of its “assignment,” as defined by the 1940 Act and the rules thereunder. In consideration of the management services provided by the Adviser to the Fund, the Fund pays, out of the Fund’s assets, the Adviser a management fee (the “Management Fee”) at the annual rate of 1.75% of the Fund’s Managed Assets and an Incentive Fee (as defined below). “Managed Assets” means our total assets (including assets attributable to our use of leverage) minus the sum of our accrued liabilities (other than liabilities incurred for the purpose of creating leverage).

The Investment Advisory Agreement provides that in the absence of willful misfeasance, bad faith, gross negligence in the performance of its duties or reckless disregard of its obligations and duties under the Investment Advisory Agreement, the Adviser is not liable for any loss the Fund sustains for any investment, adoption of any investment policy, or the purchase, sale or retention of any security.

A discussion of the factors considered by the Fund’s Board of Trustees in approving the continuance of the Investment Advisory Agreement is set forth in the Fund’s semi-annual report on Form N-CSR for the period ending June 30, 2024, which is publicly filed with the SEC.

Other Accounts Managed by the Portfolio Managers

Because the portfolio managers may manage assets for other investment companies, pooled investment vehicles, and/or other accounts (including institutional clients, pension plans and certain high net worth individuals), there may be an incentive to favor one client over another resulting in conflicts of interest. For instance, the Adviser may receive fees from certain accounts that are higher than the fee it receives from the Fund, or it may receive additional performance-based fees on certain accounts. In those instances, the portfolio managers may have an incentive to favor the higher and/or additional performance-based fee accounts over the Fund. In addition, a conflict of interest could exist to the extent the Adviser has proprietary investments in certain accounts, where portfolio managers have personal investments in certain accounts or when certain accounts are investment options in the Adviser’s employee benefits and/or deferred compensation plans. The portfolio manager may have an incentive to favor these accounts over others. If the Adviser manages accounts that engage in short sales of securities of the type in which the Fund invests, the Adviser could be seen as harming the performance of the Fund for the benefit of the accounts engaging in short sales if the short sales cause the market value of the securities to fall. The Adviser has adopted trade allocation and other policies and procedures that it believes are reasonably designed to address these and other conflicts of interest.

The following table shows information regarding accounts (other than the Fund) managed by each named portfolio manager as of December 31, 2023:

Thomas P. Majewski	Number of Accounts	Total Assets in Accounts ($ million)	Number of Accounts Subject to a Performance- Based Advisory Fee	Total Assets in Accounts Subject to a Performance- Based Advisory Fee ($ million)
Registered Investment Companies	3	$1,248.9	2	$1,005.2
Other Pooled Investment Vehicles	13	$3,283.8	8	$2,645.3
Other Accounts	61	$5,265.2	32	$2,072.5

Daniel W. Ko	Number of Accounts	Total Assets in Accounts ($ million)	Number of Accounts Subject to a Performance- Based Advisory Fee	Total Assets in Accounts Subject to a Performance- Based Advisory Fee ($ million)
Registered Investment Companies	3	$1,248.9	2	$1,005.2
Other Pooled Investment Vehicles	13	$3,283.8	8	$2,645.3
Other Accounts	61	$5,265.2	32	$2,072.5

Daniel M. Spinner	Number of Accounts	Total Assets in Accounts ($ million)	Number of Accounts Subject to a Performance- Based Advisory Fee	Total Assets in Accounts Subject to a Performance- Based Advisory Fee ($ million)
Registered Investment Companies	3	$1,248.9	2	$1,005.2
Other Pooled Investment Vehicles	13	$3,283.8	8	$2,645.3
Other Accounts	61	$5,265.2	32	$2,072.5

*	Total Assets are estimated and unaudited and may vary from final audited figures. Total assets exclude amounts invested in the equity of another investment vehicle managed by the portfolio manager so as to avoid double counting.

Securities Ownership of Members of the Adviser’s Investment Committee

The table below sets forth the dollar range of the value of the shares of the registrant’s common shares which are owned beneficially by each member of the Adviser’s investment committee as of December 31, 2023. For purposes of this table, beneficial ownership is defined to mean a direct or indirect pecuniary interest.

Name of Member of Adviser’s Investment Committee	Dollar Range of Equity Securities in the Fund(1)
Thomas P. Majewski	None
Daniel W. Ko	$100,001 – $500,000
Daniel M. Spinner	$50,001 – $100,000

(1)	Dollar ranges are as follows: None, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, $100,001 – $500,000, $500,001 – $1,000,000 and over $1,000,000.

Compensation of the Members of the Adviser’s Investment Committee

The investment professionals are paid out of the total revenues of the Adviser and certain of its affiliates, including the advisory fees earned with respect to providing advisory services to us. Professional compensation at the Adviser is structured so that key professionals benefit from strong investment performance generated on the accounts that the Adviser and such affiliates manage and from their longevity with the Adviser. Each member of the Adviser’s Investment Committee has indirect equity ownership interests in the Adviser and related long-term incentives. Members of the Investment Committee also receive a fixed base salary and an annual market and performance-based cash bonus. The bonus is determined by the Adviser’s Board of Managers, and is based on both quantitative and qualitative analysis of several factors, including the profitability of the Adviser and the contribution of the individual employee. Many of the factors considered by management in reaching its compensation determinations will be impacted by our long-term performance and the value of our assets as well as the portfolios managed for the Adviser’s and such affiliates’ other clients.

Investment Advisory Agreement

Services.   Subject to the overall supervision of our Board of Trustees, the Adviser manages the day-to-day operations of, and provides investment advisory and management services to, us. Under the terms of our Investment Advisory Agreement, the Adviser:

●	determines the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes;

●	identifies, evaluates and negotiates the structure of the investments we make (including performing due diligence on our prospective investments);

●	executes, closes, services and monitors the investments we make;

●	determines the securities and other assets that we purchase, retain or sell; and

●	provides us with such other investment advisory, research and related services as we may from time to time reasonably require for the investment of our funds.

The Adviser’s services under the Investment Advisory Agreement are not exclusive, and both it and its members, officers and employees are free to furnish similar services to other persons and entities so long as its services to us are not impaired.

The Investment Advisory Agreement was approved by the Board of Trustees at a meeting held on May 15, 2024. A discussion regarding the basis for the Board of Trustees’ previous approval of the Investment Advisory Agreement is included in our semi-annual report for the period ended June 30, 2024.

Duration and Termination.   Unless earlier terminated as described below, the Investment Advisory Agreement will remain in effect if approved annually by our Board of Trustees or by the affirmative vote of the holders of a majority of our outstanding voting securities, including, in either case, approval by a majority of our Trustees who are not “interested persons” of any party to such agreement, as such term is defined in Section 2(a)(19) of the 1940 Act. The Investment Advisory Agreement will automatically terminate in the event of its assignment. The Investment Advisory Agreement may also be terminated by our Board of Trustees or the affirmative vote of a majority of our outstanding voting securities without penalty upon not less than 60 days’ written notice to the Adviser and by the Adviser upon not less than 90 days’ written notice to us.

Indemnification.   The Investment Advisory Agreement provides that, absent willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, the Adviser and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with it are entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of the Adviser’s services under the Investment Advisory Agreement or otherwise as our investment adviser.

Management Fee and Incentive Fee

We pay the Adviser a fee for its services under the Investment Advisory Agreement consisting of two components — a base management fee and an incentive fee.

Base management fee. Our Management Fee is calculated monthly and payable quarterly in arrears at an annual rate equal to 1.75% of our Managed Assets at the end of the most recently completed calendar month, provided, that, if the Fund calculates its net asset value more frequently than monthly, the base management fee shall be calculated on the same frequency as the net asset value is calculated. In addition, the base management fee for any partial calculation period is prorated (based on the number of days actually elapsed at the end of such calculation period relative to the total number of days in such calculation period).

Incentive fee.  The incentive fee is payable quarterly in arrears and equals 20% of our “Pre-Incentive Fee Net Investment Income” for the immediately preceding quarter, subject to a preferred return, or “hurdle,” of 2.00% of our NAV (8.00% annualized) and a “catch up” feature (the “Incentive Fee”). For this purpose, “Pre-Incentive Fee Net Investment Income” means (a) interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence and consulting fees) accrued during the calendar quarter, minus (b) our operating expenses for the quarter (including the base management fee, expenses payable under the Administration Agreement to Eagle Point Administration, and any interest expense and/or dividends paid on any issued and outstanding debt or preferred shares, but excluding the organizational and offering expenses and the incentive fee) after giving application to any reimbursement or recoupment under any expense limitation agreement to which the Fund may be a party, as may be amended from time to time (the “Expense Limitation and Reimbursement Agreement”). Any expense support payment or waiver we receive under the Expense Limitation and Reimbursement Agreement is subject to reimbursement by the Fund for three years after the date on which such expense support payment or waiver was made. No incentive fee is payable to the Adviser on capital gains, whether realized or unrealized. In addition, the amount of the Incentive Fee is not affected by any realized or unrealized losses that we may suffer. See “Management — Management Fee and Incentive Fee” in the prospectus.

During the fiscal year ended December 31, 2023, we incurred base management and incentive fees of $1,424,821 and paid $0 to the Adviser pursuant to the Investment Advisory Agreement. During the fiscal year ended December 31, 2022, we incurred base management and incentive fees of $240,733 and paid $0 to the Adviser pursuant to the Investment Advisory Agreement.

Proxy Voting Policies and Procedures

We have delegated our proxy voting responsibility to the Adviser. The Proxy Voting Policies and Procedures of the Adviser are set forth below. The guidelines will be reviewed periodically by the Adviser and our Independent Trustees, and, accordingly, are subject to change. For purposes of these Proxy Voting Policies and Procedures described below, “we,” “our” and “us” refers to Eagle Point Credit Management.

Introduction

An investment adviser registered under the Advisers Act has a fiduciary duty to act solely in the best interests of its clients. As part of this duty, we recognize that we must vote client securities in a timely manner free of conflicts of interest and in the best interests of our clients.

These policies and procedures for voting proxies for our investment advisory clients are intended to comply with Section 206 of, and Rule 206(4)-6 under, the Advisers Act.

Proxy Policies

Based on the nature of our investment strategy, we do not expect to receive proxy proposals but may from time to time receive amendments, consents or resolutions applicable to investments held by us. It is our general policy to exercise our voting or consent authority in a manner that serves the interests of the Fund’s Shareholders. We may occasionally be subject to material conflicts of interest in voting proxies due to business or personal relationships we maintain with persons having an interest in the outcome of certain votes. If at any time we become aware of a material conflict of interest relating to a particular proxy proposal, our chief compliance officer will review the proposal and determine how to vote the proxy in a manner consistent with interests of the Fund’s Shareholders.

Proxy Voting Records

Information regarding how we voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available, without charge: (1) upon request, by calling toll free (844) 810-6501; and (2) on the SEC’s website at http://www.sec.gov. You may also obtain information about how we voted proxies by making a written request for proxy voting information to: Eagle Point Credit Management LLC, 600 Steamboat Road, Suite 202, Greenwich, CT 06830.

Privacy Policy

We are committed to protecting your privacy. This privacy notice explains our privacy policies and those of our affiliated companies. The terms of this notice apply to both current and former Shareholders. We will safeguard, according to strict standards of security and confidentiality, all information we receive about you. With regard to this information, we maintain procedural safeguards that are reasonably designed to comply with federal standards. We have implemented procedures that are designed to restrict access to your personal information to authorized employees of the Adviser, the Administrator and their affiliates who need to know your personal information to perform their jobs, and in connection with servicing your account. Our goal is to limit the collection and use of information about you. While we may share your personal information with our affiliates in connection with servicing your account, our affiliates are not permitted to share your information with non-affiliated entities, except as permitted or required by law.

When you purchase Shares and in the course of providing you with products and services, we and certain of our service providers, such as a distributor or transfer agent, may collect personal information about you, such as your name, address, social security number or tax identification number. This information may come from sources such as account applications and other forms, from other written, electronic or verbal correspondence, from your transactions, from your brokerage or financial advisory firm, financial adviser or consultant, and/or information captured on applicable websites.

We do not disclose any personal information provided by you or gathered by us to non-affiliated third parties, except as permitted or required by law or for our everyday business purposes, such as to process transactions or service your account. For example, we may share your personal information in order to send you annual and semiannual reports, proxy statements and other information required by law, and to send you information we believe may be of interest to you. We may disclose your personal information to unaffiliated third party financial service providers (which may include a custodian, transfer agent, accountant or financial printer) who need to know that information in order to provide services to you or to us. These companies are required to protect your information and use it solely for the purpose for which they received it or as otherwise permitted by law. We may also provide your personal information to your brokerage or financial advisory firm and/or to your financial adviser or consultant, as well as to professional advisors, such as accountants, lawyers and consultants.

We reserve the right to disclose or report personal or account information to non-affiliated third parties in limited circumstances where we believe in good faith that disclosure is required by law, such as in accordance with a court order or at the request of government regulators or law enforcement authorities or to protect our rights or property. We may also disclose your personal information to a non-affiliated third party at your request or if you consent in writing to the disclosure.

Third-Parties

To assist in its responsibility for voting proxies, the Adviser may from time to time retain experts in the proxy voting and corporate governance area as proxy research providers (“Research Providers”). The services provided to the Adviser by the Research Providers would include in depth research, global issuer analysis, and voting recommendations. While the Adviser may review and utilize recommendations made by the Research Providers in making proxy voting decisions, it is in no way obligated to follow any such recommendations. In addition to research, the Research Providers could provide vote execution, reporting and recordkeeping. The Board would carefully monitor and supervise the services provided by any Research Providers.

BROKERAGE ALLOCATION AND FEES

Since we expect to acquire and dispose of most of our investments in privately negotiated transactions or in the over-the-counter markets, we generally do not expect to pay a stated brokerage commission. However, to the extent a broker-dealer is involved in a transaction, the price paid or received by us may reflect a mark-up or mark-down. Subject to policies established by our Board of Trustees, the Adviser is primarily responsible for selecting brokers and dealers to execute transactions with respect to the publicly traded securities portion of our portfolio transactions and the allocation of brokerage commissions. The Adviser does not expect to execute transactions through any particular broker or dealer but seeks to obtain the best net results for us under the circumstances, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. The Adviser generally seeks reasonably competitive trade execution costs but will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements and consistent with Section 28(e) of the Exchange Act, the Adviser may select a broker based upon brokerage or research services provided. In return for such services, we may pay a higher commission than other brokers would charge if the Adviser determines in good faith that such commission is reasonable in relation to the services provided.

During the fiscal year ended December 31, 2023, the Fund paid $0 in brokerage commissions. During the fiscal year ended December 31, 2022, the Fund paid $0 in brokerage commissions.

ADMINISTRATOR

The Administrator and the Administration Agreement

The Board of Trustees has appointed Eagle Point Administration LLC as our administrator (the “Administrator”). Eagle Point Administration LLC has its principal office at 600 Steamboat Road, Suite 202, Greenwich, CT 06830. We have entered into the Administration Agreement, pursuant to which the Administrator furnishes us with office facilities, equipment and clerical, bookkeeping and record-keeping services at such facilities. Under the Administration Agreement, the Administrator performs, or arranges for the performance of, our required administrative services, which include being responsible for the financial records which we are required to maintain and preparing reports to our Shareholders. In addition, the Administrator provides us with accounting services; assists us in determining and publishing our NAV; oversees the preparation and filing of our tax returns; monitors our compliance with tax laws and regulations; and prepares, and assists us with any audits by an independent public accounting firm of, our financial statements. The Administrator is also responsible for the printing and dissemination of reports to our Shareholders and the maintenance of our website; provides support for our investor relations; generally oversees the payment of our expenses and the performance of administrative and professional services rendered to us by others; and provides such other administrative services as we may from time to time designate. Payments under the Administration Agreement are equal to an amount based upon our allocable portion of the Administrator’s overhead in performing its obligations under the Administration Agreement, including rent, the fees and expenses associated with performing compliance functions and our allocable portion of the compensation of our chief financial officer and chief compliance officer and our allocable portion of the compensation of any administrative support staff. Our allocable portion of such total compensation is based on an allocation of the time spent on us relative to other matters. To the extent the Administrator outsources any of its functions, we pay the fees on a direct basis, without profit to the Administrator. The Administrator has the ability to delegate responsibilities to sub-administrators. Certain accounting and other administrative services have been delegated by the Administrator to certain affiliates of SS&C Technologies, Inc., for which the fee is calculated based on our net assets (subject to a monthly minimum). The Administration Agreement may be terminated by us without penalty upon not less than 60 days’ written notice to the Administrator and by the Administrator upon not less than 90 days’ written notice to us. The Administration Agreement will remain in effect if approved by the Board of Trustees, including by a majority of our Independent Trustees, on an annual basis.

When considering the approval of the Administration Agreement, the Board of Trustees considers, among other factors, (i) the reasonableness of the compensation paid by us to the Administrator and any third-party service providers in light of the services provided, the quality of such services, any cost savings to us as a result of the arrangements and any conflicts of interest, (ii) the methodology employed by the Administrator in determining how certain expenses are allocated to the Fund, (iii) the breadth, depth and quality of such administrative services provided, (iv) certain comparative information on expenses borne by other companies for somewhat similar services known to be available and (v) the possibility of obtaining such services from a third party. The Administration Agreement was approved by the Board of Trustees on May 15, 2024.

During the fiscal year ended December 31, 2023, we incurred expenses of $239,329 under, and paid $328,743 to the Administrator pursuant to, the Administration Agreement. During the fiscal year ended December 31, 2022, we incurred expenses of $141,575 under, and paid $0 to the Administrator pursuant to, the Administration Agreement.

During the fiscal year ended December 31, 2023, we incurred expenses of $39,881 under, and paid $60,549 to UMB Fund Services pursuant to a sub-administration agreement with UMB Fund Services. During the fiscal year ended December 31, 2022, we incurred expenses of $37,445 under, and paid $10,000 to UMB Fund Services pursuant to, a sub-administration agreement with UMB Fund Services.

Limitation on Liability and Indemnification

The Administration Agreement provides that the Administrator and its officers, directors, employees agents, control persons and affiliates are not liable to us or any of our Shareholders for any act or omission by it or its employees in the supervision or management of our investment activities or for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) or losses sustained by us or our Shareholders, except that the foregoing exculpation does not extend to any act or omission constituting willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations under the Administration Agreement. The Administration Agreement also provides for indemnification by us of the Administrator’s members, directors, officers, employees, agents, control persons and affiliates for liabilities incurred by them in connection with their services to us, subject to the same limitations and to certain conditions.

CUSTODIAN AND TRANSFER AGENT

Our portfolio securities are held pursuant to a custodian agreement between us and UMB Bank, N.A. The principal business address of UMB Bank, N.A. is 928 Grand Blvd., 10th Floor, Kansas City, Missouri 64106.

Equiniti Trust Company, LLC serves as our transfer agent, registrar, dividend disbursement agent and shareholder servicing agent for the Series A Term Preferred Shares. Equiniti Trust Company, LLC’s principal business address is 55 Challenger Road, Ridgefield Park, NJ 07660.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP, an independent registered public accounting firm located at 345 Park Avenue, New York, NY 10154, provides audit services, tax return preparation, and assistance and consultation with respect to the preparation of filings with the SEC.

LEGAL COUNSEL

Certain legal matters in connection with the securities offered by this prospectus will be passed upon for us by Dechert LLP, Boston, Massachusetts. Dechert LLP also represents the Adviser.

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

As of August 31, 2024, and based on statements publicly filed with the SEC, no persons owned of record or beneficially 5% or more of the outstanding Shares or common shares of the Fund, except as noted below.

Under the 1940 Act, a control person generally is a person who beneficially owns more than 25% of the voting securities of a company or has the power to exercise control over the management or policies of such company. To the knowledge of the Fund, no persons were deemed to control the Fund.

EPCM Holdings LLC, an affiliate of Eagle Point Credit Management LLC, has provided a seed investment in the Fund, which represented 17.5% of the outstanding common shares of the Fund as of June 30, 2024.

REPORTS TO SHAREHOLDERS

The Fund furnishes to its Shareholders as soon as practicable after the end of each taxable year such information as is necessary for such Shareholders to complete Federal and state income tax or information returns, along with any other tax information required by law. The Fund prepares and transmit to its Shareholders, a semi-annual and an audited annual report within 60 days after the close of the period for which it is being made, or as otherwise required by the 1940 Act.

FISCAL YEAR

For accounting purposes, the fiscal year of the Fund is the 12-month period ending on December 31st. The 12-month period ending November 30th of each year will be the taxable year of the Fund unless otherwise determined by the Fund.

FINANCIAL STATEMENTS

The unaudited consolidated financial statements contained in the Fund’s 2024 Semi-Annual Report are hereby incorporated by reference. No other parts of any Semi-Annual Report are incorporated by reference herein.

The audited consolidated financial statements and related report of KPMG LLP, independent registered public accounting firm for the Fund, contained in the Fund’s 2023 Annual Report are hereby incorporated by reference. The audited consolidated financial statements in the Fund’s Annual Report have been incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. No other parts of any Annual Report are incorporated by reference herein.

A copy of the Fund’s Annual Report and Semi-Annual Report may be obtained upon request and without charge by writing Eagle Point Institutional Income Fund, 600 Steamboat Road, Suite 202, Greenwich, CT 06830, visiting www.epiif.com, or by calling Eagle Point Institutional Income Fund, at (203) 340-8500.